                                                                    Exhibit 4(a)

                                                                           FINAL

                              AMENDED AND RESTATED

                                 LOAN AGREEMENT

                                    between

                           CVD FINANCIAL CORPORATION
                             A Delaware Corporation
                                   ("Lender")

                                      and

                            PDG ENVIRONMENTAL, INC.
                             a Delaware corporation

                                   PDG, INC.
                           a Pennsylvania corporation

                        PROJECT DEVELOPMENT GROUP, INC.
                           a Pennsylvania corporation

                       ENVIRO-TECH ABATEMENT SERVICES CO.
                          a North Carolina corporation

                                October 31, 1995

                                TABLE OF CONTENTS
                                -----------------

Section                                                                                    Page
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
1.      Definition of Terms ..........................................................      3
        1.1     1933 Act .............................................................      4
        1.2     1934 Act .............................................................      4
        1.3     Accounts .............................................................      4
        1.4     Affiliate(s) .........................................................      4
        1.5     Agreement ............................................................      4
        1.6     Borrowers ............................................................      4
        1.7     Borrowing Base .......................................................      4
        1.8     Borrowing Base Certificate ...........................................      4
        1.9     Business Day(s) ......................................................      4
        1.10    Collateral ...........................................................      5
        1.11    Compliance Certificate ...............................................      5
        1.12    Conversion Date, Conversion Notice, Conversion Price and Price
                Determination Period .................................................      5
        1.13    Default ..............................................................      5
        1.14    Demand Registration, Registrable Shares and Registration Statement ...      5
        1.15    Eligible Accounts; Ineligible Accounts ...............................      5
        1.16    Eligible Equipment ...................................................      7
        1.17    Environmental Law(s) .................................................      7
        1.18    Equipment ............................................................      7
        1.19    Event(s) of Default ..................................................      7
        1.20    Financing, Lender Equity Financing, Net Financing Proceeds and Offer
                Notice ...............................................................      8
        1.21    Financing Statement(s) ...............................................      8
        1.22    GAAP .................................................................      8
        1.23    General Intangibles. .................................................      8
        1.24    Guarantors ...........................................................      8
        1.25    Guaranty Agreement ...................................................      8
        1.26    Hazardous Substance(s) ...............................................      8
        1.27    Inventory ............................................................      9
        1.28    Lender ...............................................................      9
        1.29    Loans ................................................................      9
        1.30    Loan Documents .......................................................      9
        1.31    Loan-to-Value Ratio ..................................................      9
        1.32    Mortgages ............................................................      9
        1.33    Note Rate ............................................................     10
        1.34    PDGE Debtor Parties ..................................................     10

                                   --------------------------

Section                                                                                   Page
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
        1.35    PDGES Debtor Parties .................................................     10
        1.36    Permitted Title Exceptions ...........................................     10
        1.37    Prepayment Notice and Prepayment Period ..............................     10
        1.38    Prime Rate ...........................................................     10
        1.39    Property .............................................................     10
        1.40    Remediation Certificate ..............................................     10
        1.41    Remediation Stock Pledge Agreement ...................................     10
        1.42    Revolving Loan .......................................................     11
        1.43    Revolving Note .......................................................     11
        1.44    Security Agreement ...................................................     11
        1.45    Stock Pledge Agreement ...............................................     11
        1.46    Term Loan ............................................................     11
        1.47    Term Note ............................................................     11
        1.48    Warrants .............................................................     11

2.      Amount and Terms of Loans ....................................................     12
        2.1     Revolving Loan .......................................................     12
                2.1.1   Amount .......................................................     12
                2.1.2   Interest .....................................................     13
                2.1.3   Late Charge; Default Interest ................................     13
                2.1.4   Fees .........................................................     13
                2.1.5   Maturity .....................................................     13
                2.1.6   Increase in Interest .........................................     13
                2.1.7   Prepayments ..................................................     13
                2.1.8   Conversion Rights of Lender ..................................     13
        2.2     Collateral ............................................................    18
                2.2.1   Security Interest .............................................    18
                2.2.3   Mortgages .....................................................    18
                2.2.4   Recourse ......................................................    18
        2.3     Advances ..............................................................    18
                2.3.1   Purpose .......................................................    18
                2.3.3   Advance Procedure .............................................    18
                2.3.4   Manner of Payment .............................................    19
                2.3.5   Termination of Advances .......................................    19
                2.3.6   Further Assurances ............................................    19
                2.3.7   Optional Advances .............................................    19

                                   --------------------------

Section                                                                                  Page
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
        2.4     Loan Balancing .......................................................     19
        2.5     Term Loan ............................................................     19
                2.5.1    Amount ......................................................     19
                2.5.2    Interest; Amortization ......................................     19
                2.5.3    Late Charge; Default Interest ...............................     20
                2.5.4    Maturity ....................................................     20
                2.5.5    Prepayments .................................................     20
        2.6     Collateral ...........................................................     20
                2.6.1    Security Interest ...........................................     20
                2.6.2    Guaranty ....................................................     20
                2.6.3    Mortgages....................................................     21
                2.6.4    Recourse ....................................................     21
        2.7     Advances .............................................................     21
                2.7.1    Optional Advances ...........................................     21
                2.7.2    No Readvances ...............................................     21
                2.7.3    Conversion Rights of Lender .................................     21

3.      Conditions of Lending .......................................................      21
        3.1     Loan Documents ......................................................      21
        3.2     Title Evidence ......................................................      21
        3.3     Insurance ...........................................................      21
        3.4     Opinion of Counsel ..................................................      22
                3.4.1    Validity; Enforceability ...................................      22
                3.4.2    Violation ..................................................      22
                3.4.3    Action .....................................................      22
                3.4.4    Status of Borrower .........................................      22
                3.4.5    Perfection .................................................      22
                3.4.6    Litigation .................................................      22
        3.5     Financial Information ...............................................      23
        3.6     Compliance Documents ................................................      23
        3.7     Authority ...........................................................      23
        3.8     No Default ..........................................................      23
        3.9     Use Restrictions ....................................................      23
       3.10     Performance of Obligations ..........................................      23
       3.11     Notice of Change ....................................................      23
       3.12     Records .............................................................      24

                                   --------------------------

Section                                                                                  Page
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
                3.13    Financial Information .......................................      24
                        3.13.1 Financial Statements .................................      24
                        3.13.2 Tax Returns ..........................................      25
                        3.13.3 Borrowing Base Certificates ..........................      25
                        3.13.4 Compliance Certificates ..............................      25
                        3.13.5 Accounts Receivable Aging ............................      25
                        3.13.6 Public Reports .......................................      26
                3.14    Other Information ...........................................      26
                3.15    Insurance ...................................................      26
                3.16    Expenses ....................................................      26
                3.17    Liens .......................................................      26
                3.18    Contingent Liabilities ......................................      27
                3.19    Sale of Collateral ..........................................      27
                3.20    Reorganization ..............................................      27
                3.21    Corporate Actions ...........................................      27
                3.22    Limitations on Loans, Investments and Advances ..............      28
                3.23    Other Agreements ............................................      28
                3.24    Additional Documents ........................................      28
                3.25    Ordinary Operations .........................................      28
                3.26    Maintenance of Property .....................................      29
                3.27    Compensation ................................................      29
                3.28    Debts .......................................................      29
                3.29    Management ..................................................      29
                3.30    Shareholders ................................................      29
                3.31    Loan Balances; Payment to Lender ............................      29

4.              Representations; Warranties .........................................      30
                4.1     Ownership ...................................................      30
                4.2     Litigation...................................................      30
                4.3     No Default ..................................................      30
                4.4     Financial Information .......................................      31
                4.5     Validity and Enforceability .................................      31
                4.6     Status of Borrowers .........................................      31
                4.7     Compliance With Laws ........................................      31
                4.8     Environmental Liability .....................................      31
                4.9     Taxes .......................................................      31

                                   --------------------------

Section                                                                                  Page
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
                4.10    Future Operations ..........................................       32
                4.11    Disclosure .................................................       32
                4.12    Priority ...................................................       32
                4.13    Additional Representations, Warranties and Covenants .......       32
                4.14    Additional Matters .........................................       36

5.              Environmental Compliance ...........................................       36

6.              Events of Default ..................................................       37
                6.1     Nonpayment .................................................       37
                6.2     Breach of Agreement ........................................       37
                6.3     Lien Filings ...............................................       37
                6.4     Casualty Loss ..............................................       38
                6.5     Representations and Warranties .............................       38
                6.6     Insolvency; Bankruptcy .....................................       38
                6.7     Judgment ...................................................       38
                6.8     Other Debt .................................................       38
                6.9     Adverse Change .............................................       38
                6.10    Ownership and Management ...................................       38
                6.11    Corporate Existence ........................................       38
                6.12    Invalidity of Security Interest and Liens ..................       38

7.              Remedies ..........................................................        39
                7.1     Acceleration of Maturity ..................................        39
                7.2     Selective Enforcement .....................................        39
                7.3     Performance by Lender .....................................        39
                7.4     Waiver of Default .........................................        39
                7.5     Cumulative Remedies .......................................        40
                7.6     Waiver of Marshalling of Assets ...........................        40
                7.7     Deposits; Setoff ..........................................        40
                8.1     Financing Proceeds ........................................        41
                8.2     Option to Provide Financing ...............................        41
                8.3     Purchase of Warrants ......................................        42
                8.4     Refinancing of Murryville, Pennsylvania Property ..........        42

9.              No Further Modification ...........................................        42

                                   --------------------------

Section                                                                                  Page
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
10.             Release of Lender .................................................        42


11.             Miscellaneous .....................................................        43
                11.1    Time ......................................................        43
                11.2    Notice ....................................................        43
                11.3    Successors and Assigns ....................................        44
                11.4    Attorneys' Fees ...........................................        44
                11.5    Partial Invalidity ........................................        44
                11.6    Headings ..................................................        44
                11.7    No Waiver .................................................        44
                11.8    Applicable Law ............................................        45
                11.9    JURY WAIVER ...............................................        45

                                   SCHEDULES
                                   ---------

                        A    Events of Default
                        B    List of Loan Documents
                        C    Form of Revolving Note
                        D    Form of Term Note
                        E    Form of Stock Pledge Agreement
                             (Remediation Shares)
                        F    Form of Stock Purchase Warrant (150,000
                             Shares)
                        G    Form of Amended and Restated Stock
                             Purchase Warrant (227,500 Shares)
                        H    Form of Amended and Restated Stock
                        I    Purchase Warrant (375,000 Shares)
                             Form of Remediation Certificate
                        J    List of Affiliates
                        K    Form of Borrowing Base Certificate
                        L    Form of Compliance Certificate
                        M    Form of Amended and Restated Guaranty
                             Agreement
                        N    Permitted Title Exceptions
                        O    Form of Amended and Restated Security
                             Agreement

                                                                        FINAL

                      AMENDED AND RESTATED LOAN AGREEMENT

        TERMS AMENDED AND RESTATED LOAN AGREEMENT ("Agreement") is made effective the 31st day of October, 1995, between CVD Financial Corporation, a Delaware corporation ("Lender"); PDG Environmental, Inc., a Delaware corporation ("PDGE"); PDG, Inc., a Pennsylvania corporation ("PDG"); Project Development Group, Inc., a Pennsylvania corporation ("PDGI"); Enviro-Tech Abatement Services Co., a North Carolina corporation ("Enviro-Tech"); and John and Eleanor Regan.

        PDGE, PDGI, PDG and Enviro-Tech are referred to herein collectively as the "Borrowers" or the "PDGE Debtor Parties." Certain affiliates of the PDGE Debtor Parties, consisting of PDG Environmental Services, Inc., a Delaware corporation ("PDGES"), in its own capacity and as successor in interest to PDG Environmental Remediation, a Pennsylvania limited partnership ("PDGER"); Geo Recovery Services, Ltd., a Florida limited partnership ("Geo"); PDG Remediation, Inc., a Pennsylvania corporation ("Remediation"); Geo Holding Company, a Delaware corporation ("GHC"); PDG Delaware, Inc., a Delaware corporation ("PDG Delaware") are referred to herein collectively as the "PDGES Debtor Parties." The PDGE Debtor Parties and PDGES Debtor Parties are sometimes referred to herein collectively as the "Debtor Parties" and John and Eleanor Regan are referred to as the "Guarantors".

                                   WITNESSETH
                                   ----------

        A. PDGI is a party to that certain Mortgage and related Promissory Note in the principal amount of $320,000, each dated December 1, 1987, representing a loan made by Equibank to PDGI (the "Integra Term Loan"). Certain of the Debtor Parties, including PDG, PDGE, PDGES, PDGI, and Enviro-Tech, together with certain of their predecessors in interest, are parties to a Credit Agreement, dated November 5, 1991, with Equibank, representing a revolving credit facility of $3,000,000 (the "Integra Revolving Loan), which has been amended from time to time, including the amendments being reflected in that certain Amended and Restated Credit Agreement, dated March 24, 1994. The foregoing agreements (the "Integra Loan Agreements), and all notes, other instruments and documents evidencing the Integra Term Loan and the Integra Revolving Loan (the "Integra Loans") or the security therefor, including all documents described as "Loan Documents" in the Amended and Restated Credit Agreement, dated March 24, 1994, are referred to herein as the "Integra Loan Documents." Lender acquired the interest of Integra Bank/Pittsburgh
(Equibank's successor) in the Integra Loans and Integra Loan Documents on June 30, 1994.

        B. PDGES and Lender are also parties to a certain Loan Agreement, dated October 28, 1993, as amended and superseded by an Amended and Restated Loan Agreement, dated September 6, 1994, pursuant to which Lender made available a revolving line of credit to PDGES in the maximum amount of $4,000,000 (the "PDGES Loan Agreement"). The PDGES Loan Agreement, and all notes, other instruments and documents evidencing such loan (the "PDGES Loan") or the security therefor, including all documents described as "Loan Documents" in the PDGES Loan Agreement, are referred to herein as the "PDGES Loan Documents."

        C. Lender and certain of the Debtor Parties, including PDGE, PDG, PDGES, PDGI, Enviro-Tech, PDGER and Geo, are also parties to a certain Loan Agreement, dated March 23, 1994 (the "PDGE Loan Agreement"), under which Lender extended a term loan in the amount of $812,000 (the "PDGE Term Loan) and a revolving loan in the amount of $1,000,000 (the "PDGE Revolving Loan") to such Debtor Parties. The PDGE Term Loan and PDGE Revolving Loan are sometimes referred to herein as the "PDGE Loans." Effective August 12, 1994, Lender extended to the Debtor Parties who are the borrowers in connection with the PDGE Loans an additional $300,000 revolving credit under the PDGE Revolving Loan subject to a requirement that such credit be cleared each fifteen (15) days, such additional credit to be secured by the liens and security interests granted in connection with the PDGE Loan Agreement (the "Additional PDGE Advance"). The PDGE Loan Agreement, and all notes, other instruments and documents evidencing the PDGE Loans or the security therefor, including all documents described as "Loan Documents" in the PDGE Loan Agreement are referred to herein as the "PDGE Loan Documents."

D. The Debtor Parties, as well as PDGE and Remediation as the guarantors of the PDGES Loan and John and Eleanor Regan, as guarantors of the PDGE Loans, entered into a Loan Modification Agreement dated September 30, 1994 (the "September 30, 1994 Loan Modification Agreement"), under which the Lender agreed to permit up to $300,000 of credit otherwise available to PDGES (the "New Advance") under the PDGES Loan Agreement to be transferred to the PDGE Loan Agreement and made available under the terms of the PDGE Revolving Loan, to increase the maximum amount of the PDGE Revolving Loan to $1,600,000 to accommodate such credit and the Additional PDGE Advance, and to amend and modify the Integra Loan Documents, PDGE Loan Documents and PDGES Loan Documents.

        E. The September 30, 1994 Loan Modification Agreement contemplated, among other things, that the $300,000 Additional PDGE Advance would be repaid by not later than December 1, 1994. At the request of certain of the Debtor Parties, a second Loan Modification Agreement dated December 9, 1994 (the "December 9,1994 Loan Modification Agreement") was entered into to provide that such date be extended to not later than February 1, 1995.

        F. Effective February 7, 1995, at the request of the Debtor Parties, a third Loan Modification Agreement (the "February 7, 1995 Loan Modification Agreement") was entered into by the Debtor Parties and Lender, under which the PDGES Debtor Parties and certain of their assets in which Lender had been granted security interests were released from any obligations under the PDGE Loans and Integra Loans in order to permit the public offer and sale of securities of Remediation and the refinancing of the PDGES Loan by Barnett Bank of Central Florida, the unpaid balance of the Integra Term Loan was included in the balance of the Integra Revolving Loan, and the maturity date for the Integra Revolving Loan and the PDGE Revolving Loan, inclusive of the Additional PDGE Advance, were extended to April 1, 1995.

        G. On or about February 28, 1995, as contemplated by the February 7, 1995 Loan Modification Agreement, the PDGES Loan was repaid in full.

        H. Each of the PDGE Debtor Parties has requested that the PDGE Revolving Loan and Integra Revolving Loan be consolidated, amended and restated and the maturity date thereof be extended to December 31, 1996, the maturity date of the PDGE Term Loan be reset at December 31, 1996, and the interest rates under such loans reduced as set forth in the Amended and Restated Revolving Note and Amended and Restated Term Note (as defined herein) and that Lender agree to forbear from exercising its remedies respecting the Events of Default listed on Schedule "A" hereto (the existence of which are disputed by the PDGE Debtor Parties), including the failure of the PDGE Debtor Parties to pay the PDGE Revolving Loan and Integra Revolving Loan at their scheduled maturity date of April 1, 1995, conditioned upon compliance by the PDGE Debtor Parties with each of the provisions hereof, and has determined that Lender's agreement to extend and modify such loans to undertake such waiver and forbearance will substantially benefit such PDGE Debtor Party.

        I. Lender is willing to consolidate and extend the maturity date of the PDGE Revolving Loan and Integra Revolving Loan, reset the maturity date of the PDGE Term Loan, reduce the interest rates thereon and to otherwise modify, amend and restate the Loan Documents (as defined below), waive its rights with respect to any purported Events of Default described in Schedule "A" hereto and forbear from exercising its remedies as provided herein, subject to the terms and conditions hereof.

        J. All other capitalized terms used herein and not otherwise defined shall have the meanings set forth therefor in the Loan Documents (as defined below).

        NOW, THEREFORE, the parties hereto agree as follows:

        1. DEFINITION OF TERMS. As used in this Agreement, the following terms will have the meanings hereafter indicated:

        1.1 1933 ACT. The Securities Act of 1933, as amended, and the rules and regulations of the Securities Exchange Commission promulgated thereunder.

        1.2 1934 ACT. The Securities Act of 1934, as amended, and the rules and regulations of the Securities Exchange Commission promulgated thereunder.

        1.3 ACCOUNTS. All of the Borrowers' accounts and accounts receivable (including, without limitation, all rights to payment for goods sold or leased or for services rendered which are not evidenced by an instrument or chattel paper), instruments, documents, contracts, securities, credits, documents, letters of credit, chattel paper, notes, bills, drafts, acceptances, choses in action and causes of action (whether arising in contract, tort or otherwise and whether or not currently in litigation) and all other debts, obligations and liabilities in whatever form owing to the Borrowers' documents of title, warehouse receipts, leases, investment accounts, deposit accounts, cash, money, contract rights, dividends, distributions, judgements, covenants, licenses, franchises, warranties, indemnities, partnership and joint venture interests and other rights, including all rights to the payment of money.

        1.4 AFFILIATE(S). All subsidiaries, partnerships, joint ventures and other entities in which any Borrower holds an ownership interest or the right to exercise management or operational control, and all such persons or entities which control or which are under common control with such Borrower, a complete list of which is set forth in Schedule "J" hereto.

        1.5 AGREEMENT. This Loan Agreement including Schedules "A" through "O" inclusive, which are attached as a part hereof and all extensions, renewals and modifications hereof.

        1.6   BORROWERS. The PDGE Debtor Parties.

        1.7 BORROWING BASE. That dollar amount which is equal to 85% of the value of all Eligible Accounts of the PDGE Debtor Parties.

        1.8 BORROWING BASE CERTIFICATE. A certificate in substantially the form which appears as Schedule "K" to be provided to the Lender by the Borrowers on or before the twentieth (20th) day of each month showing the value of the Eligible Accounts for the preceding month computed in accordance with GAAP signed by the Chief Executive Officer, President or Chief Financial Officer of PDGE.

        1.9 BUSINESS DAY(S). Any day which is not a Saturday, Sunday or a holiday on which California banking institutions are authorized by law to close.

        1.10 COLLATERAL. The property described in the Loan Documents and all other property which is the subject of a mortgage lien, security interest or other encumbrance now held or hereafter granted by the Borrowers or their Affiliates to the Lender to secure payment of the Revolving Loan and/or the Term Loan or any other obligations of the Borrowers to the Lender and all increases, replacements and substitutions therefor, additions and accessions thereto and proceeds and products thereof, including without implied limitation all property described in the Security Agreement or the Mortgages. Without limiting the foregoing, Collateral includes all Accounts, Equipment, Inventory and General Intangibles, whether now or hereafter at any time acquired by the Borrower and wherever located, and includes all replacements, additions, accessions, substitutions, repairs, guarantees and securities therefor, proceeds and products relating thereto or therefrom, and all documents, records, ledger sheets and files of the Borrowers relating thereto. Proceeds hereunder include (i) whatever is now or hereafter received by the Borrowers, in whatever form, upon the sale, exchange, collection or other disposition of any type of Collateral, whether such proceeds constitute Inventory, Accounts, General Intangibles or Equipment; (ii) any such items which are now or hereafter acquired by the Borrowers with any proceeds of the Collateral; and
(iii) any insurance now or hereafter payable by reason of loss or damage to any item of collateral or any proceeds thereof, and all unearned refund premiums and dividends which may become payable under such policies of insurance and loss payments under such policies which shall reduce the unearned premiums.

        1.11 COMPLIANCE CERTIFICATE. The document in substantially the form which appears as Schedule "L" to be executed by the Borrowers and delivered to the Lender on a quarterly basis to confirm the Borrowers' compliance with the terms of the Loan Documents, signed by the Chief Executive Officer, President or Chief Financial Officer of PDGE.

        1.12 CONVERSION DATE, CONVERSION NOTICE, CONVERSION PRICE AND PRICE DETERMINATION PERIOD. The foregoing terms shall have the meanings set forth in paragraph 2.1.8(a) hereof.

        1.13 DEFAULT. The occurrence of any one or more of the Events of Default and the determination by the Lender that the Lender will exercise the remedies available to the Lender by reason thereof.

        1.14 DEMAND REGISTRATION. REGISTRABLE SHARES AND REGISTRATION STATEMENT. The foregoing terms shall have the meanings set forth in paragraph 2.1.8(c) respecting shares issued upon conversion of the Loan.

        1.15 ELIGIBLE ACCOUNTS; INELIGIBLE ACCOUNTS. All Accounts except those Accounts (the "Ineligible Accounts") which meet the following criteria at the time the

Account comes into existence or prior to the date on which the Account is collected in full:

        (a) An Account which is ninety (90) days past due from the invoice due date;

        (b) All Accounts owing by an Account debtor having more than fifty percent (50%) of its total Accounts over ninety (90) days past due from the invoice due date;

        (c) An Account owing by an officer, employee, director or agent of a Borrower or an Affiliate;

        (d) An Account which does not arise from a bona fide sale of goods or performance of services by the Borrowers or with respect to which the Borrowers do not have possession of receipts evidencing shipment of the goods or, if representing services, the services have not been fully performed;

        (e) An Account which is subject to or with respect to which a Borrower has received notice of any claim, counterclaim, set-off, allowance or adjustment by the Account debtor including, without implied limitation, any claim, counterclaim, set-off, allowance or adjustment based on any violation of or failure to comply with any applicable federal or state consumer credit law;

        (f) An Account balance including the value of any returned goods or any partial payments made thereon;

        (g) An Account which is subject to any attachment, levy, garnishment or other judicial process or subject to any assignment, claim, lien or security interest of any character;

        (h) An Account which does not arise in the ordinary course of the Borrowers' business;

        (i) An Account for which the Borrowers or the Lender have received notice of bankruptcy, receivership, conservatorship, insolvency or material adverse change in the financial condition of the Account debtor;

        (j) An Account which is evidenced by a judgment, instrument or chattel paper;

        (k) Accounts owing by the United States, any state or any department, agency, instrumentality of the United States, any state or any county, city, town, municipality or division thereof, unless the Borrowers shall have taken all steps as may be required to perfect the Lender's security interest therein and to assure the right of the Borrower to payment thereof;

        (l) Accounts owing by Affiliates or an Account debtor having shareholders, officers or directors in common with the Borrowers;

        (m) Accounts which the Lender has determined to be unsatisfactory in the reasonable judgment of the Lender; or

        (n) An Account owing by an Account debtor who is a nonresident of the United States, unless the payment of the Account is secured by an irrevocable commercial letter of credit issued or confirmed by a United States financial institution approved by and assigned to the Lender.

        (o) Accounts of any of the PDGES Debtor Parties or of any accounts previously transferred by the PDGE Debtor Parties to the PDGES Debtor Parties as contemplated by the February 7, 1995 Loan Modification Agreement.

        1.16 ELIGIBLE EQUIPMENT. Equipment owned by the Borrowers and subject to no liens other than liens in favor of Lender.

        1.17 ENVIRONMENTAL LAW(S). Any federal, state, local or foreign law, statute, ordinance, code, rule, regulation, order or decree now or hereafter in effect pertaining to health, air pollution, water pollution, noise control, waste transportation or disposal, Hazardous Substances, industrial hygiene or the environment, including without implied limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. sec 9601, the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendment Act of 1984, 42 U.S.C. sec 6901 et seq. the Clean Air Act, 42 U.S.C. sec 7401, et seq., the Clean Water Act of 1977, 33 U.S.C. sec 1251, et seq., the Toxic Substances Control Act, 15 U.S.C. sec 2501, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. sec 1801, et seq., the National Environmental Policy Act, 42 U.S.C. sec 4321, et seq., and the
Rivers and Harbors Act of 1899, as amended, 33 U.S.C. sec 401, et seq.

        1.18 EQUIPMENT. All of the Borrowers' machinery, equipment, supplies, furnishings, tools, tooling, jigs, dies, fixtures, manufacturing implements, motor vehicles and trailers and all other personal property. Without limiting the foregoing, "Equipment" shall include all Eligible Equipment.

        1.19 EVENT(S) OF DEFAULT. The occurrence of an event specified in paragraph 6 of this Agreement.

        1.20 FINANCING. LENDER EQUITY FINANCING. NET FINANCING PROCEEDS AND OFFER NOTICE. The foregoing terms shall have the meaning set forth in paragraph 8 hereof.

        1.21 FINANCING STATEMENT(S). Forms UCC-1 to be executed from time to time by the Borrowers at the request of the Lender to enable the Lender to perfect security interests covering the Collateral and all extensions, renewals and modifications thereof.

        1.22 GAAP. The generally accepted accounting principles adopted by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants from time to time. All accounting terms used in this Agreement will, unless otherwise specifically provided herein, have the meaning customarily given such terms in accordance with GAAP and, unless otherwise specifically provided herein, all financial computations hereunder will be computed in accordance with GAAP consistently applied.

        1.23 GENERAL INTANGIBLES. All of the Borrowers' patents, patent applications, trademarks, service marks, trade names and the good will associated therewith, trademark applications, technical knowledge and processes, blue prints, technical specifications, copyrights, copyright applications, trade secrets, and all other General Intangibles, including, without limitation, customer lists, computer programs, computer records and discs, computer data, software, intellectual property, tax refunds, tax refund claims, and all letters of credit, guarantees, claims, security interests or other security held by or granted to the Borrowers to secure payment due to the Borrowers, and all embodiments of any of the foregoing.

        1.24   GUARANTORS. John and Eleanor Regan.

        1.25 GUARANTY AGREEMENT. The amended and restated instrument to be executed by the Guarantors to grant to the Lender an unconditional guaranty of the Borrowers' payment of the Revolving Loan and the Term Loan and the performance of all obligations of the Borrowers under the Loan Documents and any other obligations of the Borrowers to the Lender in substantially the form and containing the terms which appear as Schedule "M" and all extensions, renewals and modifications thereof.

        1.26 HAZARDOUS SUBSTANCE(S). Those substances included within the definition of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1987, as amended, the Hazardous Materials Transportation Act, 49 U.S.C.
sec 1801 et seq. and in the regulations promulgated thereunder; those substances listed in the United States Department of Transportation Table
(49 CFR 172.101, as amended) or by the

Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302, as amended); those substances designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, as amended, or listed pursuant to the Clean Water Act; such other substances, materials and wastes which are or become regulated under applicable federal, state, local or foreign law, statute, ordinance or regulation now or hereafter enacted which are classified as hazardous or toxic; any material, waste or substance which is a petroleum product, asbestos, polychlorinated biphenyl, flammable material, explosive or radioactive material.

        1.27 INVENTORY. All of the Borrowers' Inventory, including, without limitation: (i) all raw materials, goods and work in process, parts, components, assemblies, supplies and materials (including, without limitation, wrapping, advertising, packaging and shipping materials), used or consumed in the Borrowers' business; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or leased or furnished to be furnished under contracts of service or used or consumed by the Borrowers' business; (iii) all goods retuned to, repossessed or stopped in transit by or on behalf of the Borrowers; and (iv) all rights of reclamation and stoppage in transit and rights of an unpaid seller of merchandise or services.

        1.28 LENDER. CVD Financial Corporation, a Delaware corporation, its participating lenders, successors and assigns.

        1.29   LOANS. The Revolving Loan and Term Loan.

        1.30 LOAN DOCUMENTS. This Agreement, Stock Pledge Agreement, Remediation Stock Pledge Agreement, the Security Agreement, the Guaranty Agreements, the Financing Statements, the Revolving Note, the Terrn Note, the Mortgages, all instruments issued pursuant thereto, all other instruments delivered by the Borrower, the Guarantors or the Affiliates to the Lender in connection with the Revolving Loan or the Term Loan and all extensions, renewals and modifications thereof, including, without limit, all instruments listed on Schedule "B" hereto.

        1.31 LOAN-TO-VALUE RATIO. The ratio determined by dividing the unpaid balance of the Revolving Loan by the Borrowing Base.

        1.32 MORTGAGES. The Mortgage dated December 1, 1987, between PDGI as Mortgagor and Equibank (Lender's predecessor in interest) as Mortgagee and that certain Open End Mortgage and Security Agreement dated March 23, 1994 between PDGI as Mortgagor and Lender as Mortgagee, representing respectively a first and second priority mortgage lien on the Property, all fixtures and certain other Collateral described therein, and all extensions, renewals and modifications thereof.

        1.33 NOTE RATE. The Prime Rate in effect from time to time plus three percent (3%) per annum.

        1.34 PDGE DEBTOR PARTIES. PDG Environmental, Inc., a Delaware corporation ("PDGE"); PDG, Inc., a Pennsylvania corporation ("PDG"); Project Development Group, Inc., a Pennsylvania corporation ("PDGI") and Enviro-Tech Abatement Services Co., a North Carolina corporation ("Enviro-Tech").

        1.35 PDGES DEBTOR PARTIES. Certain affiliates of the PDGE Debtor Parties, consisting of PDG Environmental Services, Inc., a Delaware corporation ("PDGES"), in its own capacity and as successor in interest to PDG Enviromnental Remediation, a Pennsylvania limited partnership ("PDGER"); Geo Recovery Services, Ltd., a Florida limited partnership ("Geo"); PDG Remediation, Inc., a Pennsylvania corporation ("Remediation"); Geo Holding Company, a Delaware corporation ("GHC"); PDG Delaware, Inc., a Delaware corporation ("PDG Delaware").

        1.36 PERMITTED TITLE EXCEPTIONS. The matters affecting title to the Collateral which are described at Schedule "N" and such other exceptions to title as the Lender might approve in writing.

        1.37 PREPAYMENT NOTICE AND PREPAYMENT PERIOD. The notice and time Period described in paragraph 2.1.8(b).

        1.38 PRIME RATE. The rate of interest per annum announced from time to time by Citibank, N.A., New York, New York for the guidance of its lending officers as its prime lending rate or, if the foregoing index is not available, the highest prevailing base interest rate charged on corporate loans by large United States money center commercial banks as published from time to time in the "Money Rates" column of The Wall Street Journal.

        1.39 PROPERTY. That portion of the Collateral, consisting of real property and improvements thereon and any other property located in Murrysville, Pennsylvania, and described in the Mortgages.

        1.40 REMEDIATION CERTIFICATE. A certificate in substantially the form of Exhibit "I" hereto executed by the President of Remediation certifying as to the presence or absence of any events or circumstances described in paragraph 4.13(a) hereof.

        1.41 REMEDIATION STOCK PLEDGE AGREEMENT. The instrument to be executed by PDGE granting to Lender a security interest in all of the 1,470,320 shares of Remediation owned by PDGE in substantially the form and containing substantially the terms which appear as Schedule "E" and all extensions, renewals and modifications thereof

        1.42 REVOLVING LOAN. The extension of credit having an outstanding principal amount not to exceed $2,419,993.71 to be made by the Lender to the Borrowers pursuant to the terms of this Agreement, inclusive of the Integra Loan and the PDGE Revolving Loan, and all extensions, renewals, increases, consolidations and modifications thereof.

        1.43 REVOLVING NOTE. The amended and restated instrument to be executed by the Borrowers and delivered to the Lender to evidence the Revolving Loan in substantially the form and containing the terms which appear as Schedule "C" and all extensions, renewals and modifications thereof.

        1.44 SECURITY AGREEMENT. The amended and restated instruments executed by the Borrowers concurrently or in connection herewith and delivered to the Lender, and which shall also secure payment of the Revolving Note and the Term Note all other obligations now or hereafter owing from the Borrowers to the Lender, and which grant to the Lender security interests covering the Collateral, in substantially the form and containing the terms which appear as Schedule "O," and all extensions, renewals and modifications thereof.

        1.45 STOCK PLEDGE AGREEMENT. The Stock Pledge Agreement, dated March 23, 1994, executed by PDGE granting the Lender a security interest in all outstanding shares of PDGI, PDG, PDGES and Enviro-Tech delivered to Lender in connection with the March 23, 1994 Loan Agreement and all extensions, renewals and modifications thereof. On or about February 7, 1995, the shares of PDGES were released from the Stock Pledge Agreement in accordance with the February 7, 1995 Loan Modification Agreement.

        1.46 TERM LOAN. The extension of credit in a principal amount not to exceed $559,990.57 to be made by the Lender to the Borrowers pursuant to the terms of this Agreement, inclusive of the PDGE Term Loan, and all extensions, renewals, increases, consolidations and modifications thereof.

        1.47 TERM NOTE. The amended and restated instrument to be executed by the Borrowers and delivered to the Lender to evidence the Term Loan in substantially the form and containing the terms which appear as Schedule "D" and all extensions renewals and modifications thereof.

        1.48 WARRANTS. The Stock Purchase Warrant, dated March 23, 1994, as amended, granting to Lender the right to purchase 277,500 shares of the common stock of PDGE, to be amended in its entirety and replaced by the Amended and

Restated Purchase Warrant (277,500 shares) to be executed and delivered by PDGE to Lender in the form attached hereto as Schedule "G" (the "1994 Warrant"); the Stock Purchase Warrant, dated October 28, 1993, as amended, granting to Lender the right to purchase 375,000 shares of the common stock of PDGE, to be amended and replaced in its entirety by the Amended and Restated Stock Purchase Warrant (375,000 shares) to be executed and delivered by PDGE to Lender in the form attached hereto as Schedule "H" (the "1993 Warrant"); and the new Stock Purchase Warrant to be executed and delivered by PDGE to Lender concurrent with the execution and delivery of this Agreement entitling the Lender to purchase 150,000 shares of common stock of PDGE at .75 cents per share, expiring October 1, 2000 in the form attached hereto as Schedule "F" (the "New Warrant").

        Additional definitions of the following terms are included in the
Recitals:

                "Additional PDGE Advance"
                "February 7, 1995 Loan Modification Agreement"
                "December 9, 1994 Loan Modification Agreement"
                "Integra Loans"
                "Integra Loan Agreements"
                "Integra Loan Documents"
                "Integra Revolving Loan"
                "Integra Term Loan"
                "New Advance"
                "PDGE Loans"
                "PDGE Loan Agreement"
                "PDGE Revolving Loan"
                "PDGES Loan
                "PDGES Loan Agreement"
                "PDGES Loan Documents"
                "September 30, 1994 Loan Modification Agreement"

        2. AMOUNT AND TERMS OF LOANS. Subject to the Borrowers' satisfactory performance of the terms of the Loan Documents, the Lender agrees to (i) waive all purported Events of Default listed on Schedule "A" hereto and (ii) to amend and restate the Integra Loans and PDGE Loans on the following terms:

             2.1 REVOLVING LOAN. The Revolving Loan will be repayable on the following terms:

             2.1.1 AMOUNT. The Revolving Loan will be evidenced by the Revolving Note in the face amount of $2,419,993.71.

             2.1.2 INTEREST. The Revolving Note will bear interest on the unpaid principal balance accrued from each date of disbursement at the Note Rate calculated on the basis of the actual days elapsed based on a per diem charge computed over a year composed of three hundred sixty (360) days. The rate of interest will be adjusted during the term of the Revolving Loan effective on the date of each change in the Prime Rate. Interest on the amounts disbursed under the Revolving Note, accrued from the date of each disbursement through the last day of each month, will be paid on the first day of the succeeding calendar month.

             2.1.3 LATE CHARGE; DEFAULT INTEREST. If any payment of principal or interest is paid more than ten (10) days after when due, the Borrowers will pay Lender a late charge equal to five percent (5%) of the late payment. In addition, after an Event of Default, default interest may be charged at a rate of 5.0% in excess of the Note Rate.

             2.1.4 FEES. The Lender shall be issued the New Warrant upon execution of this Agreement, and such consideration shall be deemed to be fully earned upon the execution hereof.

             2.1.5 MATURITY. Absent Default, the entire unpaid balance of principal and accrued but unpaid interest owing on the Revolving Note will be due and payable December 31, 1996.

             2.1.6 INCREASE IN INTEREST. If any amount of principal is not paid when due (whether by acceleration or otherwise), such amount shall bear interest at a rate equivalent to the interest rate otherwise in effect hereunder from time to time plus five percent (5%) Per annum.

             2.1.7 PREPAYMENTS. Subject to Lender's conversion rights set forth in paragraph 2.1.8(a) hereof, the Borrowers will have the right at any time and from time to time, upon not less than fifteen (15) Business Days notice to Lender, to prepay all or any portion of the unpaid principal balance of the Revolving Note without penalty, but with interest accrued to the date of prepayment on the unpaid principal balance of the Revolving Note. Notwithstanding the foregoing, the Borrowers shall not be required to provide Lender with advance notice of any prepayment received by Lender on or prior to January 31, 1996. In the event Lender exercises its rights to purchase stock under the Warrant, all proceeds payable to the Borrowers for the purchase of such stock shall be utilized to repay the Revolving Note or, as provided in paragraph 2.5.5, the Term Note.

             2.1.8   CONVERSION RIGHTS OF LENDER.

             (a) CONVERSION PRICE; EXERCISE. At any time and from time to time after January 31, 1996, Lender may convert all or any portion of the outstanding principal balance, and accrued but unpaid interest, owing on the Loans into shares of common stock of PDGE at the Conversion Price (as defined below) at any time prior to the repayment in full of the Loans upon notice to PDGE (a "Conversion Notice"). The "Conversion Price" shall be the lesser of (i) the Market Price per share of PDGE common stock on January 31, 1996, and (ii) the Market Price of PDGE common stock on the date of the Conversion Notice ("Conversion Date"), but not less than $0.65 per share. The Market Price on any given date shall equal the average closing price for shares of PDGE for the twenty (20) trading days preceding the date for which the determination is being made (a "Price Determination Period") as reported on NASDAQ or any securities exchange on which the PDGE common stock is then listed, or if no such prices are available, the average trading price as reported by any NASD member firm selected by Lender for such Price Determination Period. Lender agrees not to purchase or sell shares of PDGE common stock during the Price Determination Period, other than any purchase pursuant to the Warrants or otherwise from PDGE. Further, in determining the Market Price all purchases and sales by any PDGE Debtor Parties, Guarantors or their Affiliates shall be disregarded for the relevant Price Determination Period(s), and the PDGE Debtor Parties agree to advise Lender in writing of any sales or purchases by any such person within two (2) Business Days of leaning of any such transaction, and to provide Lender with a copy of each report on Form 4 or Form 5 or Schedule 13D received by PDGE within two (2) Business Days of receipt thereof. If the outstanding shares of common stock of PDGE are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities, without receipt of consideration by PDGE, through reorganization, merger, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation or otherwise, an appropriate proportionate adjustment shall be made in the number and kind of shares into which the Loans are convertible and the Conversion Price (including the $0.65 floor price otherwise applicable to the Conversion Price). To determine the number of shares issuable upon conversion, the amount to be converted shall be divided by the Conversion Price in effect on the Conversion Date. Upon conversion, payment shall be made for any interest accrued with respect to the principal amount so converted through the Conversion Date (and which interest is not elected to be converted pursuant to the Conversion Notice), and PDGE will deliver a check for any fractional share based on the Conversion Price, together with a certificate representing the shares issued to Lender, within five (5) days of receipt of the Conversion Notice by PDGE. The Conversion Notice must specify the Loan and amount of the Loan, principal and accrued interest to be converted into shares of common stock of PDGE, the Conversion Price (subject to adjustment in the event the PDGE Debtor Parties, Guarantors or their Affiliates have purchased or sold shares during the relevant Price Determination Period) and instructions for the issuance of a certificate representing the shares to be issued upon conversion to Lender. PDGE shall keep reserved for issuance at all times a sufficient number of shares of common stock to permit the conversion in full of the Loan and the exercise of all outstanding warrants granted to Lender.

             (b) PREPAYMENT OF LOAN: EFFECT ON LOAN CONVERSION. Subject to Lender's conversion rights as set forth in paragraph 2.1.8(a), the PDGE Debtor Parties will have the right at any time and from time to time, upon not less than fifteen (15) Business Days notice to Lender (a "Prepayment Notice") to prepay all or any portion of the unpaid principal balance of the Loans without penalty, but with interest accrued to the date of prepayment on the unpaid principal balance of the Note so prepaid. Notwithstanding the foregoing, the PDGE Debtor Parties shall not be required to provide Lender with advance notice of any prepayment actually received by Lender on or prior to January 31, 1996. If following the receipt of a Prepayment Notice, Lender does not elect to convert the Loan to be prepaid pursuant to paragraph 2.1.8(a) above, the PDGE Debtor Parties shall have 45 days, beginning on the earlier of (i) the 16th day following receipt of the Prepayment Notice by Lender or (ii) the date that Lender notifies PDGE that it does not intend to convert the prepayment during which to complete the prepayment on the terms set forth in the Prepayment Notice (the "Prepayment Period"). If PDGE subsequently fails to make a prepayment equal to at least 75% of the prepayment proposed in the Prepayment Notice prior to the end of the Prepayment Period, Lender's conversion rights respecting the amounts of such proposed repayment shall be reinstated in full and PDGE will immediately pay an amount equal to 5% of the difference between the total prepayment proposed in the Prepayment Notice less the amount actually repaid, which amount shall compensate Lender for the waiving during the Prepayment Period of its conversion rights and which will not be applied to any interest, principal or other sums owing under any Loan.

             (c)   REGISTRATION RIGHTS.

                  (i) At any time on or prior to October 1, 2000, Lender may make a written demand on PDGE for registration (a "Demand Registration") under the Securities Act of 1933, as amended (the "Act") of all or a part of the shares issued upon conversion of the Loans ("Registrable Shares"). Lender shall be entitled to one Demand Registration only. Upon receipt of a Demand Registration, PDGE shall take such steps as may be necessary to register such securities under the Act as promptly as possible, including the preparation and filing of a registration statement ("Registration Statement") with the Securities Exchange Commission and all necessary amendments thereto, such registration to take effect not later than sixty (60) days following the date of Lender's demand. In addition, PDGE shall take such actions as may be necessary and use its best efforts to register or qualify the Registerable Shares for sale in such states and jurisdictions as Lender may direct on or prior to the effective date of such Registration Statement under any local securities or "blue sky" laws. All costs or expenses incident to the registration, qualification or listing of such securities shall be paid by PDGE, and PDGE shall comply with all reasonable requests of Lender made in connection with the registration, qualification, listing or sale of Registrable Shares. Without the prior written consent of Lender, PDGE shall not effect any public sale or distribution of its debt or equity securities during the ten (10)-day period prior to, or during the ninety (90)-day period beginning on the effective date of a Registration Statement covering any Registrable Shares. In addition to the foregoing, Lender shall remain entitled to any registration rights provided under any of the Warrants.

             (ii) Notwithstanding the foregoing, PDGE shall be entitled to defer the filing of a Registration Statement required by Demand Registration for a period not to exceed sixty (60) days after receipt of such demand if:
(i) PDGE is contemplating an underwritten public offering of its securities and, in the judgment of the managing underwriter thereof, such filing of the Registration Statement for the Demand Registration would have a material adverse effect on the PDGE's contemplated offering; (ii) PDGE is in possession of material information that it deems advisable not to disclose in a Registration Statement, provided that such information is revealed to Lender and Lender agrees with PDGE's decision not to disclose such information;
or (iii) PDGE is prohibited (pursuant to the terms of an underwriting agreement previously approved by the Lender in connection with a public offering of its securities effected within the past six (6) months) from filing such Registration Statement.

             (iii) Lender shall also have the right, at any time and from time to time until October 1, 2000, to include Registrable Shares within any Registration Statement filed by PDGE covering shares of its common stock other than a Registration Statement filed solely with respect to any employee benefit plan of PDGE (and provided that the form of Registration Statement is a type on which Registrable Shares can be registered). PDGE shall promptly give written notice to Lender of any intended registration of its Common Stock not less than forty-five (45) days prior to the anticipated effective date of the Registration Statement, and Lender shall, within fifteen (15) days of receipt thereof, notify PDGE of the number of Registrable Shares it desires to include in the Registration Statement. Subject to the approval of PDGE's managing underwriter, Lender shall be entitled to include up to all of its Registrable Shares, at its election, within the first Registration Statement filed by PDGE following the date hereof. The number of Registrable Shares which may be included by Lender in any such Registration Statement may be restricted by PDGE if, in the opinion of PDGE's managing underwriter, the number of shares proposed to be sold by Lender and by PDGE in such offering exceeds the number of securities which can be sold in such offering. In such event, PDGE shall include in the Registration Statement first the shares offered by PDGE, and then to the extent approved for inclusion therein by PDGE and it managing underwriter that number of Registrable Shares so approved pro rata with any other shares of PDGE's common stock, the holders of which have duly obtained registration rights of a type similar to this paragraph c(iii). All costs or expenses, incident to the registration, qualification or listing of such securities shall be paid by PDGE, and PDGE shall comply with all reasonable requests of Lender made in connection with the registration, qualification, listing or sale of Registrable Shares.

          (iv) Prior to October 1, 2000, PDGE shall not grant any registration rights superior to those provided to Lender with respect to Lender's Registrable Shares without the prior written consent of Lender.

          (v) The registration rights granted in respect of the Registrable Shares hereunder shall be in addition to and not in lieu of those granted pursuant to the Warrants.

        (d) BOARD REPRESENTATIVES. In the event Lender shall become the holder of shares representing 20% or more of the voting power of PDGE, whether as a result of the conversion of any Loan or the exercise of any Warrant, in whole or in part, or otherwise, the PDGE Debtor Parties shall take such action as may be necessary to include on the Board of Directors of PDGE, at Lender's option and request, one or more directors nominated and appointed by Lender, such directors to hold office until the next annual meeting of shareholders of PDGE at which directors are to be elected. Further, the failure of the Board of Directors of PDGE to nominate any nominee proposed by Lender for election at such annual meeting or any other meeting at which directors are to be elected shall constitute an Event of Default. The number of directors to be appointed by Lender shall reflect, as nearly as possible, a percentage of the entire membership of the Board of Directors of PDGE represented by Lender's nominees equal to the percentage of PDGE's then issued and outstanding shares represented by all shares of common stock of PDGE owned by Lender. The director(s) shall be appointed to the Board of Directors by the existing members of the Board of Directors within six (6) Business Days of Lender's demand for such director(s) appointment delivered to PDGE. The Bylaws of PDGE shall provide at all times for a sufficient number of authorized directors to accommodate the appointment to the Board of Directors of the directors to be nominated by Lender which may represent up to a majority of the entire Board of Directors as constituted from time to time. The obligations of the PDGE Debtor Parties hereunder shall survive any repayment of the Loan occurring by reason of the conversion thereof into shares of common stock of PDGE but not any repayment for cash. The obligations of the PDGE Debtor Parties hereunder shall be specifically enforceable by Lender, it being agreed that no adequate remedy at law shall exist for the breach of their obligation to cause Lender to be afforded representation on the Board of Directors of PDGE.

        2.2 COLLATERAL. Payment of the Revolving Note and performance of all of the Borrower's obligations under the Loan Documents will be secured by the following collateral:

              2.2.1 SECURITY INTEREST. A first priority security interest (except for Permitted Title Exceptions) covering all of the Collateral, including without implied limitation, the Collateral described in the Mortgages, Security Agreement, Remediation Stock Pledge Agreement and
Stock Pledge Agreement.

              2.2.2   GUARANTY. The Guaranty Agreement.

              2.2.3 MORTGAGES. The liens covering the Property as described in the Mortgages.

              2.2.4   RECOURSE. The unlimited liability of the Borrowers.

        2.3 ADVANCES. Provided that no Event of Default has occurred and is continuing, advances under the Revolving Note will be made by the Lender from time to time on the request of the Borrowers, subject to the following limitations:

              2.3.1 PURPOSE. The Lender will disburse funds under the Note for the following purposes: (a) to pay any fee owing to the Lender; (b) to reimburse the Lender for out-of-pocket expenses incurred by the Lender in connection with the preparation, administration and enforcement of the Loan Documents; (c) for working capital; and (d) such additional purposes as the Lender might approve from time to time.

              2.3.2 MAXIMUM ADVANCES. The maximum unpaid principal balance of the Revolving Loan at any time outstanding, as represented by the Revolving Note, shall not exceed the lesser of (i) $2,419,993.71, less the amount of any principal repaid to Lender other than a payment made solely to restore the Loan-to-Value Ratio to no more than 100% as provided in paragraph
2.4 hereof, or (ii) the Borrowing Base. As of October 31, 1995, the Revolving Loan has been fully advanced.

              2.3.3 ADVANCE PROCEDURE. To obtain disbursements under the Revolving Note, the Borrowers will notify the Lender in writing of the total amount of the requested advance and will provide to the Lender such documents and information with respect to the advance and the Collateral as the Lender might reasonably request including, without limitation, a Borrowing
Base Certificate.

                           2.3.4    Manner of Payment. On the Borrowers'
satisfaction of the requirements of this Agreement, the Lender will disburse the approved amounts to as directed by the Borrower upon not less than three (3) Business Days' notice.

                           2.3.5    Termination of Advances. The Lender will
have no obligation to make any advances or readvances under the Revolving Note so long as an Event of Default has occurred and is continuing.

                           2.3.6    Further Assurances. To the extent that any
advance is made to acquire any asset by the Borrowers or any Affiliate, the Borrowers will execute and deliver to the Lender and cause its Affiliates to execute and deliver to the Lender such mortgages, security agreements, financing statements and other instruments as might be reasonably requested by the Lender to subject such asset to the liens created by the Loan Documents.

                           2.3.7    Optional Advances. Notwithstanding the
limitations set forth in this paragraph 2.3, the Lender expressly reserves the right to waive the requirements herein contained from time to time and to permit the Borrowers, in the Lender's sole discretion, to obtain disbursements under the Revolving Note in such amounts and on such terms as the Lender might approve.

                  2.4 Loan Balancing. Throughout the term of the Loan, the Borrowers agree to continuously maintain the unpaid balance of the Revolving Note at an amount which is no greater than the maximum amount permitted by paragraph 2.3.2. Without limiting the foregoing, if the unpaid balance of the Revolving Note exceeds the Borrowing Base, the Borrowers agree to take such action from time to time as might be necessary to restore the Loan-to-Value Ratio to no greater than one hundred percent (100%) of the Borrowing Base, including, without implied limitation, the reduction of the unpaid balance of the Revolving Note by that amount which is in excess of the Borrowing Base.

                 2.5 Term Loan. The Term Loan will be repayable on the following terms:

                          2.5.1     Amount. The Term Loan will be evidenced by
the Term Note in the face amount of $559,990.57.

                          2.5.2     Interest; Amortization. The Term Note will
bear interest on the unpaid principal balance accrued from each date of disbursement at the Term Note Rate calculated on the basis of the actual days elapsed based on a per diem charge computed over a year composed of three hundred sixty (360) days. The rate of interest will be adjusted during the term of the Term Loan effective on the date of each change in the Prime Rate. Interest on the amounts disbursed under the Term Note, accrued from the date of each disbursement through the last day of each month, will be paid on the first day of the succeeding month. The unpaid principal balance of the Term Note will be paid in consecutive monthly installments of Thirteen Thousand Five Hundred Thirty Three Dollars ($13,533) payable on the first day of each month, with all remaining unpaid principal being due at maturity.

                           2.5.3    Late Charge; Default Interest. If any
payment of principal or interest is paid more than ten (10) days after when due, the Borrowers will pay Lender a late charge equal to five percent (5%) of the late payment. In addition, after an Event of Default, default interest may be charged at a rate of 5.0% in excess of the Note Rate.

                           2.5.4    Maturity. Absent Default, the entire unpaid
balance of principal and accrued but unpaid interest owing on the Term Note will be due and payable on December 31, 1996.

                           2.5.5    Prepayments. Subject to Lender's conversion
rights as set forth in paragraph 2.1.8(a) hereof, the Borrowers will have the right at any time and from time to time, upon not less than fifteen (15) Business Days' notice to Lender, to prepay all or any portion of the unpaid principal balance of the Term Note without penalty, but with interest accrued to the date of prepayment on the unpaid principal balance of the Term Note. Notwithstanding the foregoing, the Borrowers shall not be required to provide Lender with advance notice of any prepayment received by Lender on or prior to January 31, 1996. In the event Lender exercises its rights to purchase stock under the Warrant or any other warrant or option held by the Lender, all proceeds payable to the Borrowers for the purchase of such stock shall be utilized to repay the Term Note, to the extent such proceeds are not otherwise used to repay the Revolving Note.

                  2.6 Collateral. Payment of the Term Note and performance of all of the Borrower's obligations under the Loan Documents will be secured by the following collateral:

                           2.6.1    Security Interest. A first priority security
interest (except for Permitted Title Exceptions) covering all of the Collateral, including without implied limitation the Collateral described in the Mortgages, Security Agreement, Remediation Stock Pledge Agreement and Stock Pledge Agreement.

                           2.6.2    Guaranty. The Guaranty Agreement.

                           2.6.3    Mortgages. The liens covering the Property
as described in the Mortgages.

                           2.6.4    Recourse. The unlimited liability of the
Borrowers.

                  2.7      Advances. The Term Loan has been fully advanced.

                           2.7.1    Optional Advances. Notwithstanding the
limitations set forth in this Paragraph 2.7, the Lender expressly reserves the right to waive the requirements herein contained from time to time and to permit the Borrowers, in the Lender's sole discretion, to obtain disbursements under the Term Note in such amounts and on such terms as the Lender might approve.

                           2.7.2    No Readvances. The Term Loan shall not be a
revolving credit and Borrowers shall not be entitled to redraw upon or to obtain readvances of any principal advanced to the Borrowers by the Lender and repaid to the Lender hereunder. As of October 31, 1995 the Term Loan has been fully advanced.

                           2.7.3    Conversion Rights of Lender. The Term Loan,
as well as the Revolving Loan, shall be convertible into shares of PDGE common stock in accordance with paragraph 2.1.8(a) hereof.

         3. Conditions of Lending. The obligations of the Lender to perform the terms of the Loan Documents and to make the initial and each subsequent advance under the Revolving Note and/or Term Note are subject to the performance by the Borrowers of the following conditions precedent and continued compliance at all times with the following representations, warranties and covenants:

                  3.1 Loan Documents. The Loan Documents shall have been duly executed, acknowledged (where appropriate) and unconditionally delivered to the Lender by the Borrowers (and Guarantors), all in form and substance satisfactory to the Lender.

                  3.2 Title Evidence. The Lender shall have received evidence satisfactory to the Lender that the Revolving Note and the Term Note will be secured by perfected security interests covering the Collateral subject only to the Permitted Title Exceptions.

                  3.3 Insurance. The Lender shall have received certificates or policies of casualty and public liability insurance insuring the Collateral issued in amounts, by companies and against such risks as are reasonably satisfactory to the Lender, naming the Lender as an individual insured or loss payee as the Lender might require, together with evidence of premium payment and including such notice provisions as Lender may require.

                  3.4 Opinion of Counsel. The Lender shall have received the opinion of legal counsel to the Borrowers to the effect that:

                           3.4.1    Validity; Enforceability. The Loan Documents
constitute the legal, valid and binding obligations of the Borrowers, and the Guarantors, as the case may be, enforceable against the Borrowers and the Guarantors in accordance with their respective terms.

                           3.4.2    Violation. To the best knowledge of such
counsel, compliance by the Borrower and the Guarantors with the Loan Documents will not violate any law which is applicable to the Borrowers or Guarantors or any instrument or agreement binding on the Borrowers, the Guarantors or the Collateral.

                           3.4.3    Action. To the best of counsel's knowledge
after appropriate inquiry, no action of any governmental authority or other person is required in connection with the Borrowers' or the Guarantors' execution, delivery or performance of the Loan Documents.

                           3.4.4    Status of Borrower. Each of the Borrowers:
(a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (b) has all requisite authority to conduct its business and own and lease its properties, including the Collateral; and (c) is qualified to do business in every jurisdiction in which the nature of Borrower's business requires such qualification. The individuals executing the Loan Documents on behalf of each Borrower have the power and authority to execute, deliver and perform such Borrowers' obligations under the Loan Documents.

                           3.4.5    Perfection. The Lender has good, valid and
perfected security interests in the Collateral described in the Financing Statements. Upon delivery to Lender of the certificates representing the shares of common stock of Remediation pledged to Lender under the Remediation Stock Pledge Agreement to Lender, accompanied by duly executed stock powers, Lender shall have a good, valid and perfected security interest in and to such shares and the grant of such security interest to Lender shall not violate the rights of any third party.

                           3.4.6    Litigation. To the best of such counsel's
knowledge, except for that action pending in United States District Court for the Southern District of New

York, entitled Klein v. PDG Remediation, Inc., et al (Case No. CIV-4954), there is no action, suit, proceeding or investigation pending or threatened against the Borrowers or Guarantors or the Collateral which might materially and adversely affect the Borrowers, any Guarantor, the Collateral or result in any substantial uninsured liability or impair the ability of any Borrower to carry on such Borrower's business as the same is conducted as of the date hereof.

                  3.5 Financial Information. The Lender shall have received current financial statements of the Borrowers and the Guarantors prepared in form acceptable to the Lender and which disclose financial conditions acceptable to the Lender.

                  3.6 Compliance Documents. The Lender shall have received the Borrowing Base Certificates, the Compliance Certificates, the Remediation Certificates and such other instruments as the Lender might request pursuant to the terms of this Agreement in the forms and at the times herein provided.

                  3.7 Authority. The Lender shall have received certified copies of corporate resolutions and other documents reasonably required to authorize the execution, delivery and performance of the Loan Documents, all in form and substance satisfactory to the Lender.

                  3.8 No Default. The representations and warranties set forth in paragraph 4 of this Agreement shall be true and correct in all material respects and there shall not have occurred and be continuing any Event of Default other than any Event of Default described in Schedule "A" hereto.

                  3.9 Use Restrictions. The Lender shall have received satisfactory evidence that the Property and its use by the Borrowers complies with all applicable zoning, use and building requirements imposed by any governmental authority or private restriction.

                  3.10 Performance of Obligations. The Borrowers agree to pay and perform all of the Borrower's obligations when due and prior to the date on which penalties attach by reason of nonperformance.

                  3.11 Notice of Change. The Borrowers agree to give prompt written notice to the Lender of:

                           3.11.1 The occurrence of any Event of Default;

                           3.11.2   Any occurrence which might mature into an
Event of Default;

                           3.11.3   All litigation involving the Borrowers, the
Guarantors or the Collateral, in which the amount claimed exceeds Twenty-Five Thousand Dollars ($25,000) in a single action or in the aggregate of all actions;

                           3.11.4   The acquisition by any person of five
percent (5%) or more of any class of equity securities of any Borrower, or the filing by any person of any form or schedule under Section 13 of the 1934 Act, or any amendment or supplement to any such filing, or the filing by any person of any Form 3 or 4 Report under the 1934 Act or the regulations of the Securities Exchange Commission thereunder; and

                           3.11.5   Any other matter which has resulted in, or
is likely to result in, a material change in the business of a material adverse change in the financial condition of Borrower or Guarantor or the value of the Collateral.

                  3.12 Records. The Borrower agrees to maintain full and accurate accounts and records of the Borrowers' and the Affiliates' operations in the usual, regular and ordinary manner according to GAAP. The Lender and the Lender's designated representatives will have the right to examine and copy the records and accounts of the Borrowers relating to the Collateral, to discuss the business activities and finances of the Borrowers and the Affiliates and to be informed of the same by the Borrowers monthly and at such other times and intervals as the Lender might reasonably request.

                  3.13 Financial Information. The Borrowers agree to furnish or cause to be furnished to the Lender the following information:

                           3.13.1   Financial Statements. The Borrowers will
deliver to the Lender the following financial statements:

                                 (a) As soon as available, but no later than
ninety (90) days after the end of each fiscal year of the Borrowers, annual consolidated financial statements of the Borrowers certified to have been prepared in accordance with GAAP by the unqualified opinion of the Borrowers' independent certified public accountants;

                                 (b) As soon as available and in any event
within ten (10) days of receipt, copies of all audit or recommendation letters provided to the management of the Borrowers by the Borrowers' independent accountants and copies of any responses made thereto.

                                 (c) Within forty-five (45) days after the end
of each month, unaudited consolidated financial statements of the Borrowers including, without limitation, a balance sheet and statement of operations.

                                 (d) Within forty-five (45) days after the end
of each month, budget and variance reports in such form and details as the Lender might reasonably request including, without limitation, year-to-date and monthly comparisons with prior periods, explanations of material variances, details of any acquisition or disposition of property by the Borrowers or its subsidiaries or other Affiliates, having an aggregate value in excess of Ten Thousand Dollars ($10,000), backlog report indicating anticipated start and completion times, and a pipeline report indicating proposals outstanding, current status and an estimate of likelihood of acceptance.

                                 (e) The financial reports described in (c)
above will be certified by the Chief Executive Officer, President or Chief Financial Officer of PDGE to have been prepared in accordance with GAAP.

                           3.13.2   Tax Returns. The Borrowers will, as soon as
practicable and in any event, within thirty (30) days of filing its tax returns with the Internal Revenue Service, deliver or cause to be delivered to Lender the Internal Revenue Service tax returns of the Borrower for such fiscal year.

                           3.13.3   Borrowing Base Certificates. Within twenty
(20) days after the end of each month, the Borrowers will deliver a Borrowing Base Certificate to the Lender.

                           3.13.4   Compliance Certificates. On the date of the
first disbursement under the Revolving Note and disbursement of the Term Note and on the first day of each calendar quarter thereafter, the Borrowers will deliver a Compliance Certificate to the Lender.

                           3.13.5   Accounts Receivable Aging. The Borrowers
will, as soon as practicable and in any event within twenty (20) days after the end of each month, deliver or cause to be delivered to Lender monthly accounts receivable aging reports and aged accounts payable reports, in form and substance satisfactory to Lender.

                           3.13.6   Public Reports. The Borrowers and Guarantors
shall timely file as required by law or regulation, and promptly make available to the Lender, not later than two (2) days following the filing thereof, complete copies of all registration statements, financial statements, reports, proxy statements and other documents filed with the SEC under the 1934 Act or the 1933 Act including, without implied limitation, all reports filed or Forms 10-K, 10-Q and 8-K. In addition, the Borrowers shall provide the Lender with a copy of all press reports or news releases or similar communications within one
(1) day of issuance or publication.

                  3.14 Other Information. The Borrowers agree to furnish to the Lender such other information concerning the business activities of the Borrowers, the Guarantors, and the Collateral as the Lender might reasonably request.

                  3.15 Insurance. The Borrowers will keep its business and properties insured at all times by insurance companies against the risks for which provision for such insurance is usually made by other persons engaged in a similar business similarly situated (including, without limitation, insurance for fire and other hazards, and insurance against liability on account of damage to person or property and insurance under all applicable workman's compensation laws), and to the same extent thereto and carry such other types and amounts of insurance as are usually carried by persons engaged in the same or a similar business similarly situated and, upon request, deliver to the Lender evidence of such insurance.

                  3.16 Expenses. The Borrowers agree to pay all fees, expenses and charges incurred by the Lender to third parties with respect to the Revolving Loan and/or Term Loan including, without implied limitation, fees and expenses of legal counsel for the Lender, filing fees and all other expenses involved in the closing of the Loan and in the preparation, administration or enforcement of any of the Loan Documents.

                  3.17 Liens. The Borrowers will not create, assume or suffer to exist any trust deed, mortgage, pledge, security interest, encumbrance or other lien (including the lien of an attachment, judgment or execution) securing a charge or obligation affecting the Collateral, excepting only:

                           (a)      Liens for governmental charges which are not
delinquent or the validity of which is being contested by the Borrowers in good faith by diligent prosecution of appropriate proceedings;

                           (b)       Liens created by the Loan Documents;

                          (c) Liens, the validity of which is being contested by
the Borrowers in good faith by diligent prosecution of appropriate proceedings, provided that title insurance or other indemnity arrangements satisfactory to the Lender have stayed the effect of such liens;

                          (d) Liens representing purchase money security
interests granted to vendors in the ordinary course of business of the Borrower, or granted in connection with the leasing of Equipment in the ordinary course of business, where the value of the Equipment so leased does not exceed
$250,000 in the aggregate.

                          (e) The Permitted Title Exceptions.

                 3.18 Contingent Liabilities. The Borrowers will not assume, guarantee, endorse or otherwise become contingently liable for the obligation of any other person, firm or corporation, except by the endorsement of negotiable instruments for deposit or collection or other similar transactions in the ordinary course of the Borrowers' business.

                 3.19 Sale of Collateral. The Borrowers will not sell, transfer or assign the Collateral or any interest therein, except as to sales of Inventory in the ordinary course of business.

                 3.20 Reorganization. The Borrowers will not liquidate, dissolve, enter into any consolidation, merger, partnership, joint venture, syndicate, pool, operating agreement or other combination with any other entity or purchase or otherwise acquire any other entity, or amend their Articles of Incorporation, or change in any material manner the rights of the holders of its capital stock or the general character of their businesses.

                 3.21     Corporate Actions. The Borrowers will not:

                          (a) Declare or pay dividends on account of any stock
of the Borrowers (other than dividends paid to PDGE, by any Borrower which is a wholly-owned subsidiary thereof);

                          (b) Directly or indirectly, make or commit to make
investments or capital expenditures or expenditures for the lease or rental of real or personal property during any fiscal year which shall exceed in the aggregate One Hundred Thousand Dollars ($100,000) without giving Lender prior written notice;

                          (c) Transfer, sell, liquidate, assign or otherwise
dispose of during any fiscal year any property of Borrower which shall exceed in the aggregate a book value of Fifty Thousand Dollars ($50,000) without giving Lender prior written notice;

                          (d) Have outstanding accounts receivable, loans or
other advances owing to the Borrower by shareholders, directors, officer or employees of the Borrower or the Affiliates other than not more than $200,000 in loans to employees, which loans existed on March 24, 1994 and which have not been increased since such time (other than by accrual of interest); and

                          (e) Permit any ownership interest in PDG, PDGI or
EnviroTech to be owned or held, in whole or in part, by any other person or entity other than PDGE.

                 3.22 Limitations on Loans, Investments and Advances. The Borrowers will not, directly or indirectly, make or have outstanding a loan or advance to or an investment in, or acquire all or a substantial part of the assets or properties of, or own or acquire stock or other securities of, any entity or person, except (a) stock or other securities received in settlement of a debt that was created in the ordinary course of business, (b) travel advances in the ordinary course of business to its officers and employees, (c) readily marketable securities issued by the United States of America, or (d) certificate of deposit or repurchase agreements of any financial institution.

                 3.23 Other Agreements. The Borrowers will not enter into any agreement or do any act which might limit or restrict the Borrowers' ability to comply with the terms of the Loan Documents.

                 3.24 Additional Documents. The Borrowers agree to execute and deliver any documents which are necessary in the reasonable judgment of the Lender to obtain, maintain and perfect the mortgage liens and security interests intended to be created by the Loan Documents and to enable the Lender to comply with any federal or state law otherwise applicable to the Lender.

                 3.25 Ordinary Operations. The Borrowers shall operate their business in the usual, regular and ordinary course so as to maintain the goodwill it now enjoys, and to use all reasonable efforts, preserve and maintain its present business organization, keep available the service of its present employees, and preserve its relationship with suppliers, customers and other having business dealings with it.

                 3.26 Maintenance of Property. The Borrowers shall maintain all of their properties in customary repair, order and condition, reasonable wear in use and damage by fire or unavoidable casualty excepted.

                 3.27 Compensation. Other than dividends paid to PDGE, as permitted under paragraph 3.21(a) and the restoration on a going-forward basis of any pay reduction imposed in 1993, the Borrowers shall not make any payments, other than regular salary payments, arranged and in effect prior to March 24, 1994, representing salaries, bonuses, dividends, loan repayments, advances or any other type of payment to any officer, director or shareholder of the Borrowers.

                 3.28 Debts. The Borrowers will not, directly or indirectly, incur any indebtedness of any kind, except (i) obligations to the Lender arising under the Loan Documents; and (ii) current liabilities, not overdue unless contested in good faith by appropriate proceedings, incurred by the Borrowers other than for money borrowed. The Borrowers will not create, assume or suffer to exist any trust deed, mortgage, pledge, security interest, encumbrance or other lien except as permitted under paragraph 3.17 hereof.

                 3.29 Management. John Regan (or any other person selected by the Borrowers and reasonably acceptable to the Lender) shall continuously occupy the office of Chief Executive Officer of PDGE, performing substantially the management duties performed by him on the date of this Agreement until all sums due the Lender hereunder are paid in full.

                 3.30 Shareholders. John Regan shall not sell or transfer any shares of the common stock of PDGE, prior to repayment of all sums due the Lender hereunder, in an amount which, together with any prior sales of shares by him or his family members, would exceed 300,000 shares, in the case of the irrevocable trusts established for the benefit of his children, and 500,000 shares in the case of all other sales.

                 3.31 Loan Balances: Payment to Lender. The PDGE Debtor Parties acknowledge and agree that, at October 1, 1995, the following amounts were due and owing under the loans listed below:

                     Principal                                          Interest              Total
                     ---------                                          --------              -----
Revolving Loan       $   --                                             $64,583.58         $ 64,583.58
Term Loan            $27,066.00(after October 1 principal payment)      $15,128.29         $ 42,194.29
                                                                                           -----------
                                                                                           $106,777.87
                                                                                           ===========

                  Lender acknowledges receipt of principal and interest payments totalling $106,777.87 during the period from October 1, 1995 through November 8, 1995. The PDGE Debtor parties further acknowledge and agree that the following additional amounts became due and owing under the Loans on November 1, 1995:

                  Principal Payment on Term Loan:     $13,533.00
                  Interest for the month of October
                    1995 for all Loans:               $29,246.94
                                                      ----------
                                                      $42,779.94
                                                      ==========

                  Prior to or concurrent with the execution hereof, the PDGE Debtor Parties shall pay (i) all remaining interest accrued at November 1, 1995 under the Loans aggregating $30,036.80, (ii) the November 1, 1995 principal payment of $13,533 due under the Term Loan, and (iii) $29,471.45 representing past and current attorneys' fees related to the Loan payable to King, Purtich & Holmes.

         4. Representations; Warranties. The Borrowers represent and warrant to the Lender as follows:

                  4.1 Ownership. The Borrowers are the sole owners of the Collateral free from all claims, liens, security interests, encumbrances and title retention devices, other than Permitted Title Exceptions. The Borrowers will defend title to the Collateral against all claims and demands of any person which are adverse to the Lender.

                  4.2 Litigation. Except as described in paragraph 3.4.6 above, there is no action, suit, proceeding or investigation pending or threatened against the Borrowers or any Guarantor, or the Collateral which might materially and adversely affect the Borrowers any Guarantor or the Collateral or result in any substantial liability not adequately covered by insurance or impair the ability of Borrower to carry on Borrowers' business as the same is conducted as of the date hereof.

                  4.3 No Default. Execution and delivery by the Borrowers of, and the performance by the Borrowers, of its obligations under this Agreement and each of the Loan Documents have been authorized by all necessary action and do not and will not: (a) require consent or approval not heretofore obtained; (b) violate or conflict with any provision of any contract, lease or other agreement or document to which any Borrower is a party or by which any of its assets or the Collateral are bound; (c) result in or require the creation of any lien, claim, charge or other right of others of any kind on or with respect to any property now or hereafter owned or leased by any Borrower other than the liens granted to the Lender; or (d) violate any provision of any law or regulation presently in effect.

                  4.4 Financial Information. The financial information delivered to the Lender relating to the Borrowers, the Guarantors and the Collateral is correct, complete and fairly represents the financial condition and the results of operations of the Borrowers, the Guarantors and the value of the Collateral as of the dates of such financial information and there has occurred no material adverse change in such financial information.

                  4.5 Validity and Enforceability. The Loan Documents constitute the legal, valid and binding obligations of the Borrowers or Guarantors enforceable against the Borrower or Guarantors in accordance with their respective terms.

                  4.6 Status of Borrowers. Each of Borrowers: (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (b) has all requisite authority to conduct its business and own and lease its properties, including the Collateral; and (c) is qualified to do business in every jurisdiction in which the nature of such Borrower's business requires such qualification. The individuals executing the Loan Documents on behalf of the Borrowers have the power and authority to execute, deliver and perform Borrowers' obligations under the Loan Documents.

                  4.7 Compliance With Laws. No Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended. The Borrowers are in compliance in all material decrees which are applicable to the Borrowers or the Collateral including, without implied limitation, all state and federal securities laws, the Employee Retirement Income Security Act of 1974, as amended, the Fair Labor Standards Act, Regulations of 1974, as amended, the Fair Labor Standards Act, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System and all environmental, health and safety laws.

                  4.8 Environmental Liability. Neither any Borrower nor any Affiliate, nor any prior owner or occupant of any property owned or occupied by any Borrower or any Affiliate, is in material violation of any Environmental Law or subject to any material claims (over One Hundred Thousand Dollars ($100,000) in the aggregate) for remediation of Hazardous Substances with respect to any property owned or occupied by Borrower or any Affiliate.

                  4.9 Taxes. The Borrowers have filed all federal, state and local tax returns which are required to be filed for the current and prior tax years and have paid or made provisions for payment of all taxes which have or may become due, except such taxes as are being contested in good faith and as to which adequate reserves have been provided. The Borrowers know of no basis for the assessment of any tax deficiency.

                  4.10 Future Operations. The Borrowers do not intend to hinder, delay or defraud any existing or future creditor of the Borrowers or to use the funds to be advanced by the Lender to the Borrowers to create any preferential treatment of any creditor of the Borrowers in anticipation of seeking relief under the Bankruptcy Code or any similar law.

                  4.11 Disclosure. No representation or warranty made by the Borrowers in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading. There is no fact known to the Borrowers which has or might reasonably be anticipated to have a material adverse effect on the business, assets, financial condition or operations of the Borrowers or the value of the Collateral which has not been disclosed to the Lender in writing.

                  4.12 Priority. The security interests granted to Lender pursuant to the Loan Documents constitute valid, perfected and, subject to the Permitted Title Exceptions, first priority security interests encumbering the Collateral described therein.

                  4.13 Additional Representations, Warranties and Covenants. The PDGE Debtor Parties further represent, warrant, covenant and agree as follows:

                           (a)      Remediation. In addition to any other Event
of Default provided under any of the Loan Documents, the Lender may exercise any remedies held by the Lender under any Loan Document, including acceleration of the maturity of any of the Loans, in the event of the default in payment beyond any applicable cure period stated under the relevant loan or other agreement or acceleration of the maturity of any indebtedness of Remediation aggregating $200,000 or more owing to any person or persons, or upon any other material default by Remediation with respect to any agreement for borrowed money, guaranty, suretyship or similar agreement which shall remain uncured after the expiration of any applicable cure period stated under the relevant loan or other agreement. The PDGE Debtor Parties agree to promptly notify Lender of the existence of any event or circumstance which with the passage of time or giving of notice or otherwise would constitute an event of default or breach under any of the foregoing agreements. The PDGE Debtor Parties shall provide Lender within twenty (20) days after the end of each month, concurrently with the delivery of the Borrowing Base Certificate required under the PDGE Loan Agreement, a certificate in substantially the form of Exhibit "I" hereto executed by the President of Remediation certifying as to the presence or absence of any events or circumstances described in the first sentence of this paragraph 4.13(a) (the "Remediation"). Provided no Event of Default hereunder shall have occurred and be continuing beyond any applicable cure period, the provisions of this paragraph 4.13(a) shall cease to apply as of the date that each of the following conditions has been satisfied by the PDGE Debtor Parties:
(A) PDGE is not a guarantor or surety and is not otherwise obligated respecting any indebtedness of any kind of Remediation, and PDGE, together with any Remediation lender or other persons designated by Lender, shall provide to Lender satisfactory evidence of the discharge or release of any guarantee, suretyship or other obligation respecting the debts of Remediation; and (B) neither PDGE, nor any Affiliate thereof shall hold, in the aggregate, more than 30% of the issued and outstanding shares of Remediation, and Remediation and PDGE shall have provided Lender with satisfactory evidence concerning the outstanding stock ownership of Remediation.

                           (b)      Minutes, etc. Beginning January 1, 1996,
Lender shall be provided a copy of all minutes and resolutions provided by any PDGE Debtor Party to members of its Board of Directors within seven days of the provision of such items to its directors.

                           (c)      Lock Box. At Lender's request, upon
occurrence of any Event of Default under any of the Loan Documents, which is not cured to the satisfaction of Lender within any applicable cure period, the PDGE Debtor Parties shall maintain in effect at all times with such bank or other financial institution as may be designated by Lender, a lock box account or accounts wherein all checks, drafts, cash and other remittances to the PDGE Debtor Parties, in payment of their Accounts and other Collateral, shall be deposited immediately for or in trust for the Lender until repayment in full of all sums due from the PDGE Debtor Parties to Lender. Without in any way limiting the foregoing, the PDGE Debtor Parties agree that:

                                    (i)     The PDGE Debtor Parties and Lender
shall be the only parties entitled to receive any payments from any Account debtor respecting all accounts.

                                    (ii)    Upon demand by Lender, the PDGE
Debtor Parties hereby agree that all proceeds of the Accounts and other Collateral which may be received by any PDGE Debtor Party shall be delivered, transferred, assigned and endorsed in the exact form they are received, or as otherwise directed by the Lender, and shall not be deposited or commingled with any other assets of any PDGE Debtor Party. In the event a PDGE Debtor Party receives any payments it was unauthorized to receive, they shall be held in trust for Lender and shall be delivered to Lender or its designated bank or financial institution in the exact form received except for any endorsement of the PDGE Debtor Party where necessary to permit collection, which the PDGE Debtor Parties hereby agree to make.

                                    (iii)   The PDGE Debtor Parties further
agree to immediately notify the account debtors under the Accounts and other Collateral to make payments of all sums due, at Lender's option, directly to the Lender or to the lock box account at such address as may be directed by Lender, and to indicate on all invoices to such account debtors that all payments are to be made directly to the Lender or to the lock box. The PDGE Debtor Parties shall provide Lender with copies of any such notices concurrent with the delivery thereof to the account debtors, and of all invoices sent after the date Lender gives notice of its intention to implement these lock box provisions. Any lock box maintained may, at Lender's option, be maintained in the name of any one or more PDGE Debtor Parties but Lender shall have the sole access to such lock box.

                                    (iv)    The PDGE Debtor Parties hereby
jointly, severally and irrevocably appoint the Lender the attorney-in-fact of each and all of them to do (but the Lender shall not be obligated to and will not incur any liability to any third party for any failure so to do) any act which any PDGE Debtor Party is obligated by any Loan Document of any kind to do, including without implied limitation, the collection, endorsement and receipt of all payments or proceeds payable on or on account of the Accounts or the delivery of any notices, including any notices to account debtors.

                                    (v)     The foregoing lock box and
collection provisions may be implemented by Lender in its sole and absolute discretion upon its determination that an Event of Default has occurred and has not been cured within any applicable cure period, and Lender shall not have any liability of any kind to any PDGE Debtor Party or any other person in the event Lender has incorrectly determined that an Event of Default exists, it being understood that the parties acknowledge that Lender has, as of the date hereof, the sole, absolute and unrestricted right to currently impose such lock box requirements upon the PDGE Debtor Parties or to directly collect all Accounts.

                           (d)      Accounts Receivable Information. In addition
to the account receivables aging report delivered each month to Lender under the terms of paragraph 3.13.5 hereof, the PDGE Debtor Parties will provide supplementary information sufficient to show the customer names, addresses, phone and fax numbers for each account debtor of the PDGE Debtor Parties, together with the name of the principal contact of the PDGE Debtor Parties at such customer.

                           (e)      Joint Ventures; Investments. Paragraph 3.22
of this Agreement restricts the authority and power of the PDGE Debtor Parties to make investments in or loans to other entities or parties, including joint ventures or partnerships. Lender agrees that it will consider, on a case by case basis, any proposed joint venture, partnership or similar investment by any PDGE Debtor Party; provided, that (A) written approval of such investment is obtained from Lender prior to the entering into of any binding commitment of any kind by any PDGE Party to make such investment; (B) the PDGE Debtor Parties provide Lender with such information as Lender may request concerning the proposed investments; (C) no Event of Default shall exist and be continuing, without reference to any cure period which otherwise would be applicable; (D) no portion of Lender's Collateral including any proceeds of any Collateral, shall be utilized to fund or guarantee or secure such investment; and (E) Lender shall obtain such security interests in such investment or in the assets of such joint venture, partnership or similar investment as it shall require.

                           (f)      Affiliates; Investments. Schedule "J" hereto
contains a complete list of all corporations, joint ventures, partnerships, or other entities or persons in which any PDGE Debtor Party has any equity interest or interest as a lender, including without limitation all subsidiaries and Affiliates.

                           (g)      Remediation Stock Ownership. The PDGE Debtor
Parties each hereby covenant and agree that until repayment in full of the Loans, PDGE shall own at all times, free and clear of any liens or security interests, other than Lender's security interest arising under the Remediation Stock Pledge Agreement, all shares owned by the PDGE Debtor Parties in Remediation (the "Remediation Shares") and shall only sell such shares for the purpose of repaying the Loans, and all proceeds of any sale of the Remediation shares pledged to the Lender shall be paid to the Lender to be applied to reduce the outstanding balance of the Loans, as the Lender shall determine to apply such funds.

                           (g)      Remediation Stock Ownership. The PDGE Debtor
Parties each hereby covenant and agree that until repayment in full of the Loans, PDGE shall own at all times, free and clear of any liens or security interests, other than Lender's security interest arising under the Remediation Stock Pledge Agreement, all shares owned by the PDGE Debtor Parties in Remediation (the "Remediation Shares") and shall only sell such shares for the purpose of repaying the Loans, and all proceeds of any sale of the Remediation shares pledged to the Lender shall be paid to the Lender to be applied to reduce the outstanding balance of the Loans, as the Lender shall determine to apply such funds.

                           (h)      The PDGE Debtor Parties jointly and
severally warrant, represent and covenant that:

                                    (i)     Except as set forth in the
Securities Act of 1933, as amended (the "Act"), there are no restrictions upon the transfer of any of the Remediation Shares and PDGE has the right to pledge and grant a security interest in or otherwise transfer the Remediation Shares free of any encumbrances or rights of third parties and all Remediation Shares shall be held as Collateral as defined under the Remediation Stock Pledge Agreement;

                                    (ii)    All of the Remediation Shares are
and shall remain free from all liens, claims, encumbrances, and purchase money or other security interests. PDGE shall not, without Lender's prior written consent, sell, transfer or otherwise dispose of any or all of the Remediation Shares;

                                    (iii)   The Remediation Stock Pledge
Agreement, and the delivery to Lender of the Remediation Shares, creates a valid and perfected security interest in the Remediation Shares and all actions necessary or desirable to such perfection have been duly taken;

                                    (iv)    Except as set forth in the Act no
authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (A) for the perfection of or exercise by Lender of its rights and remedies under the Remediation Stock Pledge Agreement (except as may have been taken by or at the direction of Lender or as may be required in connection with a disposition of Remediation Shares by laws affecting the offering and sale of securities generally), or (B) for the exercise by Lender of the voting or other rights provided for in the Remediation

Stock Pledge Agreement or the remedies in respect of the Remediation Shares pursuant to the Remediation Stock Pledge Agreement;

                                    (v)     The Remediation Shares represent
59.5% percent (100%) all of the issued and outstanding shares of capital stock of Remediation;

                                    (vi)    PDGE holds no options, warrants or
other rights to acquire capital stock of Remediation; and

                                    (vii)   All of the Remediation Shares have
been duly and validly issued, and they are fully paid and nonassessable.

                                    (viii)  All of the Remediation Shares have
been registered under the Act, as amended, and registered or qualified for sale under the laws of each state in which shares were sold in connection with Remediation's initial public offering in February 1995, and are the subject of a current prospectus under the Act.

                  4.14 Additional Matters. Each of the PDGE Debtor Party and Guarantors represents and warrants that they (a) have been advised by legal counsel of the their choice in the transactions contemplated by the Agreement;
(b) are fully aware and clearly understands all of the terms and provisions contained in this Agreement; (c) have voluntarily, with full acknowledge and without coercion or duress of any kind, entered into this Agreement; (e) on their own initiative have made proposals to the Lender, the terms of which are reflected by this Agreement; and (f) have received actual and adequate consideration to enter into this Agreement.

         5. Environmental Compliance. The Borrowers agree that they will not use, generate manufacture, produce, store, release, discharge or dispose of any Hazardous Substance or allow any other person to do so in violation of any Environmental Law. The Borrowers agree to give prompt written notice to the Lender of: (a) any proceeding or inquiry by any federal, state, local or foreign governmental authority with respect to any violation of Environmental Law by the Borrowers or any Affiliate; (b) all claims made or threatened by any third party against the Borrowers or any affiliate relating to any loss or injury resulting from any Hazardous Substance; and (c) the discovery by the Borrowers or any Affiliate of any occurrence or condition that could cause the Borrowers or any Affiliate to be subject to any restrictions on the ownership, occupancy, transferability or use of any property of the Borrowers under any Environmental Law. The Borrowers agree to protect, indemnify and hold harmless the Lender, its directors, officers, employees, agents, successors and assigns against all loss, damage, cost, expense or liability (including reasonable attorneys' fees and costs) directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a Hazardous Substance by the Borrowers or any Affiliate, including without implied limitation: (i) all foreseeable consequential damages; and (ii) the costs of any required or necessary repair, cleanup or detoxification and the preparation and implementation of any closure, remedial or other required plan. The foregoing indemnity agreement will survive the payment of the Loan and the release or other termination of the Loan Documents. In the event that any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature is reasonably necessary or desirable under any applicable Environmental Law or required by any governmental or nongovernmental entity or person because of, or in connection with, the current or future presence, suspected presence, release or suspected release of a Hazardous Substance on or into the air, soil, groundwater, surface water or soil vapor by the Borrowers or any Affiliate, the Borrowers agree within thirty (30) days after written demand for performance thereof by the Lender (or such shorter period of time as might be required under any applicable Environmental Law) to commence, or cause to be commenced, and thereafter diligently prosecute or cause to be prosecuted to completion, all such remedial work. At Lender's option, remedial work will be performed by one or more contractors approved by the Lender under the supervision of a consulting engineer approved by the Lender. All costs and expenses of such remedial work will be paid by the Borrowers including, without implied limitation, the charges of such contractor(s) and consulting engineer(s), and the Lender's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such remedial work.

         6. Events of Default. The Lender may terminate all obligations of the Lender to make further disbursements under the Revolving Note or Term Note and may exercise the remedies held by the Lender under the Loan Documents if any of the following events occur and are not remedied by the Borrowers or waived in writing by the Lender.

                  6.1 Nonpayment. The nonpayment, within five (5) days of the date when due, of any installment of interest or principal owing under the Revolving Note or Term Note or of any other amount payable to the Lender under the terms of the Loan Documents.

                  6.2 Breach of Agreement. The failure by the Borrowers to perform or observe any representation, warranty or agreement contained in any of the Loan Documents, including without implied limitation any provision of paragraphs 3, 4 and 5 hereof, which shall continue for a period of thirty (30) days after the Borrowers become aware thereof, except that any obligations related to the payment of money or maintenance of insurance shall have no grace period except as otherwise expressly provided in paragraph 6.1 hereof and the defaults described in paragraph 6.3 through 6.12 shall have no grace periods except as specified in such paragraphs.

                  6.3      Lien Filings. The existence for a period of thirty
(30) days of any lien other than liens created by the Loan Documents or permitted hereunder covering all or any portion of the Collateral, unless the validity thereof is being contested in good faith by the Borrowers.

                  6.4 Casualty Loss. Substantial damage, destruction or taking of all or any portion of the Collateral.

                  6.5 Representations and Warranties. Any representation, statement, certificate, schedule or report made or furnished to the Lender by or on behalf of the Borrowers proves to be false or erroneous in any material respect at the time of the making thereof or any representation or warranty contained in the Loan Documents ceases to be complied with in any material respect.

                  6.6 Insolvency; Bankruptcy. The insolvency (meaning an inability to pay debts as the same become due or the existence of liabilities in excess of assets) of any Borrower or any Guarantor, or the institution of bankruptcy, reorganization, liquidation, receivership or conservatorship proceeding by or against any Borrower or any Guarantor.

                  6.7 Judgment. Entry by any court of a final uninsured judgment against any Borrower or an attachment of the Collateral or any part thereof which is not discharged or stayed to the satisfaction of the Lender.

                  6.8 Other Debt. The default in payment or acceleration of the maturity of any indebtedness of any Borrower or any Guarantor owing to any other person.

                  6.9 Adverse Change. The occurrence of a material adverse change in the financial condition of any Borrower, any Guarantor, or the value of the Collateral.

                  6.10 Ownership and Management. A change in the ownership or management of the Borrowers shall occur which is unsatisfactory to Lender.

                  6.11 Corporate Existence. Any act or omission (formal or informal) of the Borrowers or Guarantors or their officers, directors or shareholders leading to, or resulting in, the termination, invalidation (partial or total), revocation, suspension, interruption or unenforceability of their corporate existences, rights, licenses, franchises or permits, or the transfer or disposition (whether by sale, lease or otherwise) to any person of all or a substantial part of their property.

                  6.12 Invalidity of Security Interest and Liens. For any reason after execution and delivery thereof, any document delivered pursuant hereto that creates, or was intended to create, a security interest or to provide collateral security for indebtedness created hereunder ceases to be in full force and effect, or the liens intended to be created thereby cease to be or are not valid and perfected first liens, subject to no other liens except as expressly permitted herein.

         7. Remedies. On the occurrence of an Event of Default, in addition to any other rights and remedies which the Lender might hold under the terms of any one or more of the Loan Documents, the Lender will have the following remedies:

                  7.1 Acceleration of Maturity. The Lender may, at the Lender's option, terminate all obligations of the Lender to make further advances under the Revolving Note and the Term Note, declare the Revolving Note and the Term Note and all other amounts owing by the Borrowers to the Lender to be immediately due and payable, demand performance of all other obligations of the Borrowers under the Loan Documents and proceed to selectively and successively enforce any one or more of the Lender's rights under the Loan Documents.

                  7.2 Selective Enforcement. In the event the Lender elects to selectively and successively enforce the Lender's rights under any one or more of the Loan Documents, such action will not be deemed a waiver or discharge of any other right, lien or encumbrance securing payment of the Revolving Note and the Term Note. Lender may proceed against the Guarantors or the Borrowers selectively and without any requirement to proceed against all of them or against any of them in any particular order.

                  7.3 Performance by Lender. In the event the Borrowers fail to cure or cause to be cured any Event of Default within any time provided, the Lender will at any time thereafter have the right, but not the obligation, to cause the Event of Default to be cured on the Borrowers' behalf and to pay any secured or unsecured claim (whether prior to or subordinate to the claims of the Lender) affecting the Collateral or Lease payments in such manner and at such times as the Lender determines to be appropriate under the circumstances. The Borrowers hereby authorize the Lender to increase the indebtedness owing by the Borrowers to the Lender by the cost of curing any Event of Default or satisfying any claim against the Borrowers or the Collateral and agrees that the Loan Documents will evidence and secure payment of such costs whether or not the total funds advanced by the Lender exceed the face amount of the Loan Documents.

                  7.4 Waiver of Default. The Lender may, by an instrument in writing signed by the Lender, waive any Event of Default which has occurred and any of the consequences of such Event of Default and, in such event, the Lender, the Borrowers and the Guarantors will be restored to their respective former positions, rights and obligations hereunder. Any Event of Default so waived will, for the purposes of the Loan Documents, be deemed to have been cured and not to be continuing, but no such waiver will extend to any subsequent or other Event of Default or impair any consequences of such subsequent or other Event of Default. No waiver of any Event of Default by the Lender will be implied from the failure or delay by the Lender to take any action in respect of the Event of Default. No express waiver of any condition precedent or Event of Default will affect any other Event of Default or extend any period of time for performance other than as specified in such express waiver. One or more waivers of any Event of Default will not be deemed a waiver of any subsequent failure by the Borrowers to perform the same provision or any other provision. The consent to or approval of any act or request by the Lender will not be deemed to waive or render unnecessary the consent to or approval of any subsequent similar act or request. The partial exercise of any right or remedy under the Loan Documents will not preclude any other or further exercise thereof or the exercise of any other right or remedy. No advance of the proceeds of the Loan will constitute a waiver of any of the Borrowers' representations, warranties, conditions or agreements contained in the Loan Documents. If the Lender elects to advance proceeds of the Loan to the Borrowers' notwithstanding the Borrowers' failure to satisfy any condition precedent to such advance, the advancement of funds will not preclude the Lender from thereafter declaring the Borrowers' failure to satisfy such condition precedent to be an Event of Default. No course of dealing between the Borrowers and the Lender will be deemed to amend the terms of the Loan Documents or to preclude the Lender from exercising the rights and remedies therein contained notwithstanding such course of dealing.

                  7.5 Cumulative Remedies. The rights and remedies of the Lender provided by the Loan Documents are cumulative and no right or remedy will be exclusive of any other or of any other right or remedy which the Lender might otherwise have by virtue of the occurrence of an Event of Default and the exercise of any right or remedy by the Lender will not impair the Lender's standing to exercise any other right or remedy.

                  7.6 Waiver of Marshalling of Assets. The Borrowers, jointly and severally, for themselves and all who may claim through or under them, hereby expressly waive and release all rights to have the Collateral, or any part thereof, or any of their other properties, marshalled on any foreclosure, sale or other enforcement of remedies, and the Lender or any court in which the foreclosure of liens or security interests in the Collateral are sought, shall have the right to sell the Collateral as an entirety in a single parcel.

                  7.7 Deposits; Setoff. Regardless of the adequacy of the Collateral, any sums credited by or due from the Lender or any affiliate of the Lender to the Borrowers or any affiliate of the Lender will at all times constitute collateral security for all obligations of the Borrower to the Lender and may be set off against any and all liabilities, direct or indirect, absolute or contingent, now existing or hereafter arising, of the Borrower to the Lender.

         8. Rights of Lender Concerning New Financing; Refinancing of Property; Repurchase of Warrants.

                  8.1 Financing Proceeds. Out of all proceeds received by any PDGE Debtor Party as a result of the completion of any equity financing (a "Financing"), except a "Lender Equity Financing" as defined below, net of all selling expenses incident thereto, consisting of all brokerage and underwriting commissions, discounts, placement agent fees, and other related compensation, attorneys' and accountants' fees, printing costs, filing fees and other necessary expenses ("Net Financing Proceeds") a minimum of thirty percent (30%), or one hundred percent (100%) should any Event of Default have occurred and be continuing beyond any applicable cure period, shall be used solely for the purpose of repaying the amounts owing under the Loans, whether or not then due, as Lender may determine, and Lender is hereby granted a security interest in all such Net Financing Proceeds to the extent Lender is entitled to same hereunder. However, to the extent Net Financing Proceeds are derived from the issuance of shares of PDGE common stock at any time upon the exercise by Lender of any Warrants, in whole or in part, one hundred percent (100%) of such Net Financing Proceeds shall be applied to repayment of the Loans and Lender may credit the proceeds otherwise due Lender on such issuance directly to the amounts owing to Lender under the Loans. Lender shall have the right to require as a condition of any investment, securities purchase, underwriting, placement agent, or similar agreement related to any Financing that the Net Financing Proceeds be paid directly to Lender or as Lender may otherwise direct. The PDGE Debtor Parties agree to execute and deliver, and hereby irrevocably authorize Lender, on their behalf and as their attorney-in-fact, to execute and deliver, any and all agreements and instruments, and to take any and all actions, as Lender may request or deem necessary in order to provide for the direct payment of all Net Financing Proceeds to Lender, or to perfect Lender's security interest in such Net Financing Proceeds as granted herein. The PDGE Debtor Parties shall provide Lender with at least fifteen (15) Business Days notice prior to the closing of any Financing.

                  8.2 Option to Provide Financing. In the event any PDGE Debtor Party shall propose to raise any funds through a Financing, such PDGE Debtor Party shall offer Lender the first right or option to provide such Financing and shall provide Lender with a notice (the "Offer Notice") setting forth all material terms of the proposed Financing, including the nature of the equity securities to be issued, the rights thereof and the price to be paid therefor. Following receipt of the Offer Notice, Lender shall have the right upon notice to the PDGE Debtor Party proposing the Financing given within fifteen (15) Business Days of receipt of the Offer Notice to provide the Financing requested by the PDGE Debtor Party on substantially the terms set forth in the Offer Notice (a "Lender Equity Financing"). In the event Lender shall exercise its right to provide funds to a PDGE Debtor Party through a Lender Equity Financing, the parties shall use their best efforts to agree upon the terms of and to enter into definitive agreements respecting such Financing as are customary for a transaction of such type and to close the Lender Equity Financing within sixty (60) days of the date of the Offer Notice.

                  8.3 Purchase of Warrants. In the event the Loans are repaid in full on or prior to January 31, 1996, PDGE shall have the option to repurchase the then unexercised portion of the Warrants for the purchase price of $100,000. Such option shall be exercised upon written notice to Lender given concurrent with the repayment in full of the Loans, accompanied by payment in the amount of $100,000, which shall be received by Lender not later than January 31, 1996.

                  8.4 Refinancing of Murryville, Pennsylvania Property. Lender hereby agrees that it shall not unreasonably withhold its consent to any proposed refinancing of the Property provided that (a) all proceeds from the refinancing shall be used to pay down the Loans, whether or not then due, (b) at least $400,000 in proceeds are received by Lender from the refinancing; (c) Lender shall be permitted to maintain a second priority mortgage on the Property subject to no liens other than the mortgage lien on the refinance lender and liens for current property taxes not yet payable; (d) no Event of Default or event or circumstance exists that with the giving of notice or the passage of time or otherwise would constitute an Event of Default either before or after giving effect to the proposed refinancing; and (e) the PDGE Debtor Parties and the refinance lender shall execute and deliver or cause to be executed and delivered to Lender such mortgages, subordination and intercreditor agreements, documents and other information as Lender may reasonably require, including a Lender's policy of title insurance in an amount required by Lender.

         9. No Further Modification. No provision hereof can be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom the enforcement of the change, waiver, discharge or termination is sought. It is understood that the Lender is under no obligation to extend the term of any credit extended under this Agreement or any other Loan Document and any such further modifications or extensions will be made in the Lender's sole and absolute discretion. Any such modifications or extensions will be evidenced by the acceptance by Lender of a written agreement having terms acceptable to the Lender. Each of the PDGE Debtor Parties and Guarantors acknowledge that all of the terms and all of the obligations of Lender with respect to any credit of any kind extended to the PDGE Debtor Parties is fully contained in this Agreement and any other Loan Documents and that no other understanding, written or oral, has been entered into in connection herewith.

         10. Release of Lender. As additional consideration for the undertaking to execute and deliver this Agreement, the PDGE Debtor Parties and Guarantors hereby each release and forever discharge the Lender, the Lender's agents, servants, employees, officers, directors, attorneys, and shareholders, as well as the respective successors and assigns of any and all thereof (collectively, the "Released Lender Parties") from all damage, loss, claims, demands, liabilities, obligations, actions and causes of action whatsoever which the Debtor Parties or Guarantors, or any of them, might now have or claim to have against the Lender, whether presently known or unknown, and of every nature and extent whatsoever, on account of or in any way concerning, arising out of or founded on the Integra Loans, PDGE Loans, PDGES Loan or any of the Loan Documents or PDGES Loan Documents, including without implied limitation, all such loss or damage of any kind heretofore sustained that might arise as a consequence from the dealings between the parties.

                  To the extent applicable, the PDGE Debtor Parties and Guarantors waive the provisions of Section 1542 of the California Civil Code which provides as follows:

                         "A GENERAL RELEASE DOES NOT
                         EXTEND TO CLAIMS WHICH THE
                         CREDITOR DOES NOT KNOW OR
                         SUSPECT TO EXIST IN HIS FAVOR AT
                         THE TIME OF EXECUTING THE
                         RELEASE, WHICH IF KNOWN BY HIM
                         MUST HAVE MATERIALLY AFFECTED
                         HIS SETTLEMENT WITH THE DEBTOR"

                         -----              -----               -------
                         PDGE               PDGI                John Regan

                         -----              -----               -------
                         PDG                Enviro-Tech         Eleanor Regan


        11.       Miscellaneous. It is further agreed as follows:

                  11.1 Time. Time is the essence of each provision of this Agreement.

                  11.2 Notice. Any notice, demand or communication required or permitted to be given by any provision of this Agreement will be in writing and will be deemed to have been given when delivered personally or by facsimile, receipt confirmed, to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other party:

                         TO the Borrowers/PDGE Debtor
                         Parties and Guarantors:

                                                 c/o PDG Environmental, Inc.
                                                 300 Oxford Drive
                                                 Monroeville, Pennsylvania 15146
                                                 Attention: John Reagan

         To the Lender:                       CVD Financial Corporation
                                              400 Burrard Street, Suite 1250
                                              Vancouver, British Columbia V6C3A6
                                              Attention: Roy Zanatta

         11.3 Successors and Assigns. This Agreement will inure to the benefit of and bind the respective successors and permitted assigns of the parties.

         11.4 Attorneys' Fees. If any legal action or proceeding is brought by any party in order to enforce a provision of this Agreement or any Loan Document, the unsuccessful party in such action or proceeding, whether or not such action or proceeding is prosecuted to final judgement, shall pay all of the attorneys' fees and costs incurred by the prevailing party. If any PDGE Debtor Party or Guarantors shall become the subject of any bankruptcy or insolvency proceeding, the PDGE Debtor Parties and Guarantors shall pay to the lender on demand all attorneys' fees, costs and expenses which the Lender may incur (i) to obtain relief from any bankruptcy or insolvency proceeding which delays or other wise impairs the Lender's exercise of any right or remedy under this Agreement, or any of the Loan Documents, or (ii) to obtain adequate protection or assurance for any of the Lender's rights or collateral.

         11.5 Partial Invalidity. If any provision of this Agreement is determined by a court having jurisdiction to be illegal, invalid or unenforceable under any present or future law, the remainder of this Agreement will not be affected thereby. It is the intention of the parties that if any provision is so held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible that is legal, valid and enforceable.

         11.6 Headings. The headings used in this Agreement are for ease in reference and are not intended to affect the interpretation of this Agreement in any way.

         11.7 No Waiver. No waiver of any action or default by any party will be implied from the failure or delay by the other party to take any action in respect of such action or default. No express waiver of any condition precedent or default will affect any other default or extend any period of time for performance other than as specified in such express waiver. One or more waivers of any default in the performance of any provision of this Agreement will not be deemed a waiver of any subsequent default in the performance of the same provision or any other provision. The consent to or approval of any act or request by any party will not be deemed to waive or render unnecessary the consent to or approval of any subsequent similar act or request. A party's exercise of any right or remedy under this Agreement will not preclude any other or further exercise thereof or the exercise of any other right or remedy. No course of dealing between the parties will be deemed to amend the terms of the Agreement or to preclude any party from exercising the rights and remedies herein contained notwithstanding such course of dealing. The rights and remedies provided in this Agreement are cumulative and no right or remedy will be exclusive or any other, or of any other right or remedy at law or in equity which any party might otherwise have by virtue of a default under this Agreement and the exercise of any right or remedy by any party will not impair such party's standing to exercise any other right or remedy.

                  11.8 Applicable Law. The lending transaction contemplated by this Agreement and the Loan Documents has been negotiated, consummated and is to be performed in the State of California. This Agreement and the other Loan Documents described herein shall be governed by, and construed and enforced in accordance with the substantive law of the State of California. Any action or proceeding arising in connection with this Agreement and the Loan Documents shall be brought in a federal or state court within Los Angeles County, California, and the Debtor Parties and Guarantors hereby consent to the jurisdiction of any federal or state court within the State of California and located in State of California and located in Los Angeles County, California. The Debtor Parties and Guarantors irrevocably and unconditionally submit to the jurisdiction (both subject matter and personal) or each such court and irrevocably and unconditionally waive (a) any objection that they might now or hereafter have to the venue in any such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, the Lender may, in its sole and absolute discretion, initiate proceedings in the courts of any other jurisdiction in which any Debtor Party or Guarantor may be found or in which its assets may be located.

                  11.9 JURY WAIVER. THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS DESCRIBED HEREIN OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE PARTIES HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

LENDER:                              CVD FINANCIAL CORPORATION,
-------                              a Delaware corporation

                                      By:
                                          -----------------------------
                                     Its:
                                          -----------------------------

BORROWERS:                           PDG ENVIRONMENTAL, INC.,
----------                           a Delaware corporation

                                      By:
                                          -----------------------------
                                     Its:
                                          -----------------------------

                                      PDG, INC.,
                                      a Pennsylvania corporation


                                      By:
                                          -----------------------------
                                     Its:
                                          -----------------------------

                                      By:
                                          -----------------------------
                                     Its:
                                          -----------------------------

                                     PROJECT DEVELOPMENT GROUP, INC.,
                                     a Pennsylvania corporation

                                      By:
                                          -----------------------------
                                     Its:
                                          -----------------------------

                                      By:
                                          -----------------------------
                                     Its:
                                          -----------------------------

                                     ENVIRO-TECHABATEMENTSERVICES CO.,
                                     a North Carolina corporation

                                      By:
                                          -----------------------------
                                     Its:
                                          -----------------------------
                                      By:
                                          -----------------------------
                                     Its:
                                          -----------------------------


                                     ----------------------------------
GUARANTORS:                          JOHN REGAN
-----------


                                     ----------------------------------
                                     ELEANOR REGAN

                              AMENDED AND RESTATED
                                PROMISSORY NOTE
                                  (REVOLVING)


$2,419,993.71                                         Los Angeles, California
                                                              October 1, 1995


        FOR VALUE RECEIVED, PDG ENVIRONMENTAL, INC., a Delaware corporation; PDG, INC., a Pennsylvania corporation; PROJECT DEVELOPMENT GROUP, INC., a Pennsylvania corporation; and ENVIRO-TECH ABATEMENT SERVICES CO., a North Carolina corporation (collectively, the "Borrower"), jointly and severally promise to pay to the order of CVD FINANCIAL CORPORATION, a Delaware corporation, its successors and assigns (the "Lender") at 400 Burrard Street, Suite 1250, Vancouver, British Columbia, V6C 3A6 Canada, or at such other place as might be designated in writing by the Lender, the principal sum of Two Million Four Hundred Nineteen Thousand Nine Hundred Ninety Three Dollars and 71/100 ($2,419,993.71) or so much thereof as has been disbursed by the lender and remains unpaid, together with interest thereon at a variable rate equal to the Note Rate (as hereafter defined) then in effect. The "Note Rate" shall be equal to three percent (3%) in excess of the Prime Rate (as hereafter defined) per annum. The Note Rate charged hereunder will change effective on the date of each change in the Prime Rate without notice to the Borrower. As used in this Note, the term "Prime Rate" means the rate of interest per annum most recently announced by Citibank, N.A., New York, New York, for the guidance of its officers as its prime lending rate or, if the foregoing index is not available, the highest prevailing base interest rate charged on corporate loans by large United States money center commercial banks as published from time to time in the "Money Rates" column of The Wall Street Journal. The Prime Rate is currently eight and three quarters percent (8.75%) per annum and the Borrower acknowledges that this Note will bear interest at a rate three percent (3%) in excess of eight and three quarters percent (8.75%), or eleven and three quarters percent (11.75%) per annum, until the date of a change in the Prime Rate. Interest will be calculated on the basis of the actual days elapsed based on a per diem charge computed over a year composed of three hundred sixty (360) days.

        Principal and interest will be paid as follows: Interest on the amounts disbursed, accrued from October 1, 1995 through the last day of each month, will be paid on the first day of each succeeding calendar month, commencing on November 1, 1995. On December 31, 1996, the entire unpaid principal balance and all accrued but unpaid interest thereon will be due and payable.


                                  SCHEDULE "C"

         This Note is issued by the Borrower and accepted by the Lender pursuant to a certain Amended and Restated Loan Agreement between the Borrower and the Lender dated as of October 31, 1995, (the "Loan Agreement") and evidences the Revolving Loan as defined in the Loan Agreement. It is specifically understood that the aggregate advances made during the term of this Note shall exceed the face amount of this Note, but the unpaid principal balance of this Note will never exceed the face amount of this Note. Advances, readvances and payments under this Note may, at the option of the Lender, be recorded on this Note or by deposits and withdrawals from an account maintained by the Borrower on deposit with the Lender or under the control of the Lender, either of which will be prima facie evidence of such advances, payments and the unpaid balance of this Note. All advances under this Note will be made by the Lender in accordance with the terms of the Loan Agreement. All advances under this Note will be made by the Lender in accordance with the terms of the Loan Agreement.

         Subject to Lender's conversion rights as set forth in the Loan Agreement, the Borrower will have the right at any time and from time to time, upon not less than fifteen (15) business days notice to Lender to prepay all or any portion of the unpaid principal balance of this Note without penalty, but with interest accrued to the date of prepayment on the unpaid principal balance of the Note. Notwithstanding the foregoing, Borrower shall not be required to provide Lender with advance notice of any prepayment received by Lender on or prior to January 31, 1996.

         The Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Lender's rights under this Note, the Loan Documents (as defined in the Loan Agreement) or otherwise relating to the indebtedness hereby evidenced, the Borrower will pay the Lender's reasonable attorneys' fees, all court costs and all other expenses incurred by the Lender in connection therewith. The Lender may collect a late charge equal to five percent (5%) of each payment which is not received by the Lender within ten (10) days after the due date of such payment. Such late charge represents the estimate of reasonable compensation for the loss which will be sustained by the Lender arising from the Borrower's failure to make timely payments and may be collected without prejudice to the rights of the Lender to collect any other amounts arising from the Borrower's default in payment or to accelerate the maturity of the indebtedness hereby evidenced. In addition to the foregoing late charge, at the option of the Lender, after the occurrence of any Event of Default (as defined in the Loan Agreement), the unpaid balance of this Note will bear interest at a Default Rate which is equal to five percent (5.0%) in excess of the Note Rate (eight percent (8.0%) in excess of the Prime Rate) and such interest which has accrued will be paid at the time of and as a condition precedent to curing any Event of Default (as defined in the Loan Agreement). During the existence of any Event of Default, the Lender may apply payments received on any amount due hereunder or under the terms of any instrument now or hereafter evi-dencing or securing payment of this indebtedness as the Lender determines from time to time.

        Payment of the indebtedness hereby evidenced is secured by certain security interests described in the Loan Documents (as defined under the Loan Agreement). On the breach by the Borrower of any provision of this Note, or the occurrence of any other Event of Default under any one or more of the Loan Documents or any other instrument now or hereafter evidencing or securing payment of the indebtedness hereby evidenced, and the continuation of such Event of Default beyond any applicable cure period, at the option of the Lender, the entire indebtedness evidenced by this Note will become immediately due, payable and collectible then or thereafter as the Lender might elect, regardless of the date of maturity of this Note. Failure by the Lender to exercise such option will not constitute a waiver of the right to exercise the same on the occurrence of any subsequent Event of Default.

        The makers, endorsers, sureties, guarantors and all other persons who might become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Such parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the collateral securing payment hereof or release of any party liable for the payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging such party's liability hereunder. If more than one maker executes this Note, the liability of each of the undersigned is and shall be joint and several.

        The lending transaction contemplated by this Note and the Loan Documents has been negotiated, consummated and is to be performed in the State of California. This Note and the other Loan Documents described herein shall be governed by, and construed and enforced in accordance with the substantive law of the State of California. Any action or proceeding arising in connection with this Note and the Loan Documents shall be brought in a federal or state court within Los Angeles County, California, and the Borrowers hereby consent to the jurisdiction of any federal or state court within the State of California and located in State of California and located in Los Angeles County, California. The Borrowers irrevocably and unconditionally submit to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waive (1) any objection that they might now or hereafter have to the venue in any such court; and (2) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, the Lender may, in its sole and absolute discretion, initiate proceedings in the courts of any other jurisdiction in which any Borrower may be found or in which its assets may be located.

        THE MAKERS HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS NOTE, ANY OF THE LOAN DOCUMENTS DESCRIBED HEREIN OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES THERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE, THE LOAN AGREEMENT, THE LOAN DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE MAKERS HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PERSON MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE MAKERS TO THE WAIVER OF THEIR RIGHT TO TRIAL
BY JURY.

        IN WITNESS WHEREOF, the Borrower has executed this instrument effective the date first above written.


Borrower:                               PDG ENVIRONMENTAL, INC.,
                                        A DELAWARE CORPORATION

                                        By :____________________________________
                                        Its:____________________________________


                                        By :____________________________________
                                        Its:____________________________________


                                        PDG, INC.
                                        A PENNSYLVANIA CORPORATION

                                        By :____________________________________
                                        Its:____________________________________

                                        By :____________________________________
                                        Its:____________________________________

                                  PROJECT DEVELOPMENT GROUP, INC.,
                                  A PENNSYLVANIA CORPORATION


                                  By :
                                      --------------------------------
                                  Its:
                                      --------------------------------


                                  By :
                                      --------------------------------
                                  Its:
                                      --------------------------------


                                  ENVIRO-TECH ABATEMENT SERVICES CO.
                                  A NORTH CAROLINA CORPORATION


                                  By :
                                      --------------------------------
                                  Its:
                                      --------------------------------


                                  By :
                                      --------------------------------
                                  Its:
                                      --------------------------------

                              AMENDED AND RESTATED
                                PROMISSORY NOTE
                                     (TERM)


$559,990.57                                             Los Angeles, California
                                                                October 1, 1995


        FOR VALUE RECEIVED, PDG ENVIRONMENTAL, INC., a Delaware corporation; PDG, INC., a Pennsylvania corporation; PROJECT DEVELOPMENT GROUP, INC., a Pennsylvania corporation; and ENVIRO-TECH ABATEMENT SERVICES CO., a North Carolina corporation (collectively, the "Borrower"), jointly and severally promise to pay to the order of CVD FINANCIAL CORPORATION, a Delaware corporation, its successors and assigns (the "Lender") at 400 Burrard Street, Suite 1250, Vancouver, British Columbia, Canada V6C 3A6, or at such other place as might be designated in writing by the Lender, the principal sum of Five Hundred Fifty Nine Thousand Nine Hundred Ninety Dollars and 57/100 ($559,990.57) or so much thereof as has been disbursed by the Lender and remains unpaid, together with interest thereon at a variable rate equal to the Note Rate (as hereafter defined) then in effect. The "Note Rate" shall be equal to three percent (3%) in excess of the Prime Rate (as hereafter defined) per annum. The Note Rate charged hereunder will change effective on the date of each change in the Prime Rate without notice to the Borrower. As used in this Note, the term "Prime Rate" means the rate of interest per annum most recently announced by Citibank, N.A., New York, New York, for the guidance of its officers as its prime lending rate or, if the foregoing index is not available, the highest prevailing base interest rate charged on corporate loans by large United States money center commercial banks as published from time to time in the "Money Rates" column of The Wall Street Journal. The Prime Rate is currently eight and three quarters percent (8.75%) per annum and the Borrower acknowledges that this Note will bear interest at a rate three percent (3%) in excess of eight and three quarters percent (8.75%), or eleven and three quarters percent (11.75%) per annum, until the date of a change in the Prime Rate. Interest will be calculated on the basis of the actual days elapsed based on a per diem charge computed over a year composed of three hundred sixty (360) days.

        Principal and interest will be paid as follows: Interest on the amounts disbursed, accrued from October 1, 1995 through the last day of each month, will be paid on the first day of each succeeding calendar month, commencing on November 1, 1995. The unpaid principal principle balance of the Note will be paid in consecutive monthly installments of Thirteen Thousand Five Hundred Thirty Three Dollars ($13,533), payable on the first day of each month beginning November 1, 1995 with the remaining unpaid principal balance and all accrued but unpaid interest thereon being due and payable on December 31, 1996.


                                  SCHEDULE "D"

        This Note is issued by the Borrower and accepted by the Lender pursuant to a certain Amended and Restated Loan Agreement between the Borrower and the Lender, dated as of October 31, 1995 (the "Loan Agreement") and evidences the Term Loan as defined in the Loan Agreement. All advances under this Note will be made by the Lender in accordance with the terms of the Loan Agreement.

        Subject to Lender's conversion rights as set forth in the Loan Agreement, the Borrower will have the right at any time and from time to time, upon not less than fifteen (15) business days notice to Lender to prepay all or any portion of the unpaid principle balance of this Note without penalty, but with interest accrued to the date of prepayment on the unpaid principal balance of the Note. Notwithstanding the foregoing, Borrower shall not be required to provide Lender with advance notice of any prepayment received by Lender on or prior to January 31, 1996.

        The Borrower agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the Lender's rights under this Note, the Loan Documents (as defined in the Loan Agreement) or otherwise relating to the indebtedness hereby evidenced, the Borrower will pay the Lender's reasonable attorneys' fees,, all court costs and all other expenses incurred by the Lender in connection therewith. The Lender may collect a late charge equal to five percent (5%) of each payment which is not received by the Lender within ten (10) days after the due date of such payment. Such late charge represents the estimate of reasonable compensation for the loss which will be sustained by the Lender arising from the Borrower's failure to make timely payments and may be collected without prejudice to the rights of the Lender to collect any other amounts arising from the Borrower's default in payment or to accelerate the maturity of the indebtedness hereby evidenced. In addition to the foregoing late charge, at the option of the Lender, after the occurrence of any Event of Default (as defined in the Loan Agreement), the unpaid balance of this Note will bear interest at a Default Rate which is equal to five percent (5.0%) in excess of the Note Rate (eight percent (8.0%) in excess of the Prime Rate) and such interest which has accrued will be paid at the time of and as a condition precedent to curing any Event of Default (as defined in the Loan Agreement). During the existence of any Event of Default, the Lender may apply payments received on any amount due hereunder or under the terms of any instrument now hereafter evidencing or securing payment of this indebtedness as the Lender determines from time to time.

                Payment of the indebtedness hereby evidenced is secured by certain security interests described in the Loan Documents (as defined under the Loan Agreement). On the breach by the Borrower of any provision of this Note, or the occurrence of any other Event of Default under any one or more of the Loan Documents or any other instrument now or hereafter evidencing or securing payment of the indebtedness hereby evidenced, and the continuation of such Event of Default beyond any applicable cure period, at the option of the Lender, the entire indebtedness evidenced by this Note will become immediately due, payable and collectible then or thereafter as the Lender might elect, regardless of the date of maturity of this Note. Failure by the Lender to exercise such option will not constitute a waiver of the right to exercise the same on the occurrence of any subsequent Event of Default.

        The makers, endorsers, sureties, guarantors and all other persons who might become liable for all or any part of this obligation severally waive presentment for payment, protest and notice of nonpayment. Such parties consent to any extension of time (whether one or more) of payment hereof, release of all or any part of the collateral securing payment hereof or release of any party liable for the payment of this obligation. Any such extension or release may be made without notice to any such party and without discharging such party's liability hereunder. If more than one maker executes this Note, the liability of each of the undersigned is and shall be joint and several.

        The lending transaction contemplated by this Note and the Loan documents has been negotiated, consummated and is to be performed in the State of California. This Note and the other Loan Documents described herein shall be governed by, and construed and enforced in accordance with the substantive law of the State of California. Any action or proceeding arising in connection with this Note and the Loan Documents shall be brought in a federal or state court within Los Angeles County, California, and the Borrowers hereby consent to the jurisdiction of any federal or state court within the State of California and located in State of California and located in Los Angeles County, California. The Borrowers irrevocably and unconditionally submit to the jurisdiction (both subject matter and personal) of each such court and irrevocably and unconditionally waive (1) any objection that they might now or hereafter have to the venue in any such court; and (2) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum. Notwithstanding the foregoing, the Lender may, in its sole and absolute discretion, initiate proceedings in the courts of any other jurisdiction in which any Borrower may be found or in which its assets may be located.

        THE MAKERS HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS NOTE, ANY OF THE LOAN DOCUMENTS DESCRIBED HEREIN OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES THERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE, THE LOAN AGREEMENT, THE LOAN DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS

RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE MAKERS HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PERSON MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE MAKERS TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        IN WITNESS WHEREOF, the Borrower has executed this instrument effective the date first above written.

Borrower:                         PDG ENVIRONMENTAL, INC.,
                                  A DELAWARE CORPORATION


                                  By :
                                      --------------------------------
                                  Its:
                                      --------------------------------


                                  By :
                                      --------------------------------
                                  Its:
                                      --------------------------------


                                  PDG. INC.
                                  A PENNSYLVANIA CORPORATION


                                  By :
                                      --------------------------------
                                  Its:
                                      --------------------------------


                                  By :
                                      --------------------------------
                                  Its:
                                      --------------------------------

                                  PROJECT DEVELOPMENT GROUP, INC.,
                                  A PENNSYLVANIA CORPORATION


                                  By :
                                      --------------------------------
                                  Its:
                                      --------------------------------


                                  By :
                                      --------------------------------
                                  Its:
                                      --------------------------------


                                  ENVIRO-TECH ABATEMENT SERVICES CO.
                                  A NORTH CAROLINA CORPORATION


                                  By :
                                      --------------------------------
                                  Its:
                                      --------------------------------


                                  By :
                                      --------------------------------
                                  Its:
                                      --------------------------------

                                  EXHIBIT "A"

                               Events of Default

                             LIST OF LOAN DOCUMENTS


        The following schedule sets forth a list of all Loan Documents connected with the Integra Loans, PDGE Loans and PDGES Loans and the disposition thereof. The term "Loan Documents" as used in the Loan Agreement shall be deemed to refer to all instruments described in Section J below (129-137), together with document nos. 1, 10, 13, 15, 17, 26-28, 30, 65, 66,
72-75, 79-88, and 94-122.

A. 12/1/87 -- Integra Loan -- PDGI -- $320,000

        1. Mortgage dated December 1, 1987, between Project Development Group, Inc., a Pennsylvania corporation ("PDGI") as Mortgagor and Equibank (predecessor to Integra Bank/Pittsburgh ("Integra") as Mortgagee encumbering certain real property located in Westmoreland County, Pennsylvania. [STAYS]

        2. Promissory Note dated December 1, 1987, executed by PDGI in favor of Equibank. [INCLUDED IN AMENDED AND RESTATED REVOLVING NOTE]

B. 11/5/91 -- Integra Loan -- PDG, PDGE, PDGES, PDGI -- $3,000,000

        3. Credit Agreement dated November 5, 1991, among Equibank, PDG, Inc., a Pennsylvania corporation ("PDG"), PDG Environmental, Inc., a Delaware corporation ("PDGE"), Asbestos Training Academy, Inc., a Delaware corporation (now known as PDG Environmental Services, Inc., a Delaware corporation ("PDGES")), PDG Environmental of Florida, Inc. (merged into PDGES), Project Development Group, Inc., a Pennsylvania corporation (PDGI), and PDG Environmental of Pennsylvania, Inc., a Delaware Corporation (merged into PDGES) representing a revolving credit facility of $3,000,000. [SUPERSEDED BY AMENDED AND RESTATED LOAN AGREEMENT]

        4. Revolving Credit Note dated November 5, 1991, in the amount of $3,000,000 executed by PDGE, PDG, PDGI, PDG Environmental of Florida, Inc. (merged into PDGES), Asbestos Training Academy, Inc. (now known as PDGES) and PDG Environmental of Pennsylvania, Inc. (merged into PDGES). [INCLUDED IN AMENDED AND RESTATED REVOLVING NOTE]


                                  SCHEDULE "B"

         5. Security Agreement dated November 5, 1991, by and among Equibank, PDGE, PDG, PDGI, PDG Environmental of Florida, Inc. (merged into PDGES), PDG Environmental of Pennsylvania, Inc. (merged into PDGES) and Asbestos Training Academy, Inc. (now known as PDGES). [SUPERSEDED BY AMENDED AND RESTATED SECURITY AGREEMENT]

         6. Stock Pledge Agreement dated November 5, 1991, by and between PDGE and Equibank. [SUPERSEDED BY STOCK PLEDGE AGREEMENT, DOCUMENT NO. 66]

         7. First Amendment to Stock Pledge Agreement dated July 21, 1992, by and between PDGE and Equibank. [SUPERSEDED BY STOCK PLEDGE AGREEMENT, DOCUMENT NO. 66]

         8. Stock Pledge Agreement dated November 5, 1991, by and between Asbestos Training Academy, Inc. (now known as PDGES) and Equibank. [RELEASED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

         9. Suretyship Agreement dated November 5, 1991, executed by John Regan and Eleanor Regan regarding their guarantee as principal shareholders of PDGE. [SUPERSEDED BY AMENDED AND RESTATED GUARANTY]

         10. UCC Financing Statements executed by PDGE in favor of Equibank and filed on November 6, 1991, with Commonwealth of Pennsylvania and Prothonotary of Allegheny County, Pennsylvania. [STAYS]

         11. UCC Financing Statements executed by PDG Environmental of Pennsylvania, Inc. (now PDGES) in favor of Equibank and filed on November 6, 1991, with Commonwealth of Pennsylvania and Prothonotary of Allegheny County, Pennsylvania. [RELEASED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

         12. UCC Financing Statements executed by PDG Environmental of Florida, Inc. (now PDGES) in favor of Equibank and filed on November 6, 1991, with Commonwealth of Pennsylvania, Prothonotary of Allegheny County, Pennsylvania, Florida Secretary of State and Clerk of Circuit Court of Brevard County, Florida. [RELEASED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

         13. UCC Financing Statements executed by PDGI in favor of Equibank and filed on November 6, 1991, through November 7, 1991, with Commonwealth of

                  Pennsylvania, Prothonotary of Allegheny County, Pennsylvania, New York Secretary of State, Queens City Register, Florida Secretary of State and Clerk of the Circuit Court of Brevard County, Florida. [STAYS]

        14. UCC Financing Statements executed by Asbestos Training Academy, Inc. (now known as PDGES) in favor of Equibank and filed on November 6, 1991, with Commonwealth of Pennsylvania, Prothonotary of Allegheny County, Pennsylvania, New York Secretary of State and Queens City Register, New York. [RELEASED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        15. UCC Financing Statements executed by PDG in favor of Equibank and filed on November 6, 1991, through November 7, 1991, with Commonwealth of Pennsylvania, Prothonotary of Allegheny County, Pennsylvania, New York Secretary of State and Queens City Register, New York. [STAYS]

        16. UCC Financing Statements executed by PDGES in favor of Equibank and filed on July 20, 1992 through July 21, 1992, with Commonwealth of Pennsylvania, Prothonotary of Allegheny County, Pennsylvania, Florida Secretary of State and Clerk of the Circuit Court of Brevard County, Florida. [RELEASED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        17. UCC Financing Statements executed by Enviro-Tech in favor of Equibank and filed on July 20, 1992, with South Carolina Secretary of State and Clerk of Courts of York County, South Carolina. [STAYS]

        18. UCC Financing Statements executed by PDGER in favor of Equibank and filed on October 28, 1993, and November 5, 1993, with Commonwealth of Pennsylvania and Prothonotary of Allegheny County, Pennsylvania. [RELEASED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        19. UCC Financing Statements executed by Geo in favor of Equibank and filed on November 5, 1993, and November 9, 1993, with Florida Secretary of State and Clerk of the Circuit Court of Polk County, Florida. [RELEASED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

C. 3/24/94 - AMENDMENT TO INTEGRA LOAN - PDGE, PDG, PDGES, PDGI, ENVIRO-TECH - $3,000,000

        20. Amended and Restated Credit Agreement dated March 24, 1994, among Integra Bank/Pittsburgh, PDG, Inc., a Pennsylvania corporation ("PDG"), PDG Environmental, Inc., a Delaware corporation ("PDGE"), Project Development Group, Inc., Pennsylvania corporation ("PDGI"), PDG Environmental Services, Inc., a Delaware corporation (formerly Asbestos Training Academy, Inc. and the successor by merger to PDG Environmental of Pennsylvania, Inc. and PDG Environmental of Florida, Inc.) and Enviro-Tech Abatement Services Co., a North Carolina corporation ("Enviro-Tech") dated March 24, 1994, regarding $3,000,000 revolving credit facility. [SUPERSEDED BY AMENDED AND RESTATED LOAN AGREEMENT]

        21. Fourth Amended and Restated Revolving Credit Note in the amount of Three Million Dollars ($3,000,000.00) dated March 24, 1994, executed by PDG, PDGI, PDGES and Enviro-Tech in favor of Integra. [INCLUDED IN AMENDED AND RESTATED REVOLVING NOTE]

        22. First Amendment to Security Agreement dated March 24, 1994, by and among PDGE, PDG, PDGES, PDGI and Integra. [PDGES RELEASED IN FEBRUARY 7, 1995 LOAN MODIFICATION; NOW INCLUDED WITHIN AMENDED AND RESTATED SECURITY AGREEMENT]

        23. First Amendment to Security Agreement dated March 24, 1994, between Enviro-Tech and Integra. [INCLUDED IN AMENDED AND RESTATED SECURITY AGREEMENT]

        24. First Amendment to Security Agreement dated March 24, 1994, between Geo Recovery Services, Ltd., a Florida limited partnership ("Geo") and Integra. [RELEASED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        25. First Amendment to Security Agreement dated March 24, 1994, between PDG Environmental Remediation, a Pennsylvania limited partnership ("PDGER") and Integra. [RELEASED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        26. UCC Financing Statements executed by PDGI in favor of Integra and filed from March 25, 1994, to April 19, 1994, with Pennsylvania Secretary of the Commonwealth, Prothonotary of Allegheny County, Pennsylvania, Prothonotary of Westmoreland County, Pennsylvania, Recorder of Deeds of Westmoreland County, Pennsylvania, New York Secretary of State, County Register of Kings

                  County, New York, Florida Secretary of State and Texas Secretary of State. [STAYS]

        27. UCC Financing Statements executed by PDGE in favor of Integra and filed from March 25, 1994, to April 21, 1994, with Pennsylvania Secretary of the Commonwealth and Prothonotary of Allegheny County. [STAYS]

        28. UCC Financing Statements executed by PDG in favor of Integra and filed from March 25, 1994, to April 21, 1994, with Pennsylvania Secretary of the Commonwealth, Prothonotary of Allegheny County, Pennsylvania, Prothonotary of Luzerne County, Pennsylvania, and Prothonotary of Montgomery County, Pennsylvania. [STAYS]

        29. UCC Financing Statements executed by PDGES in favor of Integra and filed on March 25, 1994 to April 1, 1994, with Pennsylvania Secretary of the Commonwealth, Prothonotary of Allegheny County, Pennsylvania, and Florida Secretary of State. [RELEASED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        30. UCC Financing Statements executed by Enviro-Tech in favor of Integra and filed on March 25, 1994, through April 19, 1994, with South Carolina Secretary of State, Pennsylvania Secretary of the Commonwealth, Prothonotary of Allegheny County, Pennsylvania, Prothonotary of Westmoreland County, Pennsylvania, and Recorder of Deeds of Westmoreland County, Pennsylvania. [STAYS]

        31. UCC Financing Statements executed by PDGER in favor of Integra and filed on March 25, 1994, with Pennsylvania Secretary of the Commonwealth and Prothonotary of Allegheny County, Pennsylvania. [RELEASED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        32. UCC Financing Statements executed by Geo Recovery Services, Ltd. ("Geo") in favor of Integra and filed on March 25, 1994, through April 1, 1994, with Florida Secretary of State, Pennsylvania Secretary of the Commonwealth and Prothonotary of Allegheny County, Pennsylvania. [RELEASED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        33. Second Amendment to Stock Pledge Agreement dated March 24, 1994, between PDGE and Integra. [SUPERSEDED BY STOCK PLEDGE AGREEMENT, DOCUMENT NO. 66]

        34. Amended and Restated Suretyship Agreement dated March 24, 1994, executed by John Regan and Eleanor Regan. [SUPERSEDED BY AMENDED AND RESTATED GUARANTY]

        35. First Amendment to Suretyship Agreement dated March 24, 1994, executed by Geo. [SUPERSEDED BY AMENDED AND RESTATED GUARANTY]

        36. First Amendment to Surety Agreement dated March 24, 1994, executed by PDGER. [SUPERSEDED BY AMENDED AND RESTATED GUARANTY]

        37. First Amendment to Collateral Assignment of Partnership Interests dated March 24, 1994, between PDG and Integra. [RELEASED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        38. Collateral Assignment of Partnership Interests dated March 24, 1994, between PDGE and Integra regarding interests in Geo and PDGER. [RELEASED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        39. Intercreditor Agreement dated March 24, 1994, between Integra and CVD Financial Corporation. [SUPERSEDED UPON PURCHASE OF INTEGRA LOANS BY LENDER]


D.      10/28/93 CVD Loan - PDGES - $2,500,000 (1354,013)

        40. Loan Agreement between CVD Financial Corporation, a Delaware corporation ("Lender") and PDG Environmental Services, Inc., a Delaware corporation ("PDGES") dated October 28, 1993. [RELEASED OR SATISFIED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        41. Promissory Note in the amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) executed by PDGES dated October 28, 1993 [RELEASED OR SATISFIED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        42. Security Agreement between Lender and PDGES dated October 28, 1993, regarding Lender's security interest in accounts and proceeds. [RELEASED OR SATISFIED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        43. Guaranty executed by PDG Environmental, Inc., a Delaware corporation ("PDGE") dated October 28, 1993. [RELEASED OR SATISFIED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        44. Subordination Agreement between Lender and Integra Bank/Pittsburgh, a Pennsylvania bank and trust company ("Integra") dated as of October 27, 1993, whereby Integra subordinated its lien priority to Lender. [SUPERSEDED UPON PURCHASE OF INTEGRA LOANS BY LENDER]

        45. Stock Purchase Warrant executed by PDGE on October 28, 1993, regarding Lender's right to purchase 375,000 shares of PDGE's Common Stock at $1.75 per share on or before August 31, 1998. [SUPERSEDED BY AMENDED AND RESTATED STOCK PURCHASE WARRANT
                  (1993)]

        46. Financing Statement executed by PDGES, as filed with the Florida Secretary of State on November 2, 1993. [RELEASED OR SATISFIED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        47. Financing Statement executed by PDGES, as filed with the Pennsylvania Secretary of State on November 2, 1993. [RELEASED OR SATISFIED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        48. Financing Statement executed by PDGES, as filed in Allegheny County, Pennsylvania, in November 1993. [RELEASED OR SATISFIED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

E.      9/6/94 CVD LOAN -- PDGES -- $4,000,000 (1354,027)

        49. Amended and Restated Loan Agreement between CVD Financial Corporation, a Delaware corporation ("Lender") and PDG Environmental Services, Inc., a Delaware corporation ("PDGES"), dated September 6, 1994. [RELEASED OR SATISFIED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        50. Amended and Restated Promissory Note in the amount of Four Million Dollars ($4,000,000.00) dated September 6, 1994, executed by PDGES. [RELEASED OR SATISFIED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        51. Stock Purchase Warrant executed by PDG Remediation, Inc., a Pennsylvania corporation ("PDGR") regarding Lender's right to purchase 375,000 shares of PDGR's common stock on or before August 31, 1999, at $3.00 per share, dated September 6, 1994. [RELEASED IN FEBRUARY, 1995]

        52. Amended and Restated Security Agreement between Lender and PDGES dated September 6, 1994. [RELEASED OR SATISFIED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        53. Financing Statement executed by PDGES, as filed with the Florida Secretary of State on September 9, 1994. [RELEASED OR SATISFIED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        54. Financing Statement executed by PDGES, as filed with the Pennsylvania Secretary of State on September 9, 1994. [RELEASED OR SATISFIED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        55. Financing Statement executed by PDGES, as filed in Allegheny County, Pennsylvania, on September 21, 1994. [RELEASED OR SATISFIED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        56. Financing Statement executed by PDGES, as filed with the Tennessee Secretary of State on September 12, 1994. [RELEASED OR SATISFIED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        57. Stock Pledge Agreement regarding the pledge of all of the issued and outstanding shares of capital stock of PDGR, executed by PDG Environmental, Inc., a Delaware corporation ("PDGE"), and Lender as of September 6, 1994. [RELEASED OR SATISFIED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        58. Stock Pledge Agreement regarding the pledge of all of the outstanding shares of capital stock of PDGES, executed by PDGR and Lender as of September 6, 1994. [RELEASED OR SATISFIED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        59. Guaranty Agreement executed by PDGE as of September 6, 1994. [RELEASED OR SATISFIED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        60. Guaranty Agreement executed by PDGR as of September 6, 1994. [RELEASED OR SATISFIED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

F. 3/23/94 - CVD Loan - PDGE, PDG, PDGES, PDGI, Enviro-Tech, PDGER, Geo - $1,000,000 and $812,000 (1354.023)

        61. Loan Agreement among CVD Financial Corporation, a Delaware corporation ("Lender") and PDG Environmental, Inc., a Delaware corporation ("PDGE"); PDG, Inc., a Pennsylvania corporation ("PDG"); PDG Environmental Services, Inc., a Delaware corporation ("PDGES"); Project Development Group, INC., a Pennsylvania corporation ("PDGI"); Enviro-Tech Abatement Services Co., a

                North Carolina corporation ("Enviro-Tech"); PDG Environmental Remediation, a Pennsylvania limited partnership ("PDGER"); and Geo Recovery Services, Ltd., a Florida limited partnership ("Geo") (collectively the "Borrowers"), dated March 23, 1994. [SUPERSEDED BY AMENDED AND RESTATED LOAN AGREEMENT AS TO PDGE, PDG, PDGI AND ENVIRO-TECH; RELEASED IN FEBRUARY 7, 1995 LOAN MODIFICATION AS TO PDGES, PDGER, AND GEO]

        62. Promissory Note (Revolving) in the amount of One Million Dollars ($1,000,000.00) dated March 23, 1994, executed by Borrowers. [INCLUDED IN AMENDED AND RESTATED REVOLVING NOTE]

        63. Promissory Note (Term) in the amount of Eight Hundred Twelve Thousand Dollars ($812,000.00) dated March 23, 1994, executed by Borrowers. [INCLUDED IN AMENDED AND RESTATED TERM NOTE]

        64. Stock Purchase Warrant executed by PDGE regarding Lender's right to purchase 277,500 shares of common stock of PDGE, dated March 23, 1994. [SUPERSEDED BY AMENDED AND RESTATED STOCK PURCHASE WARRANT (1994)]

        65. Open-End Mortgage and Security Agreement made as of March 23, 1994, by PDGI in favor of Lender, as recorded on March 30, 1994, in Westmoreland County, Pennsylvania. [STAYS]

        66. Stock Pledge Agreement between Lender and PDGE dated March 23, 1994, regarding stock of certain PDGE subsidiaries, including PDG, PDGI, Enviro-Tech and PDGES. [PDGES SHARES WERE RELEASED 2/7/95; STAYS AS TO REMAINING COLLATERAL, CONSISTING OF PDG, PDGI AND ENVIRO-TECH SHARES]

        67. Intercreditor Agreement between Lender and Integra Bank/Pittsburgh, a Pennsylvania banking institution, regarding stock of certain PDGE subsidiaries, dated March 24, 1994. [SUPERSEDED UPON PURCHASE OF INTEGRA LOANS BY LENDER]

        68. Assignment of Partnership Interests dated March 23, 1994, among Lender, PDG, PDGE and certain PDGE affiliates regarding interests of PDGER and Geo. [RELEASED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

        69. Guaranty Agreement made by John Regan in favor of Lender, dated March 23, 1994. [SUPERSEDED BY AMENDED AND RESTATED GUARANTY]

         83. Financing Statement executed by PDGI, as filed in Allegheny County, Pennsylvania, on April 4, 1994. [STAYS]

         84. Financing Statement executed by PDGI, as filed with the Texas Secretary of State on March 31, 1994. [STAYS]

         85. Financing Statement executed by Enviro-Tech, as filed with the North Carolina Secretary of State on April 4, 1994. [STAYS]

         86. Financing Statement executed by Enviro-Tech, as filed with the Pennsylvania Department of State on March 31, 1994. [STAYS]

         87. Financing Statement executed by Enviro-Tech, as filed in Allegheny County, Pennsylvania, on April 4, 1994. [STAYS]

         88. Financing Statement executed by Enviro-Tech, as filed with the South Carolina Secretary of State on March 31, 1994. [STAYS]

         89. Financing Statement executed by Geo, as filed with the Florida Secretary of State on March 31, 1994. [RELEASED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

         90. Financing Statement executed by Geo, as filed with the Pennsylvania Department of State on March 31, 1994. [RELEASED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

         91. Financing Statement executed by Geo, as filed in Allegheny County, Pennsylvania, on April 4, 1994. [RELEASED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

         92. Financing Statement executed by PDGER, as filed with the Pennsylvania Department of State on March 31, 1994. [RELEASED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

         93. Financing Statement executed by PDGER, as filed in Allegheny County, Pennsylvania, on April 4, 1994. [RELEASED IN FEBRUARY 7, 1995 LOAN MODIFICATION]

         94. Notice of Lien (Florida) executed by PDGI on May 8, 1994, re 1973 Ford truck. [STAYS]

         95. Notice of Lien (Florida) executed by PDGI on May 18, 1994, re 1972 trailer. [STAYS]

         96. Notice of Lien (Florida) executed by PDGI on May 18, 1994, re 1972 trailer. [STAYS]

         97. Notice of Lien (Florida) executed by PDGI on May 18, 1994, re 1974 trailer. [STAYS]

         98. Notice of Lien (Florida) executed by PDGI on May 18, 1994, re 1973 trailer. [STAYS]

         99. Notice of Lien (Florida) executed by PDGI on May 18, 1994, re 1983 Mercedes truck. [STAYS]

         100. Notice of Lien (Florida) executed by PDGI on May 18, 1994, re 1978 International truck. [STAYS]

         101. Notice of Lien (Florida) executed by PDGI on May 18, 1994, re 1989 Ford pickup truck. [STAYS]

         102. Notice of Lien (Florida) executed by PDGI on May 18, 1994, re 1987 Dodge pickup truck. [STAYS]

         103. Notice of Lien (Florida) executed by PDGE on May 18, 1994, re 1993 Chevrolet van. [STAYS]

         104. Application to Record Lien (Pennsylvania) executed by PDGI re 1986 GMC truck. [STAYS]

         105. Application to Record Lien (Pennsylvania) executed by PDGI re 1986 Mack truck. [STAYS]

         106. Application to Record Lien (Pennsylvania) executed by PDGI re 1987 Modernaire trailer. [STAYS]

         107. Application to Record Lien (Pennsylvania) executed by PDGI re 1988 GMC station wagon. [STAYS]

         108. Application to Record Lien (Pennsylvania) executed by PDGI re 1989 Ford truck. [STAYS]

        109. Application to Record Lien (Pennsylvania) executed by PDGI re 1990 Ford truck. [STAYS]

        110. Application to Record Lien (Pennsylvania) executed by PDGI re 1990 Ford truck. [STAYS]

        111. Application to Record Lien (Pennsylvania) executed by PDGI re 1987 GMC truck. [STAYS]

        112. Application to Record Lien (Pennsylvania) executed by PDGI re 1990 GMC station wagon. [STAYS]

        113. Application to Record Lien (Pennsylvania) executed by PDG re 1985 Ford truck. [STAYS]

        114. Application to Record Lien (Pennsylvania) executed by PDGI re 1986 Vecloader trailer. [STAYS]

        115. Application for Certificate of Title/Registration (South Carolina) executed on May 18, 1994, by Enviro-Tech re 1986 Ford pickup truck. [STAYS]

        116. Application for Certificate of Title/Registration (South Carolina) executed on May 18, 1994, by Enviro-Tech re 1978 Chevrolet station wagon. [STAYS]

        117. Application for Certificate of Title/Registration (South Carolina) executed on May 18, 1994, by Enviro-Tech re 1985 GMC van. [STAYS]

        118. Application for Certificate of Title/Registration (South Carolina) executed on May 18, 1994, by Enviro-Tech re 1984 Chevrolet truck. [STAYS]

        119. Application for Certificate of Title/Registration (South Carolina) executed on May 18, 1994, by Enviro-Tech re 1989 Ford. [STAYS]

        120. Application for Certificate of Title/Registration (South Carolina) executed on May 18, 1994, by Enviro-Tech re 1989 trailer. [STAYS]

        121. Application for Certificate of Title/Registration (South Carolina) executed on May 18, 1994, by Enviro-Tech re 1989 trailer. [STAYS]

        122. Application for Certificate of Title/Registration (South Carolina) executed on May 18, 1994, by Lee Richards re 1980 Ford truck. [STAYS]

G. 9/30/94 -- CVD LOAN -- PDGE, PDG, PDGES, PDGL, ENVIRO-TECH, PDGER, GEO, REMEDIATION, JOHN AND ELEANOR REGAN -- $1,600,000 (rePDGE LOAN DATED 3/23/94) AND $3,700,000 (re PDGES LOAN DATED 10/28/93) (1354,027)

        123. Loan Modification Agreement effective September 30, 1994, among CVD Financial Corporation, a Delaware corporation ("Lender"), PDG Environmental, Inc., a Delaware corporation ("PDGE"), PDG, Inc., a Pennsylvania corporation ("PDG"), PDG Environmental Services, Inc., a Delaware corporation ("PDGES"), Project Development Group, Inc., a Pennsylvania corporation ("PDGI"), Enviro-Tech Abatement Services Co., a North Carolina corporation ("Enviro-Tech"), PDG Environmental Remediation, a Pennsylvania limited partnership ("PDGER"), Geo Recovery Services, Ltd., a Florida limited partnership ("Geo"), PDG Remediation, Inc., a Pennsylvania corporation ("Remediation") and John and Eleanor Regan. [RELEASED IN
                  PART IN FEBRUARY 7, 1995 LOAN MODIFICATION; SUPERSEDED BY AMENDED AND RESTATED LOAN AGREEMENT]

        124. Amended and Restated Promissory Note dated September 30, 1994, executed by PDGE, PDG, PDGES, PDGI, Enviro-Tech, PDGER and Geo in the amount of One Million Six Hundred Thousand Dollars ($1,600,000.00) (amends the $1,000,000 Promissory Note dated 3/23/94). [INCLUDED IN AMENDED AND RESTATED REVOLVING NOTE]

        125. Amendment to Stock Purchase Warrant executed by PDGE (amends the 10/28/93 Stock Purchase Warrant). [SUPERSEDED BY AMENDED AND RESTATED STOCK PURCHASE WARRANT (1993)]

H. 12/9/94 -- CVD LOAN -- PDGE, PDG, PDGES, PDGI, ENVIRO-TECH, PDGER, GEO, REMEDIATION, JOHN AND ELEANOR REGAN (1354,032)

        126. Loan Modification Agreement effective December 9, 1994, among CVD Financial Corporation, a Delaware corporation ("Lender"), PDG Environmental, Inc., a Delaware corporation ("PDGE"), PDG, Inc., a Pennsylvania corporation ("PDG"), PDG Environmental Services, Inc., a Delaware corporation ("PDGES"), Project Development Group, Inc., a Pennsylvania corporation ("PDGI"), Enviro-Tech Abatement Services Co., a North Carolina corporation ("Enviro-Tech"), PDG Environmental Remediation, a Pennsylvania limited partnership ("PDGER"), PDG Remediation, Inc., a Pennsylvania corporation ("Remediation") and John and Eleanor Regan. [SUPERSEDED BY AMENDED]

                AND RESTATED LOAN AGREEMENT; RELEASED IN PART IN FEBRUARY 7, 1995 LOAN MODIFICATION]

         127. Amendment to Stock Purchase Warrant executed by Remediation (amends the 9/6/94 Stock Purchase Warrant). [RELEASED IN FEBRUARY, 1995]

I. 2/7/95 -- CVD Loan -- PDGE, PDG, PDGES, PDGI, Enviro-Tech, Geo, Remediation, GHC, PDG Delaware and John and Eleanor Regan (1354.032)

         128. Loan Modification Agreement effective February 7, 1995, among CVD Financial Corporation, a Delaware corporation ("Lender"), PDG Environmental, Inc., a Delaware corporation ("PDGE"); PDG, Inc., a Pennsylvania corporation ("PDG"); PDG Environmental Services, Inc., a Delaware corporation ("PDGES") in its own capacity and as successor in interest to PDG Environmental Remediation, a Pennsylvania limited partnership ("PDGER"); Project Development Group, Inc., a Pennsylvania corporation ("PDGI"); Enviro-Tech Abatement Services Co., a North Carolina corporation ("Enviro-Tech"); Geo Recovery Services, Ltd., a Florida limited partnership ("Geo"); PDG Remediation, Inc., a Pennsylvania corporation ("Remediation"); Geo Holding Company, a Delaware corporation ("GHC"); PDG Delaware, Inc., a Delaware corporation ("PDG Delaware"); and John and Eleanor Regan. [SUPERSEDED BY AMENDED AND RESTATED LOAN AGREEMENT]

J.     10/31/95 -- CVD Loan -- PDGE, PDG, PDGI and Enviro-Tech (1354.032)

         129. Amended and Restated Loan Agreement effective October 31, 1995 between CVD Financial Corporation, a Delaware corporation ("Lender"), PDG Environmental, Inc., a Delaware corporation ("PDGE"), PDG, Inc., a Pennsylvania corporation ("PDG"), Project Development Group, Inc., a Pennsylvania corporation ("PDGI"), Enviro-Tech Abatement Services Co., a North Carolina corporation ("Enviro-Tech"), and John and Eleanor Regan, as Guarantors. The Amended and Restated Loan Agreement amends, restates and supersedes document nos. 3, 20, 61, 123, 126 AND 128. [AMENDED AND RESTATED LOAN AGREEMENT]

         130. Amended and Restated Revolving Note dated October 31, 1995 in the principal amount of $2,419,993.71, of PDGE, PDG PDGI and Enviro-Tech, which amends and restates the obligations of PDGE, PDG, PDGI and Enviro-Tech under documents 2, 4, 21, 41, 62 AND 124 and all other notes previously representing the Integra Revolving Loan, the Integra Term Loan or the PDGE Revolving Loan. [AMENDED AND RESTATED REVOLVING NOTE]

         131. Amended and Restated Term Note dated October 31, 1995 in the principal amount of $573,523.57 executed by PDGE, PDG, PDGI and Enviro-Tech, which amends, restates and supersedes document number 63 and all other notes representing the PDGE Term Loan.

         132. Stock Pledge Agreement, dated October 31, 1995 executed by PDGE and relating to the shares of PDG Remediation, Inc. [REMEDIATION STOCK PLEDGE AGREEMENT]

         133. Stock Purchase Warrant (150,000 shares) dated October 31, 1995, executed by PDGE. [NEW WARRANT]

         134. Amended and Restated Stock Purchase Warrant (227,500 shares) executed by PDGE, dated October 31, 1995, which amends, restates and supersedes document number 64 above. [AMENDED AND RESTATED STOCK PURCHASE WARRANT (1994)]

         135. Amended and Restated Stock Purchase Warrant (375,000 shares) executed by PDGE, dated October 31, 1995, which amends, restates and supersedes document nos. 45 and 125. [AMENDED AND RESTATED STOCK PURCHASE WARRANT (1993)]

         136. Amended and Restated Guaranty of John Regan and Eleanor Regan dated October 31, 1995, which amends, restates and supersedes document nos. 9, 34, 35, 36, 69 and 70. [AMENDED AND RESTATED GUARANTY]

         137. Amended and Restated Security Agreement, dated October 31, 1995, which amends, restates and supersedes document nos. 5, 22, 23 and 71. [AMENDED AND RESTATED SECURITY AGREEMENT]

                             STOCK PLEDGE AGREEMENT

        THIS STOCK PLEDGE AGREEMENT the ("Agreement") is made and executed as of October 31, 1995, by and among PDG ENVIRONMENTAL, INC., a Delaware corporation ("Pledgor") and CVD FINANCIAL CORPORATION, a Delaware corporation ("Lender") as partial consideration of the Lender's agreement to enter into that certain Amended and Restated Loan Agreement ("Loan Modification Agreement") of even date herewith, and to modify or extend certain credits as described in the various Loan Documents (as defined in the Loan Agreement), which Loan Agreement has been executed by and among Lender and Pledgor, PDG, INC., a Pennsylvania corporation, PROJECT DEVELOPMENT GROUP, INC., a Pennsylvania corporation, and ENVIRO-TECH ABATEMENT SERVICES CO., a North Carolina corporation (collectively, with Pledgor, the "PDGE Debtor Parties"). Capitalized terms used and not otherwise set forth herein shall have the meaning set forth in the Loan Agreement. Pledgor is the owner of 1,470,320 issued and outstanding shares of common stock (the "Shares") of PDG REMEDIATION, INC., a Pennsylvania corporation ("Remediation").

        1. OBLIGATIONS; SECURITY INTEREST. This Agreement and the security interest created hereby are given for the purpose of securing the payment and performance of any and all of Pledgor's and the other PDGE Debtor Parties' presently existing or hereafter arising obligations and liabilities owing to Lender ("Obligations"), including, without implied limitation (i) payment of all indebtedness evidenced by that certain Revolving Note in the principal amount of $2,419,993.71 and Term Note in the principal amount of $559,990.57 (as defined in the Loan Agreement), executed by the PDGE Debtor Parties in favor of Lender; (ii) payment and performance of all existing and future indebtedness and obligations of the PDGE Debtor Parties to the Lender under the Loans and all Loan Documents (as defined in the Loan Agreement);
(iii) payment and performance of any additional existing or future indebtedness or obligations of the PDGE Debtor Parties to the Lender when evidenced by a writing or writings reciting that they are so secured; (iv) all present and future obligations of Pledgor under this Agreement; and (v) any and all amendments, modifications, renewals and/or extensions of any of the foregoing, including, but not limited to amendments, modifications, renewals or extensions which are evidenced by new or additional instruments, documents or agreements or which change the rate of interest on any indebtedness or obligations secured hereby. The term "Obligations" as used herein is intended to mean Obligations in its most comprehensive sense and includes all present and future indebtedness, liabilities, undertakings, covenants and other obligations of the PDGE Debtor Parties, whether voluntary or involuntary, absolute or contingent, liquidated or unliquidated, determined or undetermined, earned or unearned, and due or not due.

        2. PLEDGE. Pledgor hereby assigns, grants, pledges and transfers to Lender, as security for the payment and performance of the Obligations described in Paragraph 1 above, a security interest in, and lien upon all of Pledgor's right, title and interest in and to the following:

                (a) the Shares;


                                  SCHEDULE "E"

                  (b) all options or warrants for the purchase of additional Shares and all rights represented thereby held by Pledgor if any (the "Options");

                  (c) stock powers ("Powers") duly executed in blank, with such signatures properly guaranteed covering all of the Shares; and

                  (d) the proceeds of each of the foregoing including, without limitation any and all dividends, cash, instruments and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for any of the Shares or Options (the "Proceeds"). The Shares, the Options, the Powers, and the Proceeds shall be collectively referred to as the "Collateral".

         3. DELIVERIES. Concurrent with the execution hereof, Pledgor has delivered Certificate(s) No(s).___________________, representing all of the Shares, to Lender together with related Powers or endorsements, to be held pursuant to the terms hereof for the benefit of Lender.

         4. LENDER'S DUTIES. Lender shall have no duty with respect to the Collateral other than the duty to use reasonable care if it is in its possession. Without limiting the generality of the foregoing, Lender shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties, to sell same if it threatens to decline in value, or to exercise any rights represented thereby; provided, however, that Lender may, at its option, do so, and any and all expenses incurred in connection therewith shall be for the sole account of Pledgor.

         5. VOTING RIGHTS; DIVIDENDS; ETC. During the term of this Agreement and as long as no Event of Default, as defined in the Loan Modification Agreement or other Loan Documents (an "Event of Default"), shall have occurred and be continuing beyond any applicable cure period:

                  (a) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Loan Modification Agreement or the other Loan Documents.

                  (b) Pledgor shall be entitled to receive and retain any and all dividends and distributions paid in respect of the Shares provided, however, that any and all

                           (i) dividends and distributions paid or payable other
than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Shares,

                    (ii) dividends and distributions paid or payable in cash in respect of any Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and

                    (iii) cash paid with respect to, payable or otherwise distributed on redemption of, or in exchange for, any Shares, shall be forthwith delivered to Lender to hold as Collateral and shall, if received by Pledgor, be received in trust for the benefit of Lender, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Lender as Collateral in the same form as so received (with any necessary endorsement).

                (c) Lender shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise those voting and other rights which it is entitled to exercise pursuant to paragraph 5(a) above and to receive those dividends or distributions which it is authorized to receive and retain pursuant to paragraph 4(b) above.

                (d) If an Event of Default shall have occurred and be continuing and any amounts shall be due and payable (whether by acceleration, maturity, or otherwise) under any of the Obligations, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to this paragraph 4 and to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to this paragraph shall, at Lender's option, cease, and all such rights shall, at Lender's option, thereupon become vested in Lender so long as an Event of Default shall continue, and Lender shall, at its option, thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Collateral such dividends and interest payments.

        6. REPRESENTATIONS. Pledgor warrants, represents and covenants that:

                (a) except as set forth in the Securities Act of 1933, as amended (the "Act"), there are no restrictions upon the transfer of any of the Collateral and Pledgor has the right to pledge and grant a security interest in or otherwise transfer such Collateral free of any encumbrances or rights of third parties;

                (b) all of the Collateral is and shall remain free from all liens, claims, encumbrances, and purchase money or other security interests, and Pledgor shall not, without Lender's prior written consent, sell, transfer or otherwise dispose of any or all of the Collateral;

                (c) this Agreement, and the delivery to Lender of the certificates representing the Shares creates a valid and perfected security interest in the Collateral in favor of Lender, and all actions necessary or desirable to such perfection have been duly taken;

                (d) no authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either
(i) for the grant by Pledgor of the security interest granted hereby or for the execution, delivery or performance of this

Agreement by Pledgor; (ii) for the perfection of or exercise by Lender of its rights and remedies hereunder; or (iii) for the exercise by Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Shares pursuant to this Agreement (except as may be required in connection with a disposition of the Shares by laws affecting the offering and sale of securities generally);

                (e) Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights) and Pledgor agrees that Lender shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto;

                (f) The Shares represent 59.5% of the total issued and outstanding shares of the common stock of Remediation and constitute all shares of Remediation owned by Pledgor or any PDGE Debtor Party or Affiliate thereof (as defined in the Loan Modification Agreement);

                (h) All of the outstanding Shares have been duly and validly issued by Remediation and they are fully paid and nonassessable; and

                (i) All of the Shares have been registered under the Securities Act of 1933, as amended, and shall at all times be the subject of a current effective registration statement and prospectus, and subject to no restrictions on resale by Lender except as set forth in the Act.

        7. SHARE ADJUSTMENT. In the event that during the term of this Agreement, any reclassification, readjustment or other change is declared or made in the capital structure of Borrower, or any Option is exercised, all new substituted and additional shares, options, or other securities, issued, or issuable, to Pledgor by reason of any such change or exercise shall be delivered to and held by Lender under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

         8. WARRANTS. In the event that during the term of this Agreement, subscription warrants or any other rights or options shall be issued or exercised in connection with the Collateral, such warrants, rights and options, acquired by Pledgor shall be immediately assigned by Pledgor to Lender and all new stock or other securities so acquired by Pledgor shall also be immediately assigned to Lender to be held under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.

         9. CONSENT. Pledgor hereby consents that, from time-to-time, before or after the occurrence or existence of any Event of Default, with or without notice to or assent from Pledgor, any other security at any time held by or available to Lender of any of the Obligations or any other security at any time held by or available to Lender of any other person, firm or corporation secondarily or otherwise liable for any of the Obligations, may be exchanged, surrendered, or released and any of the Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, as Lender may see fit, and Pledgor shall remain bound under this Agreement notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver or inaction, or extension of further credit.

         10. REMEDIES UPON DEFAULT. Upon the occurrence of an Event of Default, Lender shall have, in addition to any other rights given by law or the rights hereunder, all of the rights and remedies with respect to the Collateral of a secured party under the California Uniform Commercial Code ("Code").

         In addition, with respect to the Collateral, or any part thereof, upon ten (10) business days' notice to Pledgor following the occurrence of an Event of Default and Pledgor's failure to cause such Event of Default to be cured within such period, Lender may sell or cause the same to be sold at any public or private sale, in one or more sales or lots, at such price as Lender may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever.

         Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions disposing of property similar to the Collateral and any sale made through NASDAQ, any securities exchange or any NASD member shall be conclusively deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to Pledgor, at the address set forth in the Loan Agreement, at least ten (10) calendar days before the time of the sale or disposition. Any other retirement of notice, demand or advertisement for sale, is, to the extent permitted by law, waived.

         Lender may, in its own name, or in the name of a designee or nominee, buy at any public sale of the Collateral, or to the extent permitted by the Code, at any private sale. Lender shall have the right to execute any document or form, in its name or in the name of the Pledgor, which may be necessary or desirable in connection with such sale of Collateral.

         In addition to specific rights provided herein with respect to sales of the Shares, and subject to applicable law, sales of the Collateral may be conducted with or without demand and with or without notice or advertisement, for cash, credit or for future delivery, all as the Lender shall deem appropriate. Without limiting the foregoing, the Lender may (i) approach and negotiate with potential purchasers, and (ii) restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing such Collateral for their own account for investment and not with a view to the distribution or resale thereof. In the event any such Collateral is sold at private sale, Pledgor agrees that such sale shall not, by reason merely that it is a private sale subject to the potential restrictions described herein, or that there is a possibility that a substantially higher price might have been realized at a public sale, be deemed to have not been made in a commercially reasonable manner. Pledgor recognizes that no ready market may exist for such Collateral and that a sale by Lender of any such Collateral for an amount substantially less than the value of the Shares may be commercially reasonable in view of the difficulties that may be encountered in attempting to sell a large block of the securities of Remediation. Upon consummation of any such sale, Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof, the Collateral so sold. Each such Purchaser of any such sale shall hold the Property sold absolutely free from any claim or right on the part of the Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If any consent, approval or authorization of any state, municipal or other governmental agency or authority shall be necessary to effectuate any sale or disposition of the Collateral, Pledgor shall execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization and, will otherwise use its best efforts to secure the same. Under no circumstances will Lender be obligated to register any securities under the Securities Act of 1933 or any similar qualification or registration law of any state, unless, in its sole discretion, it shall elect to do so, in which case the cost of such registration and qualification shall become part of the Obligations secured hereby.

         11. RELEASE OF SHARES BY LENDER. Provided that an Event of Default (as defined in the Loan Agreement or other Loan Documents) has not then occurred and be continuing beyond any applicable cure period, Lender agrees to permit Pledgor to arrange for the sale (a "Pledgor Arranged Sale"), from time to time, of all or a portion of the Shares in the event (i) all proceeds of such sale, net of all brokerage commissions and related costs of sale ("Net Sales Proceeds") are paid to Lender to be applied to the Obligations, whether or not then due; (ii) such Pledgor Arranged Sale is made at a price per share not less than the average closing price for shares of Remediation for the twenty (20) trading days immediately preceding such sale as reported on NASDAQ or any securities exchange on which the Remediation common stock is then listed (the "Minimum Price"); and (iii) if the Net Sales Proceeds to be realized are less than $1.50 per Share, Lender shall be given a right of first refusal to purchase such Shares at the Minimum Price. Pledgor shall give Lender notice of the number of Shares ("Subject Shares") to be covered by each proposed Pledgor Arranged Sale, the identity of the purchaser (if known), the Minimum Price applicable thereto, the anticipated Net Sales Proceeds, and, if the Net Sales Proceeds are anticipated to be less than $1.50 per share, an offer to sell such Shares to Lender at the Minimum Price, which offer Lender shall accept or reject by written notice to Pledgor within three (3) business days. In no event shall Lender be required to release the Subject Shares other than to the purchaser thereof against receipt of immediate cash payment therefor. In the event Lender shall purchase Subject Shares, the purchase price therefor shall be credited by Lender first to expenses of collection and other charges then due and owing under the Loan Documents; second to interest due on the Revolving Loan, Term Loan and other Obligations; and third to principal and any other Obligations.

         12. LENDER AS PLEDGOR'S ATTORNEY-IN-FACT. Pledgor hereby irrevocably appoints Lender as its attorney-in-fact to arrange for the transfer at any time of the Collateral on the books of Pledgor to the name of Lender or to the name of Lender's nominee.

         13. FURTHER ASSURANCES. Pledgor agrees that it will cooperate with Lender and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments, and documents and will take all such other action, as Lender may reasonably request from time in order to carry out the provisions and purposes hereof.

         14. ATTORNEYS' FEES AND COSTS. Pledgor hereby agrees to pay all reasonable attorneys' fees and all other costs and expenses which may be incurred by Lender in the enforcement of this Agreement, whether or not suit is brought.

         15. NOTICES. All notices or demands by any party hereto to the other party and relating to this Agreement shall be made in the manner and to the addresses set forth in the Loan Modification Agreement.

         16. CALIFORNIA LAW APPLICABLE. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of California.

         17.  GENERAL PROVISIONS.

                  (a) This Agreement shall be binding and deemed effective when executed by Pledgor and accepted and executed by Lender.

                  (b) This Agreement shall bind and inure to the benefit of the respective successors and assigns of Pledgor and Lender; provided, however, that Pledgor may not assign this Agreement or any rights hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Lender shall release Pledgor from its obligations to Lender hereunder. Lender may assign its rights and duties hereunder. Lender reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in rights and benefits hereunder. In connection therewith, Lender may disclose all documents and information which Lender now or hereafter may have relating to Pledgor or Pledgor's business.

                  (c) Section headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section hereof applies equally to this entire Agreement.

                  (d) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Pledgor, whether under any rule of construction or otherwise, by virtue of such party's having prepared the same. On the contrary, this Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                  (e) Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

                  (f) This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement, the Loan Agreement, the Loan Documents and the other documents and agreements entered into in connection herewith and therewith.

                  (g) THE PARTIES HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE PARTIES HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written.

CVD FINANCIAL, INC.                        PDG ENVIRONMENTAL, INC.
a Delaware Corporation                     a Delaware Corporation


 By:                                        By:
    -------------------------------            -----------------------------
Its:                                       Its:
    -------------------------------            -----------------------------

                              AMENDED AND RESTATED
                             STOCK PURCHASE WARRANT

                RIGHT TO PURCHASE 277,500 SHARES OF COMMON STOCK
                                       OF
                            PDG ENVIRONMENTAL, INC.


         THIS CERTIFIES THAT CVD FINANCIAL CORPORATION ("Holder") is entitled to purchase, on or before August 31, 1998, Two Hundred Seventy Seven Thousand Five Hundred (277,500) shares of the common stock ("Common Stock") of PDG ENVIRONMENTAL, INC., a Delaware corporation (the "Corporation") upon exercise of this Warrant along with presentation of the full purchase price. The purchase price of the common stock is equal to One and 125/100 Dollars ($1.125) per share (the "Exercise Price"). This Warrant is granted to Holder in consideration of Holder's execution and delivery of that certain Loan Modification Agreement, of even date herewith, between Holder, on the one hand, and the Corporation and PDG, INC., a Pennsylvania corporation; PROJECT DEVELOPMENT GROUP, INC., a Pennsylvania corporation; and ENVIRO-TECH ABATEMENT SERVICES CO., on the other hand. This Warrant amends and restates in its entirety the 227,500 share Warrant issued to Holder dated March 23, 1994.

         This Warrant may be exercised in whole or in part at any time and from time to time on or before August 31, 1998, by the Holder's presentation or surrender of this Warrant to the Corporation accompanied by payment of the aggregate Exercise Price for the shares as to which it is being exercised, or a statement that the aggregate Exercise Price is being credited against amounts due or to become due to Lender under the Loan Agreement, and instructions for delivery of the certificates representing the shares purchased. In the event the Warrant is exercised in part only, the Corporation shall immediately issue and deliver to Holder a new Warrant, having the same terms and conditions as this Warrant, evidencing the right of Holder to purchase the number of shares as to which this Warrant has not bee exercised.

                  1. Adjustment of Exercise Price and Number of Shares Deliverable Upon Exercise of Warrant. The Exercise Price and the number of Shares purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this paragraph.

                           (a)  In case the Corporation shall at any time after
the date of this Warrant:




                                  SCHEDULE "H"

                                    (i) Pay a dividend of its shares of its
Common Stock or make a distribution in shares of its Common Stock with respect to its outstanding Common Stock;

                                    (ii) Subdivide its outstanding shares of
Common Stock;

                                    (iii) Combine its outstanding shares of
Common Stock; or

                                    (iv) Issue any other shares of capital
stock by reclassification of its shares of Common Stock, the Exercise Price in effect at the time of the record date of such dividend, subdivision, combination, or reclassification shall be proportionately adjusted so that Holder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised prior to such event, Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification.

Such adjustment shall be made successively whenever any event listed above shall occur.

                           (b) In case the Corporation shall fix a record date
for the issuance of rights, options, or warrants or make a distribution of shares of Common Stock to all (but not less than all) holders of its outstanding Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the market price of the shares (based on the closing price on the record date on NASDAQ or a listed securities exchange of the Corporation's Common Stock, or if no such quote is available, the shareholders equity on the date of the last financial statement divided by the total number of shares outstanding) (the "Market Price"), the Exercise Price to be in effect after such record date shall be determined by multiplying the then current Exercise Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Price and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                           (c)  In case of any reorganization of the
Corporation, or in case of any reclassification or change of outstanding Common Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or split-up or combination of the Common Stock), or in case of any consolidation or merger of the Company with or into another entity (other than a consolidation or merger with a subsidiary or a continuing corporation), or in case of any sale or conveyance to another entity of all or substantially all of the property of the Corporation, then, as a condition of such reorganization, reclassification, change, consolidation, merger, sale, or conveyance, the Corporation or such successor or purchasing entity, as the case may be, shall forthwith provide to Holder a supplemental warrant (the "Supplemental Warrant") which will make lawful and adequate provision whereby Holder shall have the right thereafter to receive, upon exercise of such Supplemental Warrant, the kind and amount of shares and other securities and property which would have been received upon such reorganization, reclassification, change, consolidation, merger, sale, or conveyance by a holder of a number of shares of Common Stock equal to the number of Shares issuable upon exercise of this Warrant immediately prior to such reorganization, reclassification, change, consolidation, merger, sale, or conveyance. Such Supplemental Warrant shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, and changes of Common Stock and to successive consolidations, mergers, sales, or conveyances.

                  2.  Registration Rights.

                           (a)  Subject to the provisions of Paragraph 2(b),
below, at any time prior to August 31, 1998, Holder may make a written demand on the Corporation for registration (a "Demand Registration") under the Securities Act of 1933, as amended (the "Act") of all or a part of the shares purchased or purchasable upon the exercise of this Warrant (the "Registrable Shares"). Holder shall be entitled to one Demand Registration only. Upon receipt of a Demand Registration, the Corporation shall take such steps as may be reasonably necessary to register such securities under the Act as promptly as possible, including the preparation and filing of a registration statement ("Registration Statement") with the Securities Exchange Commission and all necessary amendments thereto, such registration to take effect not later than sixty (60) days following the date of Holder's demand. In addition, the Corporation shall take such actions as may be necessary to register or qualify the Registrable Shares for sale in such states and jurisdictions as Holder may direct on or prior to the effective date of such Registration Statement under any local securities or "blue sky" laws. All costs or expenses incident to the registration, qualification or listing of such securities shall be paid by the Corporation, and the Corporation shall comply with all reasonable requests of Holder made in connection with the registration, qualification, listing or sale of Registrable Shares. Without the prior written consent of Holder, the Corporation shall not effect any public sale or distribution of its debt or equity securities during the ten (10)-day period prior to, or during the ninety
(90)-day period beginning on, the effective date of any Registration Statement covering any Registrable Shares which are the subject of the Demand Registration.

                           (b)  Notwithstanding the foregoing, the Corporation
shall be entitled to defer the filing of a Registration Statement required by Demand Registration for a period not to exceed sixty (60) days after receipt of such demand if: (i) the Corporation is contemplating an underwritten public offering of its securities and, in the judgment of the managing underwriter thereof, such filing of the Registration Statement for the Demand Registration would have a material adverse effect on the Corporation's contemplated offering;
(ii) the Corporation is in possession of material information that it deems advisable not to disclose in a Registration Statement, provided that such information is revealed to Holder and Holder agrees with the Corporation's decision not to disclose such information; or (iii) the Corporation is prohibited (pursuant to the terms of an underwriting agreement previously approved by the Holder in connection with a public offering of its securities effected within the past six (6) months) from filing such Registration Statement.

                           (c)  Holder shall also have the right, at any time
and from time to time until August 31, 1998, to include Registrable Shares within any Registration Statement of the Corporation filed by the Corporation covering shares of its Common Stock other than a Registration Statement filed solely with respect to any employee benefit plan of the Corporation (and provided that the form of Registration Statement is a type on which the Registrable Shares can be registered). The Corporation shall promptly give written notice to Holder of any intended registration of its Common Stock not less than forty-five (45) days prior to the anticipated effective date of the Registration Statement, and Holder shall, within fifteen (15) days of receipt thereof, notify the Corporation of the number of Registrable Shares it desires to include in the Registration Statement. Subject to the approval of the Corporation's managing underwriter, the Holder shall be entitled to include up to all of its Registrable Shares, at its election, within the first Registration Statement filed by the Corporation following the date hereof. The number of Registrable Shares which may be included by the Holder in any such Registration Statement may be restricted by the Corporation if, in the opinion of the Corporation's managing underwriter, the number of shares proposed to be sold by the Holder and by the Corporation in such offering exceeds the number of securities which can be sold in such offering. In such event, the Corporation shall include in the Registration Statement first the shares offered by the Corporation, and then to the extent approved for inclusion therein by the Corporation and its managing underwriter, that number of Registrable Shares so approved pro rata with any other shares of the Corporation's common stock, the holders of which have duly exercised registration rights of the type similar to this Paragraph 2(c). All costs or expenses, incident to the registration, qualification or listing of such securities shall be paid by the Corporation, and the Corporation shall comply with all reasonable requests of Holder made in connection with the registration, qualification, listing or sale of Registrable Shares.

                           (d)  Prior to August 31, 1998, the Corporation shall
not grant any registration rights superior to those provided to the Holder hereof without the prior written consent of the Holder.

                  3. Arbitration. In the event that a dispute arises between the Corporation and the holder of this Warrant as to any matter relating to this Warrant, the matter shall be settled by arbitration in Los Angeles County, California in accordance with the Rules of the American Arbitration Association and the award rendered by such arbitrator(s) shall not be subject to appeal and may be entered in any federal or state court located in Los Angeles County having jurisdiction thereof, and actions or proceedings shall be brought in no other forum or venue.

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers effective as of the 31st day of October, 1995.

                                       PDG ENVIRONMENTAL, INC.
                                       a Delaware corporation


                                       By:
                                           ---------------------------------
                                       Its:
                                           ---------------------------------

                              AMENDED AND RESTATED
                             STOCK PURCHASE WARRANT

                RIGHT TO PURCHASE 375,000 SHARES OF COMMON STOCK


         THIS CERTIFIES that CVD FINANCIAL CORPORATION ("Holder") is entitled to purchase, on or before August 31, 1998, three hundred seventy-five (375,000) shares of the common stock ("Common Stock") of PDG ENVIRONMENTAL, INC. (the "Corporation") upon exercise of this Warrant along with presentation of the full purchase price. The purchase price of the common stock is equal to One and 25/100 Dollars ($1.25) per share (the "Exercise Price"). This Warrant is granted to Holder in consideration of Holder's execution and delivery of that certain Amended and Restated Loan Agreement, of even date herewith, between Holder on the one hand, and the Corporation and PDG, INC., a Pennsylvania corporation; PROJECT DEVELOPMENT GROUP, INC., a Pennsylvania corporation; and ENVIRO-TECH ABATEMENT SERVICES CO., a North Carolina corporation, on the other hand. This Warrant amends and restates in its entirely the 375,000 share Warrant issued to Holder dated October 28, 1993, as amended on September 30, 1994.

         This Warrant may be exercised in whole or in part at any time and from time to time on or before August 31, 1998, by the Holder's presentation or surrender of this Warrant to the Corporation accompanied by payment of the aggregate Exercise Price for the shares as to which it is being exercised, or a statement that the aggregate Exercise Price is being credited against amounts due or to become due to Lender under the Loan Agreement, and instructions for delivery of the certificates representing the shares purchased. In the event the Warrant is exercised in part only, the Corporation shall immediately issue and deliver to Holder a new Warrant, having the same terms and conditions as this Warrant, evidencing the right of Holder to purchase the number of shares as to which this Warrant has not been exercised.

         1. Adjustment of Exercise Price and Number of Shares Deliverable Upon Exercise of Warrant. The Exercise Price and the number of Shares purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this paragraph.

                  (a) In case the Corporation shall at any time after the date of this Warrant:

                           (i)  Pay a dividend of its shares of its Common
Stock or make a distribution in shares of its Common Stock with respect to its outstanding Common Stock;

                           (ii)  Subdivide its outstanding shares of Common
Stock;

                           (iii)  Combine its outstanding shares of Common
Stock; or




                                  SCHEDULE "G"

                           (iv)  Issue any other shares of capital stock by
reclassification of its shares of Common Stock, the Exercise Price in effect at the time of the record date of such dividend, subdivision, combination, or reclassification shall be proportionately adjusted so that Holder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised prior to such event, Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification.

Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) In case the Corporation shall fix a record date for the issuance of rights, options, or warrants or make a distribution of shares of Common Stock to all (but not less than all) holders of its outstanding Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the market price of the shares (based on the closing price on the record date on NASDAQ or a listed securities exchange of the Corporation's Common Stock, or if no such quote is available, the shareholders equity on the date of the last financial statement divided by the total number of shares outstanding) (the "Market Price"), the Exercise Price to be in effect after such record date shall be determined by multiplying the then current Exercise Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Price and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                  (c) In case of any reorganization of the Corporation, or in case of any reclassification or change of outstanding Common Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or split-up or combination of the Common Stock), or in case of any consolidation or merger of the Company with or into another entity (other than a consolidation or merger with a subsidiary or a continuing corporation), or in case of any sale or conveyance to another entity of all or substantially all of the property of the Corporation, then, as a condition of such reorganization, reclassification, change, consolidation, merger, sale, or conveyance, the Corporation or such successor or purchasing entity, as the case may be, shall forthwith provide to Holder a supplemental warrant (the "Supplemental Warrant") which will make lawful and adequate provision whereby Holder shall have the right thereafter to receive, upon exercise of such

Supplemental Warrant, the kind and amount of shares and other securities and property which would have been received upon such reorganization, reclassification, change, consolidation, merger, sale, or conveyance by a holder of a number of shares of Common Stock equal to the number of Shares issuable upon exercise of this Warrant immediately prior to such reorganization, reclassification, change, consolidation, merger, sale, or conveyance. Such Supplemental Warrant shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, and changes of Common Stock and to successive consolidations, mergers, sales, or conveyances.

         2.  Registration Rights.

                  (a) Subject to the provisions of Paragraph 2(b), below, at any time prior to August 31, 1998, Holder may make a written demand on the Corporation for registration (a "Demand Registration") under the Securities Act of 1933, as amended (the "Act") of all or a part of the shares purchased or purchasable upon the exercise of this Warrant (the "Registrable Shares"). Holder shall be entitled to one Demand Registration only. Upon receipt of a Demand Registration, the Corporation shall take such steps as may be reasonably necessary to register such securities under the Act as promptly as possible, including the preparation and filing of a registration statement ("Registration Statement") with the Securities Exchange Commission and all necessary amendments thereto, such registration to take effect not later than sixty (60) days following the date of Holder's demand. In addition, the Corporation shall take such actions as may be necessary to register or qualify the Registrable Shares for sale in such states and jurisdictions as Holder may direct on or prior to the effective date of such Registration Statement under any local securities or "blue sky" laws. All costs or expenses incident to the registration, qualification or listing of such securities shall be paid by the Corporation, and the Corporation shall comply with all reasonable requests of Holder made in connection with the registration, qualification, listing or sale of Registrable Shares. Without the prior written consent of Holder, the Corporation shall not effect any public sale or distribution of its debt or equity securities during the ten (10)-day period prior to, or during the ninety
(90)-day period beginning on, the effective date of any Registration Statement covering any Registrable Shares which are the subject of the Demand Registration.

                  (b) Notwithstanding the foregoing, the Corporation shall be entitled to defer the filing of a Registration Statement required by Demand Registration for a period not to exceed sixty (60) days after receipt of such demand if: (i) the Corporation is contemplating an underwritten public offering of its securities and, in the judgment of the managing underwriter thereof, such filing of the Registration Statement for the Demand Registration would have a material adverse effect on the Corporation's contemplated offering;
(ii) the Corporation is in possession of material information that it deems advisable not to disclose in a Registration Statement, provided that such information is revealed to Holder and Holder agrees with the Corporation's decision not to disclose such information; or (iii) the Corporation is prohibited (pursuant to the terms of an underwriting agreement previously approved by the Holder in connection with a public offering of its securities effected within the past six (6) months) from filing such Registration Statement.

                  (c) Holder shall also have the right, at any time and from time to time until August 31, 1998, to include Registrable Shares within any Registration Statement of the Corporation filed by the Corporation covering shares of its Common Stock other than a Registration Statement filed solely with respect to any employee benefit plan of the Corporation (and provided that the form of Registration Statement is a type on which the Registrable Shares can be registered). The Corporation shall promptly give written notice to Holder of any intended registration of its Common Stock not less than forty-five (45) days prior to the anticipated effective date of the Registration Statement, and Holder shall, within fifteen (15) days of receipt thereof, notify the Corporation of the number of Registrable Shares it desires to include in the Registration Statement. Subject to the approval of the Corporation's managing underwriter, the Holder shall be entitled to include up to all of its Registrable Shares, at its election, within the first Registration Statement filed by the Corporation following the date hereof. The number of Registrable Shares which may be included by the Holder in any such Registration Statement may be restricted by the Corporation if, in the opinion of the Corporation's managing underwriter, the number of shares proposed to be sold by the Holder and by the Corporation in such offering exceeds the number of securities which can be sold in such offering. In such event, the Corporation shall include in the Registration Statement first the shares offered by the Corporation, and then to the extent approved for inclusion therein by the Corporation and its managing underwriter, that number of Registrable Shares so approved pro rata with any other shares of the Corporation's common stock, the holders of which have duly exercised registration rights of the type similar to this Paragraph 2(c). All costs or expenses, incident to the registration, qualification or listing of such securities shall be paid by the Corporation, and the Corporation shall comply with all reasonable requests of Holder made in connection with the registration, qualification, listing or sale of Registrable Shares.

                  (d) Prior to August 31, 1998, the Corporation shall not grant any registration rights superior to those provided to the Holder hereof without the prior written consent of the Holder.

         3. Arbitration. In the event that a dispute arises between the Corporation and the holder of this Warrant as to any matter relating to this Warrant, the matter shall be settled by arbitration in Los Angeles County, California in accordance with the Rules of the American Arbitration Association and the award rendered by such arbitrator(s) shall not be subject to appeal and may be entered in any federal or state court located in Los Angeles County having jurisdiction thereof, and actions or proceedings shall be brought in no other forum or venue.

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers and the corporate seal hereunto affixed effective this 31st day of October, 1995.

                                                  PDG ENVIRONMENTAL, INC.
                                                  a Delaware corporation


                                                  By
                                                     -------------------------
                                                     Its


                                                  By
                                                     -------------------------
                                                     Its

                             STOCK PURCHASE WARRANT

                RIGHT TO PURCHASE 150,000 SHARES OF COMMON STOCK
                                       OF
                            PDG ENVIRONMENTAL, INC.


         THIS CERTIFIES THAT CVD FINANCIAL CORPORATION ("Holder") is entitled to purchase, on or before September 30, 2000 One Hundred Fifty Thousand (150,000) shares of the common stock ("Common Stock") of PDG ENVIRONMENTAL, INC., a Delaware corporation (the "Corporation") upon exercise of this Warrant along with presentation of the full price. The purchase price of the common stock is equal to $0.75 per share (the "Exercise Price"). This Warrant is granted to Holder in consideration of Holder's execution and delivery of that certain Amended and Restated Loan Agreement, of even date herewith, between Holder, on the one hand, and the Corporation and PDG, INC., a Pennsylvania corporation; PROJECT DEVELOPMENT GROUP, INC., a Pennsylvania corporation; and ENVIRO-TECH ABATEMENT SERVICES CO., a North Carolina corporation, on the other hand.

                  This Warrant may be exercised in whole or in part at any time and from time to time on or before September 30, 2000, by the Holder's presentation or surrender of this Warrant to the Corporation accompanied by payment of the aggregate Exercise Price for the shares as to which it is being exercised, or a statement that the aggregate Exercise Price is being credited against amounts due or to become due to Lender under the Loan Agreement, and instructions for delivery of the certificates representing the shares purchased. In the event the Warrant is exercised in part only, the Corporation shall immediately issue and deliver to Holder a new Warrant, having the same terms and conditions as this Warrant, evidencing the right of Holder to purchase the number of shares as to which this Warrant has not been exercised.

                  1. Adjustment of Exercise Price and Number of Shares Deliverable Upon Exercise of Warrant. The Exercise Price and the number of Shares purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this paragraph.

                           (a)  In case the Corporation shall at any time after
the date of this Warrant:

                                    (i)  Pay a dividend of its shares of its
Common Stock or make a distribution in shares of its Common Stock with respect to its outstanding Common Stock;

                                    (ii)  Subdivide its outstanding shares of
Common Stock;





                                  SCHEDULE "F"

                                      (iii)   Combine its outstanding shares of
Common Stock; or

                                      (iv)    Issue any other shares of capital
stock by reclassification of its shares of Common Stock, the Exercise Price in effect at the time of the record date of such dividend, subdivision, combination, or reclassification shall be proportionately adjusted so that Holder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised prior to such event, Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification.

Such adjustment shall be made successively whenever any event listed above shall occur.

                           (b)     In case the Corporation shall fix a record
date for the issuance of rights, options, or warrants or make a distribution of shares of Common Stock to all (but not less than all) holders of its outstanding Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the market price of the shares (based on the closing price on the record date on NASDAQ or a listed securities exchange of the Corporation's Common Stock, or if no such quote is available, the shareholders equity on the date of the last financial statement divided by the total number of shares outstanding) (the "Market Price"), the Exercise Price to be in effect after such record date shall be determined by multiplying the then current Exercise Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Price and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

                           (c)     In case of any reorganization of the
Corporation, or in case of any reclassification or change of outstanding Common Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or split-up or combination of the Common Stock), or in case of any consolidation or merger of the

Company with or into another entity (other than a consolidation or merger with a subsidiary or a continuing corporation), or in case of any sale or conveyance to another entity of all or substantially all of the property of the Corporation, then, as a condition of such reorganization, reclassification, change, consolidation, merger, sale, or conveyance, the Corporation or such successor or purchasing entity, as the case may be, shall forthwith provide to Holder a supplemental warrant (the "Supplemental Warrant") which will make lawful and adequate provision whereby Holder shall have the right thereafter to receive, upon exercise of such Supplemental Warrant, the kind and amount of shares and other securities and property which would have been received upon such reorganization, reclassification, change, consolidation, merger, sale, or conveyance by a holder of a number of shares of Common Stock equal to the number of Shares issuable upon exercise of this Warrant immediately prior to such reorganization, reclassification, change, consolidation, merger, sale, or conveyance. Such Supplemental Warrant shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph. The above provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, and changes of Common Stock and to successive consolidations, mergers, sales, or conveyances.

                  2.      Registration Rights.

                          (a)     Subject to the provisions of Paragraph 2(b),
below, at any time prior to September 30, 2000 Holder may make a written demand on the Corporation for registration (a "Demand Registration") under the Securities Act of 1933, as amended (the "Act") of all or a part of the shares purchased or purchasable upon the exercise of this Warrant (the "Registrable Shares"). Holder shall be entitled to one Demand Registration only. Upon receipt of a Demand Registration, the Corporation shall take such steps as may be reasonably necessary to register such securities under the Act as promptly as possible, including the preparation and filing of a registration statement ("Registration Statement") with the Securities Exchange Commission and all necessary amendments thereto, such registration to take effect not later than sixty (60) days following the date of Holder's demand. In addition, the Corporation shall take such actions as may be necessary to register or qualify the Registerable Shares for sale in such states and jurisdictions as Holder may direct on or prior to the effective date of such Registration Statement under any local securities or "blue sky" laws. All costs or expenses incident to the registration, qualification or listing of such securities shall be paid by the Corporation, and the Corporation shall comply with all reasonable requests of Holder made in connection with the registration, qualification, listing or sale of Registrable Shares. Without the prior written consent of Holder, the Corporation shall not effect any public sale or distribution of its debt or equity securities during the ten (10)-day period prior to, or during the ninety
(90)-day period beginning on, the effective date of any Registration Statement covering any Registrable Shares which are the subject of the Demand Registration.

                           (b)     Notwithstanding the foregoing, the
Corporation shall be entitled to defer the filing of a Registration Statement required by Demand Registration for a period not to exceed sixty (60) days after receipt of such demand if: (i) the Corporation is contemplating an underwritten public offering of its securities and, in the judgment of the managing underwriter thereof, such filing of the Registration Statement for the Demand Registration would have a material adverse effect on the Corporation's contemplated offering; (ii) the Corporation is in possession of material information that it deems advisable not to disclose in a Registration Statement, provided that such information is revealed to Holder and Holder agrees with the Corporation's decision not to disclose such information; or (iii) the Corporation is prohibited (pursuant to the terms of an underwriting agreement previously approved by the Holder in connection with a public offering of its securities effected within the past six (6) months) from filing such Registration Statement.

                           (c)     Holder shall also have the right, at any time
and from time to time until September 30, 2000 to include Registrable Shares within any Registration Statement of the Corporation filed by the Corporation covering shares of its Common Stock other than a Registration Statement filed solely with respect to any employee benefit plan of the Corporation (and provided that the form of Registration Statement is a type on which the Registrable Shares can be registered). The Corporation shall promptly give written notice to Holder of any intended registration of its Common Stock not less than forty-five (45) days prior to the anticipated effective date of the Registration Statement, and Holder shall, within fifteen (15) days of receipt thereof, notify the Corporation of the number of Registrable Shares it desires to include in the Registration Statement. Subject to the approval of the Corporation's managing underwriter, the Holder shall be entitled to include up to all of its Registrable Shares, at its election, within the first Registration Statement filed by the Corporation following the date hereof. The number of Registrable Shares which may be included by the Holder in any such Registration Statement may be restricted by the Corporation if, in the opinion of the Corporation's managing underwriter, the number of shares proposed to be sold by the Holder and by the Corporation in such offering exceeds the number of securities which can be sold in such offering. In such event, the Corporation shall include in the Registration Statement first the shares offered by the Corporation, and then to the extent approved for inclusion therein by the Corporation and its managing underwriter, that number of Registrable Shares so approved pro rata with any other shares of the Corporation's common stock, the holders of which have duly exercised registration rights of the type similar to this Paragraph 2(c). All costs or expenses, incident to the registration, qualification or listing of such securities shall be paid by the Corporation, and the Corporation shall comply with all reasonable requests of Holder made in connection with the registration, qualification, listing or sale of Registrable Shares.

                           (d)     Prior to September 30, 2000 the Corporation
shall not grant any registration rights superior to those provided to the Holder hereof without the prior written consent of the Holder.

                  3. Arbitration. In the event that a dispute arises between the Corporation and the holder of this Warrant as to any matter relating to this Warrant, the matter shall be settled by arbitration in Los Angeles County, California in accordance with the Rules of the American Arbitration Association and the award rendered by such arbitrator(s) shall not be subject to appeal and may be entered in any federal or state court located in Los Angeles County having jurisdiction thereof, and actions or proceedings shall be brought in no other forum or venue.

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers effective as of the 31st day of October, 1995.

                                        PDG ENVIRONMENTAL, INC.
                                        a Delaware corporation


                                         By:
                                            ---------------------------
                                        Its:
                                            ---------------------------

                                         By:
                                            ---------------------------
                                        Its:
                                            ---------------------------

                            REMEDIATION CERTIFICATE

                                                      __________________, 199___

CVD Financial Corporation
400 Burrard Street, Suite 1250
Vancouver, British Columbia V6C 3A6

Attention: Mr. Roy Zanatta

         Re: PDG Remediation, Inc. Certification

Gentlemen:

        This letter is delivered to you pursuant to the provisions of paragraph 2(g)(i) of that certain Amended and Restated Loan Agreement, dated October 31, 1995, between CVD Financial Corporation ("Lender") and PDG Environmental, Inc., PDG, Inc., Project Development Group, and Enviro-Tech Abatement Services Co., and John and Eleanor Regan (the "Loan Agreement").

        The undersigned hereby certifies that to the best of the undersigned's knowledge no event has occurred with respect to PDG Remediation, Inc. that would or could result in the default in payment beyond any applicable cure period or acceleration of the maturity of any indebtedness of PDG Remediation, Inc. aggregating $200,000 owing to any person or persons or any other material default by PDG Remediation, Inc. with respect to any agreement for borrowed money, guarantee, suretyship or similar agreement.

                                                Very truly yours,


                                                ________________________________
                                                President, PDG Remediation, Inc.


                                  SCHEDULE "I"

                LIST OF SUBSIDIARIES, INVESTMENTS AND AFFILIATES

PDG Remediation, Inc.
PDG Environmental Services, Inc.
Geo Holding Company
PDG of Delaware, Inc.
GeoLogic Recovery Systems
John C. Regan

                                  SCHEDULE "J"

                          BORROWING BASE CERTIFICATE

                               ___________, 1995

CVD Financial Corporation
400 Burrard Street, Suite 1250
Vancouver, British Columbia V6C 3A6
CANADA

Attention: Roy Zanatta

Gentlemen:

        This Certificate is submitted in compliance with the requirements of that certain Amended and Restated Loan Agreement (the "Loan Agreement") dated October 31, 1995, between PDG ENVIRONMENTAL, INC., a Delaware corporation; PDG, INC., a Pennsylvania corporation; PROJECT DEVELOPMENT GROUP, INC., a Pennsylvania corporation; and ENVIRO-TECH ABATEMENT SERVICES CO., a North Carolina corporation (collectively the "Borrowers"), and CVD FINANCIAL CORPORATION (the "Lender"). Unless otherwise defined herein, all words appearing with initial capital letters will have the meanings defined in the Loan Agreement. The undersigned certifies that: (a) no Event of Default has occurred or is continuing; (b) all representations and warranties contained in the Loan Documents are true and correct on this date; and (c) the facts and information provided herein are true and correct. Attached hereto as Schedule "1" is a true and correct list of all Eligible Accounts showing the aging of each Account.

        The value of the Eligible Accounts is correctly computed as follows:

                                 REVOLVING LOAN
                                    ACCOUNTS

Total Accounts                                                  $_____________

Less Ineligible Accounts (as defined in
        the Loan Agreement)                  ($_____________)

Total Eligible Accounts                                         $_____________


                                  SCHEDULE "K"

                               BORROWING BASE

85% of Total Eligible Accounts                                   $______________


Total Borrowing Base                                              ______________


                              AVAILABLE BALANCE


Borrowing Base or $2,419,993.71 less prepayments
        per Loan Agreement = Available Balance                   $______________


                                       PDG ENVIRONMENTAL, INC.,
                                       a Delaware corporation


                                        By:_____________________________________

                                       Its:_____________________________________

                                  SCHEDULE "1"

                               ELIGIBLE ACCOUNTS

                         FORM OF COMPLIANCE CERTIFICATE


                               ____________, 1995


CVD Financial Corporation
400 Burrard Street, Suite 1250
Vancouver, British Columbia V6C 3A6
CANADA

Attention: Roy Zanatta

             Re: Compliance Certificate: CVD Financial Corporation

Gentlemen:

        In accordance with the terms of the Loan Agreement, dated March 23, 1994, between PDG ENVIRONMENTAL, INC., a Delaware corporation; PDG, INC., a Pennsylvania corporation; PROJECT DEVELOPMENT GROUP, INC., a Pennsylvania corporation; and ENVIRO-TECH ABATEMENT SERVICES CO., a North Carolina corporation (each a "Borrower" and collectively the "Borrowers"), the undersigned hereby certifies as follows:

        1. No Default. No Event of Default (as defined in the Loan Agreement) has occurred.

        2. Financial Statements. The attached financial statements for the dates and periods specified therein have been prepared in accordance with generally accepted accounting principles and fairly and accurately represent the results of operations and financial condition of the Borrowers as of the dates set forth therein.

                                Very truly yours,

                                PDG ENVIRONMENTAL, INC.


                                 By: _______________________________________

                                Its: _______________________________________


                                  SCHEDULE "L"

                               GUARANTY AGREEMENT


        THIS GUARANTY AGREEMENT ("Agreement") is made as of the 31st day of October, 1995 by JOHN REGAN and ELEANOR REGAN (the "Guarantors"), having a notice address at 482 Hillside Avenue, Monroeville, Pennsylvania 14156, in favor of CVD FINANCIAL CORPORATION, its successors and assigns (the "Lender"), having a notice address at Suite 1290 Burrard Street, Vancouver, British Columbia V6C 3A6, Canada.

                                  WITNESSETH:

        WHEREAS, concurrent with the execution of this Agreement, the Lender has entered into an Amended and Restated Loan Agreement, dated as of October 31, 1995, with PDG ENVIRONMENTAL, INC., a Delaware corporation; PDG, INC., a Pennsylvania Corporation; PROJECT DEVELOPMENT GROUP, INC., a Pennsylvania corporation; and ENVIRO-TECH ABATEMENT SERVICES CO., a North Carolina corporation (collectively the "Borrower"); and Guarantors (the "Loan Agreement"), which Loan Agreement amends and restates the existing Loan Agreements and Loan Documents described in the Loan Agreement governing the Integra Loans and the PDGE Loans (as defined in the Loan Agreement); and

        WHEREAS, the foregoing loans, as amended and restated, are now represented by a Revolving Loan and Term Loan (the "Loans") as provided under the Loan Agreement and are secured by certain security interests described in the Loan Agreement and the Loan Documents (as defined therein); and

        WHEREAS, each of the Guarantors has previously delivered to the Lender in connection with the PDGE Loans a separate Guaranty Agreement, dated
March 23, 1994, and has delivered to Lender's predecessor(s)-in-interest under the Integra Loans, a Suretyship Agreement dated November 5, 1991, as amended, respecting the Integra Loans (respectively, the "Guaranty Agreements" and "Suretyship Agreements"); and

        WHEREAS, this Agreement is executed by the Guarantors and delivered to Lender to induce Lender to enter into the Loan Agreement and in satisfaction of a material condition precedent to the execution and delivery of such Loan Agreement by the Lender, and is intended to amend and restate, in their entirety, the prior Guaranty Agreements and Suretyship Agreements.

        NOW, THEREFORE, in consideration of the Loan by the Lender to the Borrower, the benefits to be derived by the Guarantors therefrom and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantors, it is agreed as follows:


                                  SCHEDULE "M"

         1. The Guarantors jointly and severally guarantee to the Lender the absolute, complete and punctual performance of the agreements of the Borrower contained in the Loan Documents, including, without implied limitation, the payment of all principal, interest, attorneys' fees, expenses of collection and other sums now or hereafter owing by the Borrower to the Lender thereunder and all other sums which may become owing by the Borrower to the Lender for any reasons or by any cause whatsoever at any time in the future. The obligation of the Guarantors hereunder is an absolute, unlimited, unconditional and continuing guaranty of payment and performance by the Borrower, which shall remain effective during the term of the Loan Agreement or any of the Loan Documents, and shall relate to any liability or obligation of the Borrower whatsoever to the Lender, including those which arise under successive transactions, until this Agreement has been expressly terminated. Such termination shall be applicable only to transactions having their inception after the effective date of termination and shall not affect any rights or obligations arising out of the Loan Documents or any other transactions having their inception prior to such date even if subsequent to such termination such obligations are modified, renewed, compromised, extended or otherwise amended in any way whatsoever. This Agreement shall not apply to any obligation created after actual receipt by the Lender of written notice of termination of this Agreement as to future transactions.

         2. The Guarantors agree that the Guarantors' liability hereunder will not be released, reduced, impaired or affected by the occurrence of any one or more of the following events: (a) the Lender's obtaining collateral from the Borrower or any other person to secure payment or performance under the Loan Documents; (b) the assumption of liability by any other person (whether as guarantor or otherwise) for payment or performance under the Loan Documents;
(c) the release, surrender, exchange, loss, termination, waiver or other discharge of any of the collateral securing payment or performance under the Loan Documents; (d) the subordination, relinquishment or discharge of the Lender's rights relating to the Loan Documents or any of the collateral described therein; (e) the full or partial release from liability of the Borrower or any other guarantor of any obligation of the Borrower to the Lender or any other person now or hereafter liable for payment or performance under the Loan Documents; (f) the death, insolvency, bankruptcy, reorganization, disability, discharge, waiver or other exoneration of the Borrower or any other guarantor of any obligation of the Borrower to the Lender or any other person now or hereafter liable for payment or performance under the Loan Documents;
(g) the extension, renewal, rearrangement, increase, consolidation, modification or substitution from time to time of the Loans or of the terms of any one or more of the Loan Documents; (h) the failure, delay, waiver or refusal by the Lender to exercise any right or remedy held by the Lender under the Loan Documents; (i) the sale, encumbrance, transfer or other modification of the ownership of the Borrower or the Borrower's assets or a change in the financial condition or management of the Borrower; (j) the invalidity, unenforceability or insufficiency of any one or more of the Loan Documents or any of the collateral securing payment or performance thereunder; or (k) the failure of the Guarantors to receive notice of any one or more of the foregoing actions or events.

        3. The Lender may, at the option of the Lender, proceed to enforce this Agreement directly against the Guarantors, or any of them, without first proceeding against the Borrower, any other guarantor, or any other person liable for payment or performance under the Loan Documents and without first proceeding against or exhausting any collateral now or hereafter held by the Lender to secure payment or performance under the Loan Documents, and the Guarantors waive any and all rights that they may have to require the Lender to take any such action as a condition to enforcement of this Agreement.

        4. The Guarantors waive diligence, presentment, protest, notice of dishonor, demand for payment, notice of nonpayment or nonperformance, notice of acceptance of this Agreement and all other notices of any nature in connection with the exercise of the Lender's rights under the Loan Documents or this Agreement. Performance by the Guarantors hereunder will not entitle the Guarantors to any payment by the Borrower or any other guarantors of the obligations of the Borrower under the Loan Documents by reason of any claim for contribution, indemnification, subrogation or otherwise. The Guarantors waive all rights to setoffs and counterclaims against the Lender and agrees that any rights which the Guarantors might now or hereafter hold against the Borrower and any other Guarantor of the obligations of the Borrower under the Loan Documents will be subordinate, junior and inferior to all rights which the Lender might now or hereafter hold against the Borrower and any other guarantor of the obligations of the Borrower under the Loan Documents. Without in any way limiting the foregoing, Guarantors hereby waive any defenses arising by reason of any claim based upon an election of remedies by the Lender which, in any manner impairs, affects, reduces, releases, destroys and/or extinguishes the Guarantors' subrogation rights, rights to proceed against the Borrower for reimbursement and/or any other rights of the Guarantors to proceed against the Borrower, against any other guarantor or against any other person or security, including without implied limitation, any defense based upon: (a) an election of remedies by the Lender under the provisions of Sections 580d and/or 726 of the California Code of Civil Procedure, and/or any similar law of California or of any other jurisdiction whereby the Lender's election to foreclose under a power of sale or otherwise without judicial proceedings with respect to real property may eliminate the subrogation rights that the Guarantors would otherwise have to seek to recover from the Borrower any sums paid to the Lender on account of the obligations guaranteed; or (b) a claim that the Lender has failed to proceed in a commercially reasonable manner in connection with the Lender's foreclosure upon any security.

        5. The Guarantors agree that in any action brought to enforce this Agreement, the Guarantors will pay to the Lender the reasonable attorneys' fees, court costs and other litigation expenses incurred by the Lender unless the court before which such enforcement action is brought makes a final determination that Guarantors is the prevailing party in such action.

        6. Nothing herein contained will limit the Lender in exercising any rights held under any one or more of the Loan Documents. On the occurrence of any event of default under the Loan Documents or this Agreement, the Lender will be entitled to selectively and successively enforce any one or more of the rights held by the Lender and such action will not be deemed a waiver of any other right held by the Lender. All of the remedies of the Lender under this Agreement and the Loan Documents are cumulative and not alternative. If the Lender elects to foreclose any lien created by the Loan Documents, the Lender is authorized to purchase for the account of the Lender all or any part of the collateral covered by such lien at public or private sale and to credit the amount recovered first against any portion of the Loan for which the Guarantors are determined not to be liable with any balance remaining to be applied in reduction of the liability of the Guarantors hereunder.

        7. The obligations of the Guarantors under this Agreement will continue to be effective or be reinstated, as the case might be, if at any time any payment from the Borrower of any sum due to the Lender is rescinded or must otherwise be restored or returned by the Lender on the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Borrower or any part of Borrower's property or otherwise. If an event permitting the acceleration of the maturity of the Loan has occurred and is continuing and such acceleration is at such time prevented by reason of the pendency against the Borrower of a proceeding under any bankruptcy or insolvency law, the Guarantors agree that, for the purposes of this Agreement and the obligations of the Guarantors under this Agreement, the maturity of the Loan will be deemed to have been accelerated with the same effect as if the Lender had accelerated the same in accordance with the terms of the Loan Documents and the Guarantors will immediately pay the unpaid balance of the Loan.

        8. No payment by the Guarantors to the Lender pursuant to the provisions of this Agreement will entitle the Guarantors (by subrogation to the rights of the Lender in respect of which such payment is made or otherwise) to any payment by the Borrower or out of the property of the Borrower, except after indefeasible payment in full of all amounts and obligations owing to the Lender by the Borrower and all other guarantors of the obligations of the Borrower under the Loan Documents.

        9.      The Guarantors agree to furnish to the Lender within forty-five
(45) days after the end of each calendar year, in such detail as the Lender might reasonably request, a statement of assets and liabilities (both direct and contingent) and of the source and amount of the annual income of Guarantors as of December 31 of the preceding calendar year certified to be accurate by the Guarantors.

        10. This Agreement has been negotiated, executed and delivered in the State of California, and is intended to be construed in accordance with the laws of the State of California.

        11. THE GUARANTORS HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES THERETO OR ANY OF THEM

WITH RESPECT TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE GUARANTORS HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PERSON MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE GUARANTORS TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                12. Guarantors are presently informed of the financial condition of the Borrower and of all other circumstances which a diligent inquiry would reveal and which would bear upon the risk of non-payment of any obligation owing or which may become owing by the Borrower to the Lender. Guarantors hereby covenant that Guarantors will continue to keep themselves informed of the Borrower's financial condition, the status of other guarantors, if any, and of all other circumstances which bear upon the risk of non-payment. Guarantors hereby waive their rights, if any, to require the Lender to disclose to him any information which the Lender may now or hereafter acquire concerning such conditions or circumstances, including, but not limited to the release of or the revocation of any guaranty by any other guarantor.

                13. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect or application for any reason, such invalidity, illegality or unenforceability will not affect any other provisions herein contained and such other provisions will remain in full force and effect. This Agreement will be binding on the Guarantors and all heirs, personal representatives, successors and assigns of the Guarantors and will inure to the benefit of the Lender and all successors and assigns of the Lender. The Guarantors consent to the assignment of all or any portion of the rights of the Lender hereunder in connection with any assignment of all or any portion of the rights of the Lender under the Loan Documents without notice to the Guarantors. This Agreement cannot be amended except by an agreement in writing signed by the Guarantors and the Lender.

                14. This Agreement and the liability of Guarantors hereunder shall be unlimited in amount.

                IN WITNESS WHEREOF, the Guarantors have duly executed this Agreement effective the date first above written.


                                        _______________________________
                                        JOHN REGAN

                                        _______________________________
                                        ELEANOR REGAN

                                  EXHIBIT "N"

                           Permitted Title Exceptions

                              AMENDED AND RESTATED
                               SECURITY AGREEMENT


         THIS AGREEMENT is made effective this 31st day of October, 1995, by PDG ENVIRONMENTAL, INC., a Delaware corporation; PDG, INC., a Pennsylvania corporation; PROJECT DEVELOPMENT GROUP, INC., a Pennsylvania corporation; and ENVIRO-TECH ABATEMENT SERVICES CO., a North Carolina corporation (individually, the "Borrower" and collectively, the "Borrowers"), having an address for the purpose of notice of 300 Oxford Drive, Monroeville, Pennsylvania 15146, in favor of CVD FINANCIAL CORPORATION, a Delaware corporation (the "Lender"), Suite 1290 Burrard Street, Vancouver, British Columbia V6C 3A6, Canada, in connection with that certain Amended and Restated Loan Agreement, of even date herewith, between the Borrowers and the Lender (the "Loan Agreement").

                                  WITNESSETH:

         WHEREAS, concurrent with the execution of this Agreement, the Lender has entered into an Amended and Restated Loan Agreement, dated as of October 31, 1995, with PDG ENVIRONMENTAL, INC., a Delaware corporation; PDG, INC., a Pennsylvania corporation; PROJECT DEVELOPMENT GROUP, INC., a Pennsylvania corporation; and ENVIRO-TECH ABATEMENT SERVICES CO., a North Carolina corporation; and John and Eleanor Regan (the "Loan Agreement"), which Loan Agreement amends and restates the existing Loan Agreements and Loan Documents described in the Loan Agreement governing the Integra Loans and the PDGE Loans (as defined in the Loan Agreement); and


         WHEREAS, the foregoing loans, as amended and restated, are now represented by a Revolving Loan and Term Loan (the "Loans") as provided under the Loan Agreement and are secured by certain security interests described in the Loan Agreement and the Loan Documents (as defined therein); and


         WHEREAS, each of the Borrowers has previously delivered to the Lender in connection with the PDGE Loans a Security Agreement, dated March 23, 1994, and has delivered to Lender's predecessor(s)-in-interest under the Integra Loans, a Security Agreement dated November 5, 1991, as amended, respecting the Integra Loans (the "Security Agreement"); and


         WHEREAS, this Agreement is intended to amend, restate and supersede, in their entirety, the existing Security Agreements.


         NOW, THEREFORE, in consideration of the Loan by the Lender to the Borrower, the benefits to be derived by the Guarantors therefrom and other good and


                                  SCHEDULE "O"
valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantors, it is agreed as follows:

         1. Security Interest. In consideration of extensions of credit by the Lender to the Borrowers, the receipt of which is hereby acknowledged, the Borrowers hereby grant to the Lender a security interest in all of the Borrowers right, title and interest in and to the following property (the "Collateral"):

                  (a) All of the Borrowers' inventory, including, without limitation: (i) all raw material, goods and work in process, parts, components, assemblies, supplies and materials (including, without limitation, wrapping, advertising, packaging and shipping materials), used or consumed in the Borrowers' business; (ii) all goods, wares and merchandise, finished or unfinished, held for sale or leased or furnished to be furnished under contracts of service or used or consumed by the Borrowers' business; (iii) all goods returned to, repossessed or stopped in transit by or on behalf of the Borrowers; and (iv) all rights of reclamation and stoppage in transit and rights of an unpaid seller of merchandise or services (all of the foregoing collectively being referred to as "Inventory");

                  (b) All of the Borrowers' accounts and accounts receivable (including, without limitation, all rights to payment for goods sold or leased or for services rendered which are not evidenced by an instrument or chattel paper), instruments, documents, contracts, securities, credits, documents, letters of credit, chattel paper, notes, bills, drafts, acceptances, chooses in action and causes of action (whether arising in contract, tort as otherwise and whether or not currently in litigation) and all other debts, obligations and liabilities in whatever form owing to the Borrowers' documents of title, warehouse receipts, leases, investment accounts, deposit accounts, cash, money, contract rights, dividends, distributions, judgements, covenants, licenses, franchises, warranties, indemnities, partnership and joint venture interests and other rights, including all rights to the payment of money (all of the foregoing collectively being referred to as "Accounts");

                  (c) All of the Borrowers' machinery, equipment, supplies, furnishings, tools, tooling, jigs, dies, fixtures, manufacturing implements, motor vehicles and trailers and all other personal property (all of the foregoing collectively being referred to as "Equipment"); and

                  (d) All of the Borrowers' patents, patent applications, trademarks, service marks, trade names and the good will associated therewith, trademark applications, technical knowledge and processes, blue prints, technical specifications, copyrights, copyright applications, trade secrets, and all other general intangibles, including, without limitation, customer lists, computer programs, computer records and discs, computer data, software, intellectual property, tax refunds, tax refund claims, and all letters of credit, guarantees, claims, security interests or other security held by or granted to the Borrowers to secure payment due to the Borrowers, and all embodiments of any of the foregoing (all of the foregoing collectively being referred to as "General Intangibles").

                  The Collateral includes all items described above in this Paragraph 1, whether now owned or hereafter at any time acquired by any Borrower and wherever located, and includes all replacements, additions, accessions, substitutions, repairs, guaranties and securities therefor, proceeds and products relating thereto or therefrom, and all documents, records, ledger sheets and files of any Borrower relating thereto. Proceeds hereunder include:
(i) whatever is now or hereafter received by any Borrower, in whatever form, upon the sale, exchange, collection or other disposition of any item of Collateral, whether such proceeds constitute Inventory, Accounts, General Intangibles or Equipment; (ii) any such items which are now or hereafter acquired by any Borrower with any proceeds of the Collateral; and (iii) any insurance now or hereafter payable by reason of loss or damage to any item of Collateral or any proceeds hereof, and all unearned refund premiums and dividends which may become payable under such policies of insurance and loss payments under such policies, which shall reduce the unearned premiums.

         2. Indebtedness. This Agreement and the liens and security interests granted herein are given to secure payment and performance of:

                  (a) The indebtedness (the "Revolving Loan") evidenced by a certain note (the "Revolving Note") of even date herewith in the principal amount of $2,419,993.71 executed by the Borrowers and payable to the Lender under the Loan Agreement, together with all interest thereon;

                  (b) The indebtedness (the "Term Loan") evidenced by a certain note (the "Term Note") of even date herewith in the principal amount of $559,990.57 executed by the Borrowers and payable to the Lender under the Loan Agreement, together with all interest thereon;

                  (c) The performance of all other obligations of the Borrowers under the Loan Agreement and Loan Documents (as defined in the Loan Agreement);

                  (d) All expenditures by the Lender for the maintenance or protection of the Collateral;

                  (e) All costs and expenses incurred by the Lender for the collection of the Revolving Loan or the Term Loan, the enforcement of the rights of the Lender under this Agreement, the Revolving Note or the Term Note, the Loan Agreement and all other Loan Documents; and

                  (f) All extensions, renewals, increases, consolidations, modifications and substitutions of the Loan Documents.

         3. Borrowers' Agreements. Until payment in full of the Revolving Loan and the Term Loan, unless the Lender otherwise consents in writing:

                  (a)      Collateral. The Borrowers agree:

                           (i) To do all acts that may be necessary to
maintain, preserve and protect the Collateral;

                           (ii) Not to use or permit any Collateral to be used
unlawfully or in violation of any provision of the Loan Documents or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

                           (iii) To pay promptly when due all taxes,
assessments, charges, encumbrances and liens now or hereafter imposed on or affecting any Collateral;

                           (iv) To procure, execute and deliver from time to
time any endorsements, assignments, financing statements and other writings deemed necessary or appropriate by the Lender to perfect, maintain and protect the security interest hereunder and the priority thereof and to deliver promptly to the Lender all originals of the Collateral consisting of chattel paper or instruments;

                           (v) To appear in and defend any action or proceeding
which may affect any Borrower's title to or the Lender's interest in the Collateral;

                           (vi) If the Lender gives value to enable the
Borrowers to acquire rights in or the use of any Collateral, to use such value for such purpose;

                           (vii) To keep separate, accurate and complete
records of the Collateral and to provide the Lender with such records and such other reports and information relating to the Collateral as the Lender might reasonably request from time to time;

                           (viii) Not to surrender or lose possession of, sell,
encumber, lease, rent or otherwise dispose of or transfer any Collateral or right or interest therein, and to keep the Collateral free of all levies and security interests or other liens or charges except those approved in writing by the Lender;

                           (ix) To account fully for and promptly deliver to
the Lender, in the form received, all proceeds of the Collateral received, endorsed to the Lender as appropriate, and until so delivered all proceeds will be held by the Borrowers in trust for the Lender, separate from all other property of the Borrowers and identified as the property of the Lender;

                           (x) To keep the Collateral in good condition and
repair;

                           (xi)    Not to cause or permit any waste or unusual
or unreasonable depreciation of the Collateral;

                           (xii)   At any reasonable time, on demand by the
Lender, to exhibit to and allow inspection of the Collateral or to assemble the Collateral for delivery to the Lender or persons designated by the Lender;

                           (xiii)  To keep the Collateral and the records
concerning the Collateral at the location(s) set forth in Exhibit "A" and not to remove the Collateral from such location(s) without the prior written consent of the Lender (except for motor vehicles and other equipment as utilized in the ordinary course of business) and to give the Lender thirty (30) days' prior written notice of any change in any Borrower's places of business or trade name(s) or style(s) set forth in Exhibit "A";

                           (xiv)   To comply with all laws, regulations and
ordinances relating to the possession, operation, maintenance and control of the Collateral;

                           (xv)    To insure the Collateral, with the Lender
named as loss payee, in form and amounts, with companies, and against risks and liabilities satisfactory to the Lender, and hereby assigns the policies to the Lender, agrees to deliver them to the Lender at the Lender's request, and agrees that the Lender may make any claim thereunder, cancel the insurance on default by the Borrowers, collect and receive payment of and endorse any instrument in payment of loss or return premium or other refund or return, and apply such amounts received, at the Lender's election, to replacement of Collateral or to payment of the Revolving Loan and Term Loan;

                            (xvi)  Borrowers acknowledge and agree that all of
the Collateral is and will remain personal property, notwithstanding the manner of its annexation to any real property and its adaptability to the uses and purposes for which any such real property is now or may hereafter be used, and no present or future real property lease entered into by any Borrower as lessee will grant the lessor therein any rights to the Collateral or prohibit its removal, whether or not any Borrower is in default under the lease, and Borrowers, upon Lender's request, will deliver to Lender such waivers and consents from any such lessor and from any encumbrancer of any real property on which any Collateral may be located as Lender may request; and

                             (xvii) Lock Box.  At Lender's request, upon
occurrence of any Event of Default as defined under the Loan Agreement or under any of the Loan Documents, which is not cured to the satisfaction of Lender within any applicable cure period, the Borrowers shall maintain in effect at all times with such bank or other financial institution as may be designated by Lender, a lock box account or accounts wherein all checks, drafts, cash and other remittances to the Borrowers, in payment of their Accounts and other Collateral, shall be deposited immediately for or in trust for the Lender until repayment in full of all sums due from the Borrowers to Lender. Without in any way limiting the foregoing, the Borrowers agree that:

                                    (A)  The Borrowers and Lender shall be the
only parties entitled to receive any payments from any Account debtor respecting all accounts.

                                    (B)  Upon demand by Lender, the Borrowers
hereby agree that all proceeds of the Accounts and other Collateral which may be received by any Borrower shall be delivered, transferred, assigned and endorsed in the exact form they are received, or as otherwise directed by the Lender, and shall not be deposited or commingled with any other assets of any Borrower. In the event a Borrower receives any payments it was unauthorized to receive, they shall be held in trust for Lender and shall be delivered to Lender or its designated bank or financial institution in the exact form received except for any endorsement of the Borrower where necessary to permit collection, which the Borrowers hereby agree to make.

                                    (C)  The Borrowers further agree to
immediately notify the account debtors under the Accounts and other Collateral to make payments of all sums due, at Lender's option, directly to the Lender or to the lock box account at such address as may be directed by Lender, and to indicate on all invoices to such account debtors that all payments are to be made directly to the Lender or to the lock box. The Borrowers shall provide Lender with copies of any such notices concurrent with the delivery thereof to the account debtors, and of all invoices sent after the date Lender gives notice of its intention to implement these lock box provisions. Any lock box maintained may, at Lender's option, be maintained in the name of any one or more Borrowers but Lender shall have the sole access to such lock box.

                                    (D)  The Borrowers hereby jointly,
severally and irrevocably appoint the Lender the attorney-in-fact of each and all of them to do (but the Lender shall not be obligated to and will not incur any liability to any third party for any failure so to do) any act which any Borrower is obligated by any Loan Document of any kind to do, including without implied limitation, the collection, endorsement and receipt of all payments or proceeds payable on or on account of the Accounts or the delivery of any notices, including any notices to account debtors.

                                    (E)  The foregoing lock box and collection
provisions may be implemented by Lender in its sole and absolute discretion upon its determination that an Event of Default has occurred and has not been cured, and Lender shall not have any liability of any kind to any Borrower or any other person in the event Lender has incorrectly determined that an Event of Default exists, it being understood that the parties acknowledge that Lender has, as of the date hereof, the sole, absolute and unrestricted right to currently impose such lock box requirements upon the Borrowers or to directly collect all Accounts by reason of the current Events of Default respecting the Loans listed on Schedule "A" to the Loan Agreement.

                  (b) Actions By Lender. The Borrowers hereby irrevocably appoint the Lender as the Borrowers' attorney-in-fact to do (but the Lender will not be obligated to and will incur no liability to the Borrowers or any third party for failure so to do) any act which the Borrowers are obligated by this Agreement to do, and to exercise such rights and powers as the Borrowers might exercise with respect to the Collateral, including, without implied limitation, the right to:

                           (i)  Collect by legal proceedings or otherwise and
endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral;

                           (ii)  Enter into any extension, reorganization,
deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral;

                           (iii)  Insure, process and preserve the Collateral;

                           (iv)  Transfer the Collateral to the Lender's own or
the Lender's nominee's name; and

                           (v)  Make any compromise or settlement and take any
action the Lender deems advisable with respect to the Collateral. The appointment of the Lender as the Borrowers' attorney-in-fact will not impose on the Lender any duty to take any action on behalf of the Borrowers or establish any fiduciary obligation owing by the Lender to the Borrowers. The Borrowers agree to reimburse the Lender on demand for any costs and expenses, including, without implied limitation, attorneys' fees the Lender might incur while acting as the Borrowers' attorney-in-fact hereunder, all of which costs and expenses are included in the indebtedness hereby secured. It is agreed that such care as the Lender gives to the safekeeping of the Lender's own property of like kind will constitute reasonable care of the Collateral when in the Lender's possession; provided, however, the Lender will not be required to make any presentment, demand or protest, or give any notice and need not take any action or preserve any rights against any prior party or any other person in connection with the indebtedness hereby secured or with respect to the Collateral.

         4. Filing Information. The Borrowers represent and warrant to the Lender that the principal place of business of each Borrower, all other business locations, trade names and trade styles of such Borrowers, the location of the Collateral, and the Borrower's location of books and records concerning the Collateral are as set forth in Exhibit "A."

         5. Remedies. On the occurrence of any Event of Default which is not cured to the satisfaction of Lender within any applicable cure period, the Lender may, without demand for performance or any other demand, advertisement or notice of any kind (except the notice specified below of the time and place of public or private sale) to the Borrowers or to any other person (all of which are hereby expressly waived), forthwith foreclose the security interest covering the Collateral or any part thereof and sell or otherwise dispose of and deliver the Collateral or any part thereof or interest therein, in one or more parts at public or private sale or sales, or at the Lender's offices or elsewhere, at such prices and on such terms as the Lender deems best, with the Lender or any purchaser to have the right to purchase the whole or any part of the Collateral free of any right or equity of redemption in the Borrowers, which right or equity is hereby expressly, waived and relinquished. The proceeds of any such disposition or other action by the Lender will be applied as follows:

                  (a) First, to the costs and expenses reasonably incurred in connection with the retaking and sale of any of the Collateral or to the care or safekeeping of any of the Collateral or in any way relating to the exercise of the rights of the Lender under this Agreement, including reasonable attorneys' fees and expenses;

                  (b) Second, to the payment of the Revolving Loan and the Term Loan or prior secured indebtedness of Borrowers in such order as Lender may elect;

                  (c) Third, to the payment of any other amounts required by applicable law including, without implied limitation, Section 9-504(1)(c) of the California Commercial Code; and

                  (d) Fourth, to the Borrowers to the extent of any surplus proceeds. The Lender will give at least ten (10) days' notice of the time and place of any public sale or the time after which a private sale may take place, which notice the Borrowers agree is reasonable. The Lender's rights and remedies described in this Agreement are in addition to those possessed by the Lender pursuant to the California Commercial Code and other applicable laws of the State of California. All rights and remedies of the Lender will be cumulative and may be exercised successively or concurrently without impairing the Lender's interest in the Collateral.

        6.      Miscellaneous.  It is further agreed as follows:

                (a) Time. Time is the essence of each provision of this Agreement.

                (b) Notices. Any notice, demand or communication required or permitted to be given by any provision of this Agreement will be in writing and will be deemed to have been given when delivered personally or by telefacsimile, receipt confirmed, to the party designated to receive such notice, or on the date following the day sent by overnight courier or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the addresses stated in this Agreement or to such other or additional addresses as either party might designate by written notice to the other party. Notice to any Borrower at the address set forth on the first page of this Agreement shall be deemed, for all purposes, to constitute notice to all Borrowers.

                (c) Cumulative Remedies. No failure on the part of the Lender to exercise, and no delay in exercising any right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise by the Lender of any right under this Agreement preclude any other or further right of exercise thereof or the exercise of any other right.

                (d) Amendment. Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

                (e) Severability. The provisions of this Agreement are severable, and if any clause or provision is held invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein will not be in any way affected or impaired thereby.

                (f) Assignment. This Agreement cannot be assigned by the Borrowers in whole or in part without the prior written consent of the Lender.

                (g) Binding Effect. This Agreement will be binding on and will inure to the benefit of the Borrowers, the Lender and their respective successors and permitted assigns.

                (h) JURY WAIVER. THE BORROWERS HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS DESCRIBED HEREIN OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR

RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES THERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE BORROWERS HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PERSON MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE BORROWERS TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Security Agreement effective the date first above written.

Borrowers:                      PDG ENVIRONMENTAL, INC.,
                                A DELAWARE CORPORATION


                                By :
                                    ----------------------------------------
                                Its:
                                    ----------------------------------------


                                By :
                                    ----------------------------------------
                                Its:
                                    ----------------------------------------

                                PDG, INC.
                                A PENNSYLVANIA CORPORATION


                                By :
                                    ----------------------------------------
                                Its:
                                    ----------------------------------------

                                PROJECT DEVELOPMENT GROUP, INC.,

                                        A PENNSYLVANIA CORPORATION


                                        By :
                                            ---------------------------------

                                        Its:
                                            ---------------------------------


                                        By :
                                            ---------------------------------

                                        Its:
                                            ---------------------------------


                                        ENVIRO-TECH ABATEMENT SERVICES CO.
                                        A NORTH CAROLINA CORPORATION


                                        By :
                                           ----------------------------------

                                        Its:
                                            ---------------------------------


                                        By :
                                            ---------------------------------

                                        Its:
                                            ---------------------------------

                                  EXHIBIT "A"


Name of Borrower:                       ______________________________________

Trade Name(s):                          ______________________________________

Business Locations:                     ______________________________________
                                        ______________________________________
                                        ______________________________________
                                        ______________________________________

Location of Collateral and
 Books and Records                      ______________________________________
                                        ______________________________________

                                     * * *

Name of Borrower:                       ______________________________________

Trade Name(s):                          ______________________________________

Business Locations:                     ______________________________________
                                        ______________________________________
                                        ______________________________________
                                        ______________________________________

Location of Collateral and
 Books and Records                      ______________________________________
                                        ______________________________________

                                     * * *

Name of Borrower:                       ______________________________________

Trade Name(s):                          ______________________________________

Business Locations:                     ______________________________________
                                        ______________________________________
                                        ______________________________________
                                        ______________________________________

Location of Collateral and
 Books and Records                      ______________________________________
                                        ______________________________________

                                     * * *

Name of Borrower:                       ______________________________________

Trade Name(s):                          ______________________________________

Business Locations:                     ______________________________________
                                        ______________________________________
                                        ______________________________________
                                        ______________________________________

Location of Collateral and
  Books and Records                     ______________________________________
                                        ______________________________________